                                                                EXHIBIT 99.17(b)

[LOGO] BLACKROCK
           FUNDS


[GRAPHIC]

NOT FDIC-  May lose value
INSURED    No bank guarantee

                                 Bond Portfolios
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                                 INVESTOR SHARES

BlackRock Funds(SM)is a mutual fund family with 36 investment portfolios, 15 of which are described in this prospectus. BlackRock Funds are sold principally through licensed investment professionals.

PROSPECTUS

January 28, 2000

[LOGO OF BLACKROCK FUNDS APPEARS HERE]

The securities described in this prospectus have been registered with the Securities and Exchange Commission (SEC). The SEC, however, has not judged these securities for their investment merit and has not determined the accuracy or adequacy of this prospectus. Anyone who tells you otherwise is committing a criminal offense.

                                   Table of
                                   Contents

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How to find the information you need



How to find the information you need........................................   1
THE BLACKROCK BOND FUNDS
Low Duration Bond...........................................................   2
Intermediate Government Bond................................................  10
Intermediate Bond...........................................................  17
Core Bond...................................................................  24
Government Income...........................................................  32
GNMA Portfolio..............................................................  39
Managed Income..............................................................  46
International Bond..........................................................  54
High Yield Bond.............................................................  62
Tax-Free Income.............................................................  71
Delaware Tax-Free Income....................................................  79
Ohio Tax-Free Income........................................................  87
Kentucky Tax-Free Income....................................................  95
New Jersey Tax-Free Income.................................................. 103
Pennsylvania Tax-Free Income................................................ 111

About Your Investment

How to Sell Shares.......................................................... 128
Dividends/Distributions/Taxes............................................... 132
Services for Shareholders................................................... 135

How to Find the
Information You Need
About BlackRock Funds

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This is the BlackRock Bond Portfolios Prospectus. It has been written to provide you with the information you need to make an informed decision about whether to invest in BlackRock Funds (the Company).

This prospectus contains information on all 15 of the BlackRock Bond funds. To save you time, the prospectus has been organized so that each fund has its own short section. All you have to do is turn to the section for any particular fund. Once you read the important facts about the funds that interest you, read the sections that tell you about buying and selling shares, certain fees and expenses, shareholder features of the funds and your rights as a shareholder. These sections apply to all the funds.

If you have questions after reading the prospectus, ask your registered repre-sentative for help. Your investment professional has been trained to help you decide which investments are right for you.
                                                                             1

             BlackRock
[GRAPHIC]    Low Duration Bond
             Portfolio

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Investment Goal
The fund seeks to realize a rate of return that exceeds the total return of the Merrill Lynch 1-3 Year Treasury Index (the benchmark).

Primary Investment Strategies
In pursuit of this goal, the fund manager invests primarily in investment grade bonds in the three to five year maturity range. The fund normally invests at least 80% of its total assets in bonds diversified among several categories. The fund manager may also invest up to 20% of the fund's total assets in non-investment grade bonds or convertible securities with a minimum rating of "B" and up to 20% of its total assets in bonds of foreign issuers. The fund manager selects securities from several categories including: U.S. Treasuries and agency securities, asset-backed securities, CMOs, corporate bonds and commer-cial mortgage-backed securities.

The management team evaluates categories of the bond market and individual securities within these categories. Securities are purchased for the fund when the manager determines that they have the potential for above-average total return. The fund measures its performance against the benchmark.

If a security's rating falls below "B," the manager will decide whether to con-tinue to hold the security. A security will be sold if, in the opinion of the fund manager, the risk of continuing to hold the security is unacceptable when compared to the total return potential.

The fund manager will normally attempt to structure the fund's portfolio to have comparable duration to its benchmark. Duration, which measures price sen-sitivity to interest rate changes, is not necessarily equal to average maturi-ty.

The fund manager may, when consistent with the fund's investment objective, use options or futures (commonly known as derivatives). The primary purpose of using derivatives is to attempt to reduce risk to the fund as a whole (hedge) but they may also be used to maintain liquidity, commit cash pending investment or for speculation to increase returns. The fund may also enter into interest rate or foreign currency transactions as a hedging technique. In these transac-tions, the fund exchanges its right to pay

  IMPORTANT DEFINITIONS

 Asset-Backed Securities: Bonds that are backed by a pool of assets, usually loans such as installment sale contracts or credit card receivables.
 Bonds: Debt obligations such as bonds and debentures, U.S. Government securities, debt obligations of domestic and foreign corporations, debt obligations of foreign governments and their political subdivisions, asset-backed securities, various mortgage-backed securities (both residential and commercial), other floating or variable rate obligations, municipal obligations and zero coupon debt securities.
 Collateralized Mortgage Obligations (CMO): Bonds that are backed by cash flows from pools of mortgages. CMOs may have multiple classes with different payment rights and protections.
 Commercial Mortgage-Backed Securities (CMBS): Bonds that are backed by a mortgage loan or pool of loans secured by commercial property, not residential mortgages.
 Duration: A mathematical calculation of the average life of a bond (or bonds in a bond fund) that serves as a useful measure of its price risk. Each year of duration represents an expected 1% change in the price of a bond for every 1% change in interest rates. For example, if a bond fund has an average duration of four years, its price will fall about 4% when interest rates rise by one percentage point. Conversely, the bond fund's price will rise about 4% when interest rates fall by one percentage point.

 Investment Grade: Securities which are rated in the four highest categories by at least one of the major rating agencies or determined by the fund manager to be of similar quality. Generally, the higher the rating of a bond, the higher the likelihood that interest and principal payments will be made on time.

or receive interest or currencies with another party for their right to pay or receive interest or another currency in the future.

The fund can borrow money to buy additional securities. This practice is known as "leverage." The fund may borrow from banks or other financial institutions or through reverse repurchase agreements (under which the fund sells securities and agrees to buy them back at a particular date and price). The fund normally may borrow up to 33 1/3% of the value of its total assets.

The fund may lend some of its securities on a short-term basis in order to earn extra income. The fund will receive collateral in cash or high quality securi-ties equal to the current value of the loaned securities. These loans will be limited to 33 1/3% of the value of the fund's total assets.

The fund may engage in active and frequent trading of portfolio securities to achieve its principal investment strategies.

Should the Company's Board of Trustees determine that the investment objective of the fund should be changed, shareholders will be given at least 30 days notice before any such change is made.

Key Risks
While the fund manager chooses bonds he believes can provide above average total returns, there is no guarantee that shares of the fund will not lose value. This means you could lose money.

Two of the main risks of investing in the fund are interest rate risk and credit risk. Typically, when interest rates rise, there is a corresponding decline in the market value of bonds such as those held by the fund. Credit risk refers to the possibility that the issuer of the bond will not be able to make principal and interest payments.

The fund may make investments in residential and commercial mortgage-backed securities and other asset-backed securities. The characteristics of these mortgage-backed and asset-backed securities differ from traditional fixed income securities.

A main difference is that the principal on mortgage- or asset-backed securities may normally be prepaid at any time, which will reduce the yield and market value of these securities. Asset-backed securities and CMBS generally experience less prepayment than residential mortgage-backed securities. In periods of falling interest rates, the rate of prepayments tends to increase (as does price fluctuation) as borrowers are motivated to pay off debt and refinance at new lower rates. During such periods, reinvestment of the prepayment proceeds by the manager will generally be at lower rates of return than the return on the assets which were prepaid.

IMPORTANT DEFINITIONS

 Maturity: The date upon which debt securities are due to be repaid, that is, the date when the issuer must pay back the face amount of the security.

 Merrill Lynch 1-3 Year Treasury Index: An unmanaged index comprised of Treasury securities with maturities of from 1 to 2.99 years.

 Mortgage-Backed Securities: Asset-backed securities based on a particular type of asset, a mortgage. There is a wide variety of mortgage backed securities involving commercial or residential, fixed rate or adjustable rate mortgages and mortgages issued by banks or government agencies.

 Total Return: A way of measuring fund performance. Total return is based on a calculation that takes into account income dividends, capital gain distributions and the increase or decrease in share price.

Key Risks
                                                                             3

Certain asset-backed securities are based on loans that are unsecured, which means that there is no collateral to seize if the underlying borrower defaults. Other asset-based securities may not have the benefit of as much collateral as mortgage-backed securities.

Treasury obligations differ only in their interest rates, maturities and times of issuance. Obligations of U.S. Government agencies and authorities are sup-ported by varying degrees of credit. No assurance can be given that the U.S. Government will provide financial support to its agencies and authorities if it is not obligated by law to do so.

The fund's use of derivatives, interest rate and foreign currency transactions may reduce the fund's returns and/or increase volatility, which is defined as the characteristic of a security or a market to fluctuate significantly in price within a short period of time.

Leverage is a speculative technique which may expose the fund to greater risk and increase its costs. Increases and decreases in the value of the fund's portfolio will be magnified when the fund uses leverage. For example, leverage may cause greater swings in the fund's net asset value. The fund will also have to pay interest on its borrowings, reducing the fund's return. This interest expense may be greater than the fund's return on the underlying investment.

The fund may invest up to 20% of its total assets in bonds of foreign issuers. Foreign securities involve risks not typically associated with investing in U.S. securities. These risks include but are not limited to: currency risks (the risk that the value of interest paid on foreign securities, or the value of the securities themselves, may fall if currency exchange rates change), the risk that a security's value will be hurt by changes in foreign political or social conditions, the possibility of heavy taxation or expropriation and more difficulty obtaining information on foreign securities or companies. In addi-tion, a portfolio of foreign securities may be harder to sell and may be sub-ject to wider price movements than comparable investments in U.S. companies. There is also less government regulation of foreign securities markets.

On January 1, 1999, eleven European countries implemented a new currency unit called the "Euro" which is expected to reshape financial markets, banking sys-tems and monetary policies in Europe and other parts of the world. While it is impossible to predict the impact of the "Euro," it is possible that it could increase volatility in financial markets worldwide which could hurt the value of shares of the fund.

The fund may invest in non-investment grade or "high yield" fixed income or convertible securities commonly known to invest-
4
ors as "junk bonds." The fund may not invest more than 20% of its total assets in high yield securities and all such securities must be rated "B" or higher at the time of purchase by at least one major rating agency. A "B" rating gener-ally indicates that while the issuer can currently make its interest and prin-cipal payments, it probably will not be able to do so in times of financial difficulty. Non-investment grade debt securities may carry greater risks than securities which have higher credit ratings, including a high risk of default. The yields of non-investment grade securities will move up and down over time.

Securities rated in the fourth highest category by the rating agencies are con-sidered investment grade but they may also have some speculative characteris-tics, meaning that they carry more risk than higher rated securities and may have problems making principal and interest payments in difficult economic cli-mates. Investment grade ratings do not guarantee that bonds will not lose val-ue.

The credit rating of a high yield security does not necessarily address its market value risk. Ratings and market values may change from time to time, pos-itively or negatively, to reflect new developments regarding the issuer. High yield securities are considered speculative, meaning there is a significant risk that companies issuing these securities may not be able to repay principal and pay interest or dividends on time. Also, the market for high yield securi-ties is not as liquid as the market for higher rated securities. This means that it may be harder to buy and sell high yield securities, especially on short notice.

Securities loans involve the risk of a delay in receiving additional collateral if the value of the securities goes up while they are on loan. There is also the risk of delay in recovering the loaned securities and of losing rights to the collateral if a borrower goes bankrupt.

Higher than normal portfolio turnover may result in increased transaction costs to the fund, including brokerage commissions, dealer mark-ups and other trans-action costs on the sale of the securities and on reinvestment in other securi-ties. The sale of fund securities may result in the recognition of capital gain or loss. Given the frequency of sales, such gain or loss will likely be short-term capital gain or loss. Unlike long-term capital gain, short-term capital gain of individuals is taxable at the same rates as ordinary income.

When you invest in this fund you are not making a bank deposit. Your investment is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.

Risk / Return Information

The chart and table below give you a picture of the fund's long-term perfor-mance for Investor A Shares (in the chart) and for Investor A, B and C Shares (in the table). The information shows you how the fund's performance has varied year by year and provides some indication of the risks of investing in the fund. The table compares the fund's performance to that of the Merrill Lynch 1-3 Year Treasury Index, a recognized unmanaged index of bond market performance. As with all such investments, past performance is not an indication of future results. Sales charges are not reflected in the bar chart. If they were, returns would be less than those shown.

The performance for the period before Investor A Shares were launched is based upon performance for Institutional Shares of the fund, which were first issued in July 1992. Investor A Shares were launched in January 1996, Investor B Shares were launched in November 1996 and Investor C Shares were launched in February 1997. The performance for Investor B Shares for the period before they were launched is based upon performance for Institutional and Investor A Shares, and the performance for Investor C Shares for the period before they were launched is based upon performance for Institutional, Investor A and Investor B Shares. The actual return of Investor A Shares would have been lower than shown because Investor A Shares have higher expenses than Institutional Shares. Also, the actual returns of Investor B and C Shares would have been lower compared to Investor A Shares because Investor B and C Shares have higher expenses than Investor A Shares.

[BAR CHART]
As of 12/31                     Investor A Shares
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ANNUAL TOTAL RETURNS**
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Best Quarter         1993   1994   1995    1996   1997   1998    1999
Q1 '95: 3.26%        ----   ----   -----   ----   ----   ----    ----
                     5.66   1.39   10.51   4.53   5.56   6.14    3.57
Worst Quarter
Q1 '94: -0.18%
The bars for 1993-1996
are based upon
performance for
Institutional Shares
of the fund.
As of 12/31/99
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AVERAGE ANNUAL TOTAL RETURNS**
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                                                             Since     Inception
                                 1 Year   3 Years  5 Years  Inception     Date
Low Duration Bond; Inv A          0.44%    4.02%    5.39%    4.73%     07/17/92
Low Duration Bond; Inv B         -1.94%    3.03%    5.10%    4.82%     07/17/92
Low Duration Bond; Inv C          1.67%    4.27%    5.53%    4.82%     07/17/92
ML 1-3 Yr. Treasury               3.06%    5.56%    6.51%    5.45%         N/A*


 * For comparative purposes, the value of the index on 08/01/92 is used as the beginning value on 07/17/92.

** The chart and the table both assume reinvestment of dividends and distributions.

 These returns assume payment of applicable sales charges.
6

Expenses and Fees

Expenses and Fees

As a shareholder you pay certain fees and expenses. Shareholder transaction fees are paid out of your investment and annual fund operating expenses are paid out of fund assets.

This prospectus offers shareholders different ways to invest with three sepa-rate pricing options. You need to understand your choices so that you can choose the pricing option that is most suitable for you. With one option (In-vestor A Shares) you pay a one-time front-end transaction fee each time you buy shares. The other options (Investor B and Investor C Shares) have no front-end charges but have higher on-going fees, which are paid over the life of the investment, and have a contingent deferred sales charge (CDSC) that you may pay when you redeem your Shares. Which option should you choose? It depends on your individual circumstances. You should know that the lowest sales charge won't necessarily be the least expensive option over time. For example, if you intend to hold your shares long term it may cost less to buy A Shares than B or C Shares.

The tables below explain your pricing options and describe the fees and expenses that you may pay if you buy and hold Investor A, B and C Shares of the fund. The "Annual Fund Operating Expenses" table is based on expenses for the most recent fiscal year.

Shareholder Fees (Fees paid directly from your investment)



                               A Shares B Shares C Shares


Maximum Front-End Sales
 Charge*                         3.0%    0.0%    0.0%
(as percentage of offering
 price)
Maximum Deferred Sales Charge    0.0%    4.5%**  1.00%***
(as percentage of offering
 price)


  * Reduced front-end sales charges may be available. A CDSC of up to 0.75% is assessed on certain redemptions of Investor A Shares that are purchased with no initial sales charge as part of an investment of $1,000,000 or more.

 ** The CDSC is 4.5% if shares are redeemed in less than one year. The CDSC for Investor B Shares decreases for redemptions made in subsequent years. After six years there is no CDSC on B Shares. (See page 124 for complete schedule of CDSCs.)
*** There is no CDSC on C Shares after one year.

  IMPORTANT DEFINITIONS

 Advisory Fees: Fees paid to the investment adviser for portfolio management services.

 Service Fees: Fees that are paid to BlackRock and /or its affiliates for shareholder account service and maintenance.

 Distribution Fees: A method of charging distribution-related expenses against fund assets.

 Interest Expense: The cost of borrowing money to buy additional securities, primarily through reverse repurchase agreements (under which the fund sells securities and agrees to buy them back at a particular date and price).

 Other Expenses: Include administration, transfer agency, custody, professional fees and registration fees.

Annual Fund Operating Expenses
(Expenses that are deducted from fund assets)



                                         A Shares B Shares C Shares


Advisory fees                              .50%     .50%     .50%
Distribution and service
 (12b-1) fees                              .50%    1.15%    1.15%
Interest expense                          1.84%    1.84%    1.84%
Other expenses/1/                          .38%     .38%     .38%
Total annual fund operating
 expenses                                 3.22%    3.87%    3.87%
Fee waivers and expense reimbursements*    .36%     .26%     .26%
Net expenses*                             2.86%    3.61%    3.61%



  * BlackRock and BlackRock Distributors, Inc., the fund's distributor, have contractually agreed to waive or reimburse fees or expenses in order to limit fund expenses to 1.02% (excluding interest expense) (for Investor A Shares) and 1.77% (excluding interest expense) (for Investor B and C Shares) of average daily net assets until February 1, 2001. The fund may have to repay some of these waivers and reimbursements to BlackRock in the following two years. See the "Management" section on page 130 for a discussion of these waivers and reimbursements.

  /1/"Other expenses" have been restated to reflect current expenses.

Example:

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. We are assuming an initial investment of $10,000, 5% total return each year with no changes in operating expenses, redemption at the end of each time period and, with respect to B Shares and C Shares only, no redemption at the end of each time period. Although your actual cost may be higher or lower, based on these assumptions your costs would be:



                 1 Year 3 Years 5 Years 10 Years


A Shares*         $580  $1,230  $1,903  $3,692
B Shares**
   Redemption     $814  $1,507  $2,169  $3,875***
B Shares
   No Redemption  $364  $1,157  $1,969  $3,875***
C Shares**
   Redemption     $464  $1,157  $1,969  $4,080
C Shares
   No Redemption  $364  $1,157  $1,969  $4,080


  * Reflects imposition of sales charge.
 ** Reflects deduction of CDSC.
*** Based on the conversion of the Investor B Shares to Investor A Shares after seven years.

Fund Management

The fund is managed by a team of investment professionals at BlackRock Finan-cial Management, Inc. (BFM), including the following individuals who have day-to-day responsibility: Scott Amero, Managing Director of BFM since 1990, Keith Anderson, Managing Director of BFM since 1988 and Rajiv Sobti, Managing Direc-tor of BFM since March 1998. Prior to joining BFM, Rajiv Sobti was a Managing Director and head of Quantitative Research with Donaldson Lufkin & Jenrette for 12 years. Scott Amero has been a member of the team managing the fund since 1992, Keith Anderson since 1992 and Rajiv Sobti since 1998. Scott Amero has been a portfolio co-manager since inception, Keith Anderson since 1999 and Rajiv Sobti since 1999.

Financial Highlights
The financial information in the table below shows the fund's financial perfor-mance for the periods indicated. Certain information reflects results for a single fund share. The term "Total Return" indicates how much your investment would have increased or decreased during this period of time and assumes that you have reinvested all dividends and distributions. These figures have been audited by PricewaterhouseCoopers LLP, the fund's independent accountants. The auditor's report, along with the fund's financial statements, are included in the Company's annual report, which is available upon request (see back cover for ordering instructions).
FINANCIAL HIGHLIGHTS
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(For an Investor A, B or C Share Outstanding Throughout Each Period)

             Low Duration Bond Portfolio


                                     INVESTOR A                                   INVESTOR B
                                       SHARES                                       SHARES

                                                                                              For the
                                                                                              period
                       Year     Year     Year    4/1/96      1/12/96/1     Year     Year    11/18/96/1/
                       Ended    Ended    Ended   through     / through     Ended    Ended     through
                      9/30/99  9/30/98  9/30/97  9/30/96      3/31/96     9/30/99  9/30/98    9/30/97
                      ------   ------   ------   ------       ------      ------   ------     ------
 Net asset value at
  beginning of
  period              $10.03   $ 9.89   $ 9.79   $ 9.79       $ 9.91      $10.03   $ 9.89     $ 9.86
                      ------   ------   ------   ------       ------      ------   ------     ------
 Income from
  investment
  operations
 Net investment
  income                0.54     0.51     0.52     0.25         0.10        0.45     0.41       0.41
 Net gain (loss) on
  investments (both
  realized and
  unrealized)          (0.21)    0.14     0.09    (0.01)       (0.12)      (0.19)    0.17        - -
                      ------   ------   ------   ------       ------      ------   ------     ------
  Total from
   investment
   operations           0.33     0.65     0.61     0.24        (0.02)       0.26     0.58       0.41
                      ------   ------   ------   ------       ------      ------   ------     ------
 Less distributions
 Distributions from
  net investment
  income               (0.54)   (0.51)   (0.51)   (0.24)       (0.10)      (0.47)   (0.44)     (0.38)
                      ------   ------   ------   ------       ------      ------   ------     ------
  Total
   distributions       (0.54)   (0.51)   (0.51)   (0.24)       (0.10)      (0.47)   (0.44)     (0.38)
                      ------   ------   ------   ------       ------      ------   ------     ------
 Net asset value at
  end of period       $ 9.82   $10.03   $ 9.89   $ 9.79       $ 9.79      $ 9.82   $10.03     $ 9.89
                      ======   ======   ======   ======       ======      ======   ======     ======
 Total return/3/        3.42%    6.78%    6.39%    2.46%       (0.15)%      2.65%    5.99%      4.31%
 Ratios/Supplemental
  data
 Net assets at end
  of period (in
  thousands)          $2,594   $2,850   $1,079   $  938       $  719      $7,549   $  398     $   13
 Ratios of expenses
  to average net
  assets
  After advisory/
   administration
   fee waivers          2.79%    2.32%    2.02%    1.12%/2/     1.34%/2/    3.41%    3.08%      2.19%/2/
  After advisory/
   administration
   fee waivers
   (excluding
   interest
   expense)             1.02%    1.02%    1.02%    1.02%/2/     1.01%/2/    1.75%    1.76%      1.73%/2/
  Before advisory/
   administration
   fee waivers          3.07%    2.72%    2.35%    1.40%/2/     1.54%/2/    3.67%    3.48%      2.52%/2/
 Ratios of net
  investment income
  to average net
  assets
  After advisory/
   administration
   fee waivers          5.38%    5.29%    4.72%    5.10%/2/     4.61%/2/    4.59%    4.50%      4.50%/2/
  Before advisory/
   administration
   fee waivers          5.10%    4.89%    4.39%    4.82%/2/     4.41%/2/    4.34%    4.10%      4.17%/2/
 Portfolio turnover
  rate                   177%     227%     371%     228%         185%        177%     227%       371%

                              INVESTOR C
                                SHARES

                                         For the
                                          period
                       Year     Year    2/24/97/1/
                       Ended    Ended    through
                      9/30/99  9/30/98   9/30/97
                      -------- -------- ------------
 Net asset value at
  beginning of
  period              $10.03   $ 9.89     $ 9.87
                      -------- -------- ------------
 Income from
  investment
  operations
 Net investment
  income                0.46     0.44       0.26
 Net gain (loss) on
  investments (both
  realized and
  unrealized)          (0.20)    0.14       0.02
                      -------- -------- ------------
  Total from
   investment
   operations           0.26     0.58       0.28
                      -------- -------- ------------
 Less distributions
 Distributions from
  net investment
  income               (0.47)   (0.44)     (0.26)
                      -------- -------- ------------
  Total
   distributions       (0.47)   (0.44)     (0.26)
                      -------- -------- ------------
 Net asset value at
  end of period       $ 9.82   $10.03     $ 9.89
                      ======== ======== ============
 Total return/3/        2.65%    5.99%      2.91%
 Ratios/Supplemental
  data
 Net assets at end
  of period (in
  thousands)          $1,570   $  342     $   72
 Ratios of expenses
  to average net
  assets
  After advisory/
   administration
   fee waivers          3.47%    2.98%      2.23%/2/
  After advisory/
   administration
   fee waivers
   (excluding
   interest
   expense)             1.77%    1.75%      1.72%/2/
  Before advisory/
   administration
   fee waivers          3.72%    3.38%      2.56%/2/
 Ratios of net
  investment income
  to average net
  assets
  After advisory/
   administration
   fee waivers          4.62%    4.47%      4.49%/2/
  Before advisory/
   administration
   fee waivers          4.37%    4.07%      4.16%/2/
 Portfolio turnover
  rate                   177%     227%       371%


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/1/Commencement of operations of share class.
/2/Annualized.
/3/Neither front-end sales load nor contingent deferred sales load is reflected.
                                                                             9

             BlackRock
[GRAPHIC]    Intermediate Government
             Bond Portfolio

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Investment Goal
The fund seeks current income consistent with the preservation of capital.

Primary Investment Strategies
In pursuit of this goal, the fund manager invests primarily in the highest rated intermediate government and agency bonds. The fund normally invests at least 80% of its total assets in bonds and at least 65% of its total assets in intermediate bonds issued or guaranteed by the U.S. Government and its agen-cies. The fund defines intermediate bonds as those with maturities of between five and ten years.

Securities purchased by the fund are rated in the highest rating category (AAA or Aaa) at the time of purchase by at least one major rating agency or are determined by the fund manager to be of similar quality.

The management team evaluates categories of the government/agency market and individual bonds within these categories. The manager selects bonds from sev-eral categories including: U.S. Treasuries and agency securities, commercial and residential mortgage-backed securities, asset-backed securities and corpo-rate bonds. Securities are purchased for the fund when the manager determines that they have the potential for above-average current income. The fund mea-sures its performance against the Lehman Brothers Intermediate Government Index (the benchmark).

If a security falls below the highest rating, the manager will decide whether to continue to hold the security. A security will be sold if, in the opinion of the fund manager, the risk of continuing to hold the security is unaccept-able when compared to the total return potential.

The fund manager will normally attempt to structure the fund's portfolio to have comparable duration to its benchmark. Duration, which measures price sen-sitivity to interest rate changes, is not necessarily equal to average maturi-ty.

The fund manager may, when consistent with the fund's investment objective, use options or futures (commonly known as derivatives). The primary purpose of using derivatives is to attempt to reduce risk to the fund as a whole (hedge) but they may also be

  IMPORTANT DEFINITIONS

 Asset-Backed Securities: Bonds that are backed by a pool of assets, usually loans such as installment sale contracts or credit card receivables.

 Bonds: Debt obligations such as bonds and debentures, U.S. Government securities, debt obligations of domestic and foreign corporations, debt obligations of foreign governments and their political subdivisions, asset-backed securities, various mortgage-backed securities (both residential and commercial), other floating or variable rate obligations, municipal obligations and zero coupon debt securities.

 Commercial Mortgage-Backed Securities (CMBS): Bonds that are backed by a mortgage loan or pools of loans secured by commercial property, not residential mortgages.

 Duration: A mathematical calculation of the average life of a bond (or bonds in a bond fund) that serves as a useful measure of its price risk. Each year of duration represents an expected 1% change in the price of a bond for every 1% change in interest rates. For example, if a bond fund has an average duration of four years, its price will fall about 4% when interest rates rise by one percentage point. Conversely, the bond fund's price will rise about 4% when interest rates fall by one percentage point.

 Lehman Brothers Intermediate Government Index: An unmanaged index comprised of Treasury and Agency issues from the more comprehensive Lehman Aggregate Index. This index concentrates on intermediate maturity bonds and thus excludes all maturities from the broader index below one year and above 9.9 years.

 Maturity: The date upon which debt securities are due to be repaid, that is, the date when the issuer generally must pay back the face amount of the security.

used to maintain liquidity, commit cash pending investment or for speculation to increase returns. The fund may also enter into interest rate transactions as a hedging technique. In these transactions, the fund exchanges its right to pay or receive interest with another party for their right to pay or receive inter-est.

The fund can borrow money to buy additional securities. This practice is known as "leverage." The fund may borrow from banks or other financial institutions or through reverse repurchase agreements (under which the fund sells securities and agrees to buy them back at a particular date and price). The fund normally may borrow up to 33 1/3% of the value of its total assets.

The fund may lend some of its securities on a short-term basis in order to earn extra income. The fund will receive collateral in cash or high quality securi-ties equal to the current value of the loaned securities. These loans will be limited to 33 1/3% of the value of the fund's total assets.

The fund may engage in active and frequent trading of portfolio securities to achieve its principal investment strategies.

Should the Company's Board of Trustees determine that the investment objective of the fund should be changed, shareholders will be given at least 30 days notice before any such change is made.

Key Risks
While the fund manager chooses bonds he believes can provide above average cur-rent income, there is no guarantee that shares of the Fund will not lose value. This means you could lose money.

A main risk of investing in the fund is interest rate risk. Typically, when interest rates rise, there is a corresponding decline in the market value of bonds such as those held by the fund.

The fund may make investments in residential and commercial mortgage-backed securities and other asset-backed securities. The characteristics of these mortgage-backed and asset-backed securities differ from traditional fixed income securities.

A main difference is that the principal on mortgage-or asset-backed securities may normally be prepaid at any time, which will reduce the yield and market value of these securities. Asset-backed securities and CMBS generally experi-ence less prepayment than residential mortgage-backed securities. In periods of falling interest rates, the rate of prepayments tends to increase (as does price fluctuations) as borrowers are motivated to pay off debt and refinance at new lower rates. During such periods, reinvestment of the prepayment proceeds by the manager will generally be at lower rates of return than the return on the assets which were prepaid.

  IMPORTANT DEFINITIONS

 Mortgage-Backed Securities: Asset-backed securities based on a particular type of asset, a mortgage. There is a wide variety of mortgage backed securities involving commercial or residential, fixed rate or adjustable rate mortgages and mortgages issued by banks or government agencies.

 Total Return: A way of measuring fund performance. Total return is based on a calculation that takes into account income dividends, capital gain distributions and the increase or decrease in share price.

Key Risks
                                                                             11

Certain asset-backed securities are based on loans that are unsecured, which means that there is no collateral to seize if the underlying borrower defaults. Other asset-based securities may not have the benefit of as much collateral as mortgage-backed securities.

Treasury obligations differ only in their interest rates, maturities and times of issuance. Obligations of U.S. Government agencies and authorities are sup-ported by the full faith and credit of the United States. Others are supported by the right of the issuer to borrow from the Treasury, and others are sup-ported only by the credit of the entity. No assurance can be given that the U.S. Government will provide financial support to its agencies and authorities if it is not obligated by law to do so.

The fund's use of derivatives and interest rate transactions may reduce the fund's returns and/or increase volatility, which is defined as the character-istic of a security or a market to fluctuate significantly in price within a short period of time.

Leverage is a speculative technique which may expose the fund to greater risk and increase its costs. Increases and decreases in the value of the fund's portfolio will be magnified when the fund uses leverage. For example, leverage may cause greater swings in the fund's net asset value. The fund will also have to pay interest on its borrowings, reducing the fund's return. This interest expense may be greater than the fund's return on the underlying investment.

Securities loans involve the risk of a delay in receiving additional collat-eral if the value of the securities goes up while they are on loan. There is also the risk of delay in recovering the loaned securities and of losing rights to the collateral if a borrower goes bankrupt.

Higher than normal portfolio turnover may result in increased transaction costs to the fund, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of fund securities may result in the recognition of capi-tal gain or loss. Given the frequency of sales, such gain or loss will likely be short-term capital gain or loss. Unlike long-term capital gain, short-term capital gain of individuals is taxable at the same rates as ordinary income.


When you invest in this fund you are not making a bank deposit. Your invest-ment is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.
12

These returns assume payment of applicable sales charges.

Risk / Return Information

The chart and table below give you a picture of the fund's long-term perfor-mance for Investor A Shares (in the chart) and for Investor A, B and C Shares (in the table). The information shows you how the fund's performance has varied year by year and provides some indication of the risks of investing in the fund. The table compares the fund's performance to that of the Lehman Brothers Intermediate Government Index, a recognized unmanaged index of bond market per-formance. As with all such investments, past performance is not an indication of future results. Sales charges are not reflected in the bar chart. If they were, returns would be less than those shown.

The performance for the period before Investor A Shares were launched is based upon performance for Institutional Shares of the fund, which were first issued in April 1992. Investor A Shares were launched in May 1992 and Investor B and C Shares were launched in October 1996. The performance for Investor B Shares for the period before they were launched is based upon performance for Institu-tional and Investor A Shares, and the performance for Investor C Shares for the period before they were launched is based upon performance for Institutional and Investor A Shares. The actual return of Investor A Shares would have been lower than shown because Investor A Shares have higher expenses than Institu-tional Shares. Also, the actual returns of Investor B and C Shares would have been lower compared to Investor A Shares because Investor B and C Shares have higher expenses than Investor A Shares.

                                  [BAR CHART]

As of 12/31                    Investor A Shares
-------------------------------------------------------------------------------
ANNUAL TOTAL RETURNS**
-------------------------------------------------------------------------------

Best Quarter        1993    1994    1995    1996    1997    1998    1999
Q1 '95: 4.42%       ----    ----    ----    ----    ----    ----    ----
                    7.68   -3.60   13.53    3.83    7.23    7.13    0.46
Worst Quarter
Q1 '94: -2.45%
As of 12/31/99
-------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS**
-------------------------------------------------------------------------------

                                                             Since    Inception
                                1 Year  3 Years  5 Years   Inception    Date
Intermediate Govt. Bond; Inv A  -3.58%   3.46%    5.48%      4.85%    04/20/92
Intermediate Govt. Bond; Inv B  -4.89%   2.84%    5.39%      5.07%    04/20/92
Intermediate Govt. Bond; Inv C  -1.39%   4.07%    5.82%      5.07%    04/20/92
LB Intermediate Govt.            0.50%   5.51%    6.93%      6.25%      N/A*


* For comparative purposes, the value of the index on 05/01/92 is used as the beginning value on 04/20/92.

** The chart and the table both assume reinvestment of dividends and distribu-
   tions.
                                                                             13

Expenses and Fees

Expenses and Fees

As a shareholder you pay certain fees and expenses. Shareholder transaction fees are paid out of your investment and annual fund operating expenses are paid out of fund assets.

This prospectus offers shareholders different ways to invest with three sepa-rate pricing options. You need to understand your choices so that you can choose the pricing option that is most suitable for you. With one option (In-vestor A Shares) you pay a one-time front-end transaction fee each time you buy shares. The other options (Investor B and Investor C Shares) have no front-end charges but have higher on-going fees, which are paid over the life of the investment, and have a contingent deferred sales charge (CDSC) that you may pay when you redeem your shares. Which option should you choose? It depends on your individual circumstances. You should know that the lowest sales charge won't necessarily be the least expensive option over time. For example, if you intend to hold your shares long term it may cost less to buy A Shares than B or C Shares.

The tables below explain your pricing options and describe the fees and expenses that you may pay if you buy and hold Investor A, B and C Shares of the fund. The "Annual Fund Operating Expenses" table is based on expenses for the most recent fiscal year.

Shareholder Fees (Fees paid directly from your investment)



                               A Shares B Shares C Shares


Maximum Front-End Sales
 Charge*                         4.0%    0.0%    0.0%
(as percentage of offering
 price)
Maximum Deferred Sales Charge    0.0%    4.5%**  1.00%***
(as percentage of offering
 price)


  * Reduced front-end sales charges may be available. A CDSC of up to 0.75% is assessed on certain redemptions of Investor A Shares that are purchased with no initial sales charge as part of an investment of $1,000,000 or more.

 ** The CDSC is 4.5% if shares are redeemed in less than one year. The CDSC for Investor B Shares decreases for redemptions made in subsequent years. After six years there is no CDSC on B Shares. (See page 124 for complete schedule of CDSCs.)
*** There is no CDSC on C Shares after one year.

Annual Fund Operating Expenses
(Expenses that are deducted from fund assets)



                                         A Shares B Shares C Shares

Advisory fees                              .50%     .50%     .50%
Distribution and service (12b-
 1) fees                                   .50%    1.15%    1.15%
Interest expense                           .21%     .21%     .21%
Other expenses/1/                          .38%     .38%     .38%
Total annual fund operating
 expenses                                 1.59%    2.24%    2.24%
Fee waivers and expense reimbursements*    .31%     .21%     .21%
Net expenses*                             1.28%    2.03%    2.03%




  *BlackRock and BlackRock Distributors, Inc., the fund's distributor, have contractually agreed to waive or reimburse fees or expenses in order to limit fund expenses to 1.07% (excluding interest expense) (for Investor A Shares) and 1.82% (excluding interest expenses) (for Investor B and C Shares) of average daily net assets until February 1, 2001. The fund may have to repay some of these waivers and reimbursements to BlackRock in the following two years. See the "Management" section on page 130 for a discus-sion of these waivers and reimbursements.


  /1/"Other expenses" have been restated to reflect current expenses.


  IMPORTANT DEFINITIONS

 Advisory Fees: Fees paid to the investment adviser for portfolio management services.

 Service Fees: Fees that are paid to BlackRock and /or its affiliates for shareholder account service and maintenance.

 Distribution Fees: A method of charging distribution-related expenses against fund assets.

 Interest Expense: The cost of borrowing money to buy additional securities, primarily through reverse repurchase agreements (under which the fund sells securities and agrees to buy them back at a particular date and price).

 Other Expenses: Include administration, transfer agency, custody, professional fees and registration fees.

Example:

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. We are assuming an initial investment of $10,000, 5% total return each year with no changes in operating expenses, redemption at the end of each time period and, with respect to B Shares and C Shares only, no redemption at the end of each time period. Although your actual cost may be higher or lower, based on these assumptions your costs would be:



                 1 Year 3 Years 5 Years 10 Years


A Shares*         $525    $853  $1,203  $2,189
B Shares**
   Redemption     $656  $1,030  $1,381  $2,318***
B Shares
   No Redemption  $206    $680  $1,181  $2,318***
C Shares**
   Redemption     $306    $680  $1,181  $2,558
C Shares
   No Redemption  $206    $680  $1,181  $2,558


  *Reflects imposition of sales charge.
 **Reflects deduction of CDSC.
*** Based on the conversion of the Investor B Shares to Investor A Shares after seven years.

Fund Management

The fund is managed by a team of investment professionals at BlackRock Finan-cial Management, Inc. (BFM), including the following individuals who have day-to-day responsibility: Scott Amero, Managing Director of BFM since 1990, Keith Anderson, Managing Director of BFM since 1988 and Rajiv Sobti, Managing Direc-tor of BFM since March 1998. Prior to joining BFM, Rajiv Sobti was a Managing Director and head of Quantitative Research with Donaldson Lufkin & Jenrette for 12 years. Scott Amero has been a member of the team managing the fund since 1995, Keith Anderson since 1995 and Rajiv Sobti since 1998. Scott Amero has been a portfolio co-manager since 1995, Keith Anderson since 1999 and Rajiv Sobti since 1999.
                                                                             15

Financial Highlights
The financial information in the table below shows the fund's financial per-formance for the periods indicated. Certain information reflects results for a single fund share. The term "Total Return" indicates how much your investment would have increased or decreased during this period of time and assumes that you have reinvested all dividends and distributions. These figures have been audited by PricewaterhouseCoopers LLP, the fund's independent accountants. The auditor's report, along with the fund's financial statements, are included in the Company's annual report which is available upon request (see back cover for ordering instructions).

FINANCIAL HIGHLIGHTS
-------------------------------------------------------------------------------
(For an Investor A, B or C Share Outstanding Throughout Each Period)

                  Intermediate Government Bond Portfolio



                                                                                   INVESTOR
                                        INVESTOR A SHARES                          B SHARES

                                                                                               For the
                                                                                               Period
                              Year     Year     Year     Year     Year     Year      Year    10/11/96/1/
                              Ended    Ended    Ended    Ended    Ended    Ended     Ended     through
                             9/30/99  9/30/98  9/30/97  9/30/96  9/30/95  9/30/99   9/30/98    9/30/97
                             ------   ------   ------   ------   ------   ------    ------     ------
  Net asset value at
 beginning of period        $10.48   $10.11   $ 9.92   $10.03   $ 9.64   $10.48    $10.11     $ 9.98
                             ------   ------   ------   ------   ------   ------    ------     ------
 Income from
  investment
  operations
 Net investment income         0.54     0.53     0.54     0.55     0.55     0.46      0.47       0.45
 Net gain (loss) on
  investments
  (both realized and
  unrealized)                 (0.51)    0.38     0.19    (0.13)    0.39    (0.51)     0.37       0.13
                             ------   ------   ------   ------   ------   ------    ------     ------
  Total from
   investment
   operations                  0.03     0.91     0.73     0.42     0.94    (0.05)     0.84       0.58
                             ------   ------   ------   ------   ------   ------    ------     ------
 Less distributions
 Distributions from
  net investment
  income                      (0.54)   (0.54)   (0.54)   (0.53)   (0.55)   (0.46)    (0.47)     (0.45)
 Distributions from
  net realized
  capital gains               (0.08)     - -      - -      - -      - -    (0.08)      - -        - -
                             ------   ------   ------   ------   ------   ------    ------     ------
  Total distributions         (0.62)   (0.54)   (0.54)   (0.53)   (0.55)   (0.54)    (0.47)     (0.45)
                             ------   ------   ------   ------   ------   ------    ------     ------
 Net asset value at
  end of period              $ 9.89   $10.48   $10.11   $ 9.92   $10.03   $ 9.89    $10.48     $10.11
                             ======   ======   ======   ======   ======   ======    ======     ======
 Total return/3/               0.28%    9.32%    7.57%    4.36%    9.98%   (0.47)%    8.51%      5.94%
 Ratios/Supplemental
  data
 Net assets at end of
  period (in
  thousands)                 $7,239   $7,972   $5,374   $5,903   $9,802   $  809    $  361     $   28
 Ratios of expenses to
  average net assets
  After
   advisory/administration
   fee waivers                 1.25%    1.09%    1.14%    1.14%    0.70%    1.97%     1.84%      1.90%/2/
  After
   advisory/administration
   fee waivers
   (excluding interest
   (expense)                   1.06%    1.05%    1.02%    0.95%    0.70%    1.80%     1.79%      1.77%/2/
  Before
   advisory/administration
   fee waivers                 1.46%    1.35%    1.45%    1.44%    1.07%    2.19%     2.10%      2.21%/2/
 Ratios of net
  investment income
  to average net
  assets
  After advisory/
   administration
   fee waivers                 5.29%    5.33%    5.42%    5.45%    5.67%    4.57%     4.61%      4.62%/2/
  Before advisory/
   administration
   fee waivers                 5.08%    5.07%    5.11%    5.16%    5.30%    4.34%     4.35%      4.31%/2/
 Portfolio turnover
  rate                          191%     272%     291%     580%     247%     191%      272%       291%
                                      INVESTOR
                                      C SHARES

                                                   For the
                                                   Period
                              Year      Year      10/8/96/1/
                              Ended     Ended      through
                             9/30/99   9/30/98      9/30/97
                              --------- -------- ------------
 Net asset value at
  beginning of period        $10.48    $10.11     $ 9.98
                             --------- -------- ------------
 Income from
  investment
  operations
 Net investment income         0.46      0.47       0.45
 Net gain (loss) on
  investments
  (both realized and
  unrealized)                 (0.51)     0.37       0.13
                             --------- -------- ------------
  Total from
   investment
   operations                 (0.05)     0.84       0.58
                             --------- -------- ------------
 Less distributions
 Distributions from
  net investment
  income                      (0.46)    (0.47)     (0.45)
 Distributions from
  net realized
  capital gains               (0.08)      - -        - -
                             --------- -------- ------------
  Total distributions         (0.54)    (0.47)     (0.45)
                             --------- -------- ------------
 Net asset value at
  end of period              $ 9.89    $10.48     $10.11
                             ========= ======== ============
 Total return/3/              (0.47)%    8.51%      5.94%
 Ratios/Supplemental
  data
 Net assets at end of
  period (in
  thousands)                 $  468    $  299     $   51
 Ratios of expenses to
  average net assets
  After
   advisory/administration
   fee waivers                 2.00%     1.81%      1.78%/2/
  After
   advisory/administration
   fee waivers
   (excluding interest
   (expense)                   1.81%     1.78%      1.71%/2/
  Before
   advisory/administration
   fee waivers                 2.22%     2.07%      2.09%/2/
 Ratios of net
  investment income
  to average net
  assets
  After advisory/
   administration
   fee waivers                 4.56%     4.48%      4.50%/2/
  Before advisory/
   administration
   fee waivers                 4.34%     4.22%      4.19%/2/
 Portfolio turnover
  rate                          191%      272%       291%

                  -------------------------------------------------------------

/1/Commencement of operations of share class.
/2/Annualized.
/3/Neither front-end sales load nor contingent deferred sales load is reflected.
16

             BlackRock
[GRAPHIC]    Intermediate Bond
             Portfolio

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Investment Goal
The fund seeks current income consistent with the preservation of capital.

Primary Investment Strategies
In pursuit of this goal, the fund manager invests primarily in intermediate bonds. The fund normally invests at least 80% of its total assets in bonds and at least 65% of its total assets in intermediate bonds. The fund defines inter-mediate bonds as those with maturities of between five and ten years.

The fund only buys securities that are rated investment grade at the time of purchase by at least one major rating agency or determined by the manager to be of similar quality.

The management team evaluates categories of the bond market and individual securities within those categories. The manager selects bonds from several cat-egories including: U.S. Treasuries and agency securities, commercial and resi-dential mortgage-backed securities, asset-backed securities and corporate bonds. Securities are purchased for the fund when the manager determines that they have the potential for above-average current income. The fund measures its performance against the Lehman Brothers Intermediate Government/Corporate Index (the benchmark).

If a security falls below investment grade, the manager will decide whether to continue to hold the security. A security will be sold if, in the opinion of the fund manager, the risk of continuing to hold the security is unacceptable when compared to the total return potential.

The fund manager will normally attempt to structure the fund's portfolio to have comparable duration to its benchmark. Duration, which measures price sen-sitivity to interest rate changes, is not necessarily equal to average maturi-ty.

The fund manager may, when consistent with the fund's investment objective, use options or futures (commonly known as derivatives). The primary purpose of using derivatives is to attempt to reduce risk to the fund as a whole (hedge) but they may also be used to maintain liquidity, commit cash pending investment or for speculation to increase returns. The fund may also enter into interest
rate transactions as a hedging technique. In these transac     -

  IMPORTANT DEFINITIONS

 Asset-Backed Securities: Bonds that are backed by a pool of assets, usually loans such as installment sale contracts or credit card receivables.

 Bonds: Debt obligations such as bonds and debentures, U.S. Government securities, debt obligations of domestic and foreign corporations, debt obligations of foreign governments and their political subdivisions, asset-backed securities, various mortgage-backed securities (both residential and commercial), other floating or variable rate obligations, municipal obligations and zero coupon debt securities.

 Commercial Mortgage-Backed Securities (CMBS): Bonds that are backed by a mortgage loan or pools of loans secured by commercial property, not residential mortgages.

 Duration: A mathematical calculation of the average life of a bond (or bonds in a bond fund) that serves as a useful measure of its price risk. Each year of duration represents an expected 1% change in the price of a bond for every 1% change in interest rates. For example, if a bond fund has an average duration of four years, its price will fall about 4% when interest rates rise by one percentage point. Conversely, the bond fund's price will rise about 4% when interest rates fall by one percentage point.

 Investment Grade: Securities which are rated in the four highest categories by at least one of the major rating agencies or determined by the fund manager to be of similar quality. Generally, the higher the rating of a bond, the higher the likelihood that interest and principal payments will be made on time.

 Lehman Brothers Intermediate Government/Corporate Index: An unmanaged index comprised of Treasury, agency and corporate issues from the more comprehensive Lehman Aggregate Index. This index concentrates on intermediate maturity bonds and thus excludes all maturities from the broader index below one year and above 9.9 years.

tions, the fund exchanges its right to pay or receive interest with another party for their right to pay or receive interest.

The fund can borrow money to buy additional securities. This practice is know as "leverage." The fund may borrow from banks or other financial institutions or through reverse repurchase agreements (under which the fund sells securi-ties and agrees to buy them back at a particular date and price). The fund normally may borrow up to 33 1/3% of the value of its total assets.

The fund may lend some of its securities on a short-term basis in order to earn extra income. The fund will receive collateral in cash or high quality securities equal to the current value of the loaned securities. These loans will be limited to 33 1/3% of the value of the fund's total assets.

The fund may engage in active and frequent trading of portfolio securities to achieve its principal investment strategies.

Should the Company's Board of Trustees determine that the investment objective of the fund should be changed, shareholders will be given at least 30 days notice before any such change is made.

Key Risks

Key Risks
While the fund manager chooses bonds he believes can provide above average current income, there is no guarantee that shares of the fund will not lose value. This means you could lose money.

Two of the main risks of investing in the fund are interest rate risk and credit risk. Typically, when interest rates rise, there is a corresponding decline in the market value of bonds such as those held by the fund. Credit risk refers to the possibility that the issuer of the bond will not be able to make principal and interest payments.

The fund may make investments in residential and commercial mortgage-backed securities and other asset-backed securities. The characteristics of these mortgage-backed and asset-backed securities differ from traditional fixed income securities.

A main difference is that the principal on mortgage- or asset-backed securi-ties may normally be prepaid at any time, which will reduce the yield and mar-ket value of these securities. Asset-backed securities and CMBS generally experience less prepayment than residential mortgage-backed securities. In periods of falling interest rates, the rate of prepayments tends to increase (as does price fluctuation) as borrowers are motivated to pay off debt and refinance at new lower rates. During such periods, reinvestment of the prepay-ment proceeds by the manager will generally be at lower rates of return than the return on the assets which were prepaid.

Certain asset-backed securities are based on loans that are unsecured, which means that there is no collateral to seize if the

  IMPORTANT DEFINITIONS

 Maturity: The date upon which debt securities are due to be repaid, that is, the date when the issuer generally must pay back the face amount of the security.

 Mortgage-Backed Securities: Asset-backed securities based on a particular type of asset, a mortgage. There is a wide variety of mortgage backed securities involving commercial or residential, fixed rate or adjustable rate mortgages and mortgages issued by banks or government agencies.

 Total Return: A way of measuring fund performance. Total return is based on a calculation that takes into account income dividends, capital gain distributions and the increase or decrease in share price.

underlying borrower defaults. Other asset-based securities may not have the benefit of as much collateral as mortgage-backed securities.

Treasury obligations differ only in their interest rates, maturities and times of issuance. Obligations of U.S. Government agencies and authorities are sup-ported by varying degrees of credit. No assurance can be given that the U.S. Government will provide financial support to its agencies and authorities if it is not obligated by law to do so.

The fund's use of derivatives and interest rate transactions may reduce the fund's returns and/or increase volatility, which is defined as the characteris-tic of a security or a market to fluctuate significantly in price within a short period of time.

Leverage is a speculative technique which may expose the fund to greater risk and increase its costs. Increases and decreases in the value of the fund's portfolio will be magnified when the fund uses leverage. For example, leverage may cause greater swings in the fund's net asset value. The fund will also have to pay interest on its borrowings, reducing the fund's return. This interest expense may be greater than the fund's return on the underlying investment.

Securities rated in the fourth highest category by the rating agencies are con-sidered investment grade but they may also have some speculative characteris-tics, meaning that they carry more risk than higher rated securities and may have problems making principal and interest payments in difficult economic cli-mates. Investment grade ratings do not guarantee that bonds will not lose val-ue.

Securities loans involve the risk of a delay in receiving additional collateral if the value of the securities goes up while they are on loan. There is also the risk of delay in recovering the loaned securities and of losing rights to the collateral if a borrower goes bankrupt.

Higher than normal portfolio turnover may result in increased transaction costs to the fund, including brokerage commissions, dealer mark-ups and other trans-action costs on the sale of the securities and on reinvestment in other securi-ties. The sale of fund securities may result in the recognition of capital gain or loss. Given the frequency of sales, such gain or loss will likely be short-term capital gain or loss. Unlike long-term capital gain, short-term capital gain of individuals is taxable at the same rates as ordinary income.

When you invest in this fund you are not making a bank deposit. Your investment is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.
                                                                             19

 These returns assume payment of applicable sales charges.


Risk / Return Information

The chart and table below give you a picture of the fund's long-term perfor-mance for Investor A Shares (in the chart) and for Investor A, B and C Shares (in the table). The information shows you how the fund's performance has varied year by year and provides some indication of the risks of investing in the fund. The table compares the fund's performance to that of the Lehman Brothers Intermediate Government/Corporate Index, a recognized unmanaged index of bond market performance. As with all such investments, past performance is not an indication of future results. Sales charges are not reflected in the bar chart. If they were, returns would be less than those shown.

The performance for the period before Investor A Shares were launched is based upon performance for Institutional and Service Shares of the fund, which were first issued in September 1993. Investor A Shares were launched in May 1994, Investor B Shares were launched in February 1998 and Investor C Shares were launched in October 1998. The performance for Investor B Shares for the period before they were launched is based upon performance for Institutional, Service and Investor A Shares, and the performance for Investor C Shares for the period before they were launched is based upon performance for Institutional, Service, Investor A and Investor B Shares. The actual return of Investor A Shares would have been lower than shown because Investor A Shares have higher expenses than these older classes. Also, the actual returns of Investor B and C Shares would have been lower compared to Investor A Shares because Investor B and C Shares have higher expenses than Investor A Shares.

                                     [CHART]

As of 12/31                    Investor A Shares
-------------------------------------------------------------------------------
ANNUAL TOTAL RETURNS**
-------------------------------------------------------------------------------

Best Quarter            1994    1995    1996    1997    1998    1999
Q2 '95: 4.40%           ----    ----    ----    ----    ----    ----
                       -3.37   14.10    3.92    7.11    6.59    0.51
Worst Quarter
Q1 '94: -2.86%
The bar for 1994 is
based upon performance
for Institutional Shares
of the fund.
As of 12/31/99
-------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS**
-------------------------------------------------------------------------------
                                                             Since    Inception
                                 1 Year  3 Years  5 Years   Inception    Date
Intermediate Bond; Inv A         -3.48%   3.28%    5.49%      3.68%    09/17/93
Intermediate Bond; Inv B         -4.69%   2.98%    5.63%      4.13%    09/17/93
Intermediate Bond; Inv C         -1.24%   4.21%    6.06%      4.13%    09/17/93
LB Intermediate Govt./Corp.       0.39%   5.50%    7.10%      5.34%      N/A*


 * For comparative purposes, the value of the index on 10/01/93 is used as the beginning value on 09/17/93.

** The chart and the table both assume reinvestment of dividends and distribu-
   tions.
20

Expenses and Fees

As a shareholder you pay certain fees and expenses. Shareholder transaction fees are paid out of your investment and annual fund operating expenses are paid out of fund assets.

This prospectus offers shareholders different ways to invest with three sepa-rate pricing options. You need to understand your choices so that you can choose the pricing option that is most suitable for you. With one option (In-vestor A Shares) you pay a one-time front-end transaction fee each time you buy shares. The other options (Investor B and Investor C Shares) have no front-end charges but have higher on-going fees, which are paid over the life of the investment, and have a contingent deferred sales charge (CDSC) that you may pay when you redeem your shares. Which option should you choose? It depends on your individual circumstances. You should know that the lowest sales charge won't necessarily be the least expensive option over time. For example, if you intend to hold your shares long term it may cost less to buy A Shares than B or C Shares.

The tables below explain your pricing options and describe the fees and expenses that you may pay if you buy and hold Investor A, B and C Shares of the fund. The "Annual Fund Operating Expenses" table is based on expenses for the most recent fiscal year.

Shareholder Fees (Fees paid directly from your investment)



                               A Shares B Shares C Shares


Maximum Front-End Sales
 Charge*                         4.0%    0.0%    0.0%
(as percentage of offering
 price)
Maximum Deferred Sales Charge    0.0%    4.5%**  1.00%***
(as percentage of offering
 price)


  * Reduced front-end sales charges may be available. A CDSC of up to 0.75% is assessed on certain redemptions of Investor A Shares that are purchased with no initial sales charge as part of an investment of $1,000,000 or more.

 ** The CDSC is 4.5% if shares are redeemed in less than one year. The CDSC for Investor B Shares decreases for redemptions made in subsequent years. After six years there is no CDSC on B Shares. (See page 124 for complete schedule of CDSCs.)
*** There is no CDSC on C Shares after one year.

Annual Fund Operating Expenses
(Expenses that are deducted from fund assets)



                                A Shares B Shares C Shares


Advisory fees                     .50%     .50%     .50%
Distribution and service (12b-
 1) fees                          .50%    1.15%    1.15%
Interest expense                 1.14%    1.14%    1.14%
Other expenses/1/                 .38%     .38%     .38%
Total annual fund operating
 expenses                        2.52%    3.17%    3.17%
Fee waivers and expense
 reimbursements*                  .31%     .21%     .21%
Net expenses*                    2.21%    2.96%    2.96%




  * BlackRock and BlackRock Distributors, Inc., the fund's distributor, have contractually agreed to waive or reimburse fees or expenses in order to limit fund expenses to 1.07% (excluding interest expense) (for Investor A Shares) and 1.82% (excluding interest expense) (for Investor B and C Shares) of average daily net assets until February 1, 2001. The fund may have to repay some of these waivers and reimbursements to BlackRock in the following two years. See the "Management" section on page 130 for a discus-sion of these waivers and reimbursements.


  /1/"Other expenses" have been restated to reflect current expenses.

Expenses and Fees

  IMPORTANT DEFINITIONS

 Advisory Fees: Fees paid to the investment adviser for portfolio management services.

 Service Fees: Fees that are paid to BlackRock and /or its affiliates for shareholder account service and maintenance.

 Distribution Fees: A method of charging distribution-related expenses against fund assets.

 Interest Expense: The cost of borrowing money to buy additional securities, primarily through reverse repurchase agreements (under which the fund sells securities and agrees to buy them back at a particular date and price).

 Other Expenses: Include administration, transfer agency, custody, professional fees and registration fees.

Example:

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. We are assuming an initial investment of $10,000, 5% total return each year with no changes in operating expenses, redemption at the end of each time period and, with respect to B Shares and C Shares only, no redemption at the end of each time period. Although your actual cost may be higher or lower, based on these assumptions your costs would be:



                 1 Year 3 Years 5 Years 10 Years


A Shares*         $615  $1,125  $1,660  $3,119
B Shares**
   Redemption     $749  $1,308  $1,841  $3,242***
B Shares
   No Redemption  $299    $958  $1,641  $3,242***
C Shares**
   Redemption     $399    $958  $1,641  $3,461
C Shares
   No Redemption  $299    $958  $1,641  $3,461


  *Reflects imposition of sales charge.
 **Reflects deduction of CDSC.
*** Based on the conversion of the Investor B Shares to Investor A Shares after seven years.

Fund Management

The fund is managed by a team of investment professionals at BlackRock Finan-cial Management, Inc. (BFM), including the following individuals who have day-to-day responsibility: Scott Amero, Managing Director of BFM since 1990, Keith Anderson, Managing Director of BFM since 1988 and Rajiv Sobti, Managing Direc-tor of BFM since March 1998. Prior to joining BFM, Rajiv Sobti was a Managing Director and head of Quantitative Research with Donaldson Lufkin & Jenrette for 12 years. Scott Amero has been a member of the team managing the fund since 1995, Keith Anderson since 1995 and Rajiv Sobti since 1998. Scott Amero has been a portfolio co-manager since 1995, Keith Anderson since 1999 and Rajiv Sobti since 1999.

Financial Highlights
The financial information in the table below shows the fund's financial perfor-mance for the periods indicated. Certain information reflects results for a single fund share. The term "Total Return" indicates how much your investment would have increased or decreased during this period of time and assumes that you have reinvested all dividends and distributions. These figures have been audited by PricewaterhouseCoopers LLP, the fund's independent accountants. The auditor's report, along with the fund's financial statements, are included in the Company's annual report which is available upon request (see back cover for ordering instructions).
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
(For an Investor A, B or C Share Outstanding Throughout Each Period)

                      Intermediate Bond Portfolio



                                         INVESTOR A                        INVESTOR B         INVESTOR C
                                           SHARES                            SHARES             SHARES
                                                                                  For the
                                                                                   Period      For the
                                                                                  2/5/98/1      Period
                            Year     Year     Year     Year     Year     Year        /        10/16/98/1
                            Ended    Ended    Ended    Ended    Ended    Ended    through     / through
                           9/30/99  9/30/98  9/30/97  9/30/96  9/30/95  9/30/99   9/30/98      9/30/99
                           ------   ------   ------   ------   ------   ------     ------       ------
Net asset value at
 beginning of period       $ 9.67   $ 9.49   $ 9.32   $ 9.43   $ 9.05   $ 9.67     $ 9.51       $ 9.65
                           ------   ------   ------   ------   ------   ------     ------       ------
Income from investment
 operations
 Net investment income       0.52     0.53     0.53     0.52     0.54     0.45       0.29         0.43
 Net gain (loss) on
  investments (both
  realized and
  unrealized)               (0.47)    0.23     0.17    (0.09)    0.38    (0.47)      0.21        (0.45)
                           ------   ------   ------   ------   ------   ------     ------       ------
 Total from investment
  operations                 0.05     0.76     0.70     0.43     0.92    (0.02)      0.50        (0.02)
                           ------   ------   ------   ------   ------   ------     ------       ------
Less distributions
 Distributions from net
  investment income         (0.52)   (0.53)   (0.53)   (0.51)   (0.54)   (0.45)     (0.29)       (0.43)
 Distributions from net
  realized capital gains    (0.10)   (0.05)     - -    (0.03)     - -    (0.10)     (0.05)       (0.10)
                           ------   ------   ------   ------   ------   ------     ------       ------
 Total distributions        (0.62)   (0.58)   (0.53)   (0.54)   (0.54)   (0.55)     (0.34)       (0.53)
                           ------   ------   ------   ------   ------   ------     ------       ------
Net asset value at end of
 period                    $ 9.10   $ 9.67   $ 9.49   $ 9.32   $ 9.43   $ 9.10     $ 9.67       $ 9.10
                           ======   ======   ======   ======   ======   ======     ======       ======
Total return/3/              0.62%    8.30%    7.89%    4.74%   10.35%   (0.13)%     7.83%       (0.18)%
Ratios/Supplemental data
 Net assets at end of
  period (in thousands)    $2,387   $1,648   $1,116   $  935   $  647   $1,010     $  111       $  420
 Ratios of expenses to
  average net assets
 After
  advisory/administration
  fee waivers                2.21%    2.22%    1.44%    1.27%    0.84%    2.81%      2.79%/2/     2.81%/2/
 After
  advisory/administration
  fee waivers (excluding
  interest expense)          1.08%    1.06%    1.00%    0.97%    0.76%    1.79%      1.75%/2/     1.82%/2/
 Before
  advisory/administration
  fee waivers                2.43%    2.49%    1.73%    1.57%    1.19%    3.02%      3.06%/2/     3.02%/2/
 Ratios of net investment
  income to average net
  assets
 After
  advisory/administration
  fee waivers                5.70%    5.64%    5.70%    5.53%    5.81%    4.89%      4.50%/2/     4.99%/2/
 Before
  advisory/administration
  fee waivers                5.49%    5.37%    5.41%    5.23%    5.47%    4.68%      4.23%/2/     4.77%/2/
Portfolio turnover rate       221%     221%     321%     670%     262%     221%       221%         221%


                      ---------------------------------------------------------

/1/Commencement of operations of share class.
/2/Annualized.
/3/Neither front-end sales load nor contingent deferred sales load is reflected.
                                                                             23

             BlackRock
[GRAPHIC]    Core Bond
             Portfolio

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Investment Goal
The fund seeks to realize a total return that exceeds that of the Lehman Broth-ers Aggregate Index (the benchmark).

Primary Investment Strategies
In pursuit of this goal, the fund normally invests at least 80% of its total assets in bonds and at least 65% of its total assets in bonds with maturities of between five and fifteen years. The fund may invest up to 10% of its total assets in bonds of foreign issuers.

The fund only buys securities that are rated investment grade at the time of purchase by at least one major rating agency or determined by the manager to be of similar quality.

The management team evaluates several categories of the bond market and indi-vidual securities within these categories. The fund manager selects bonds from several categories including: U.S. Treasuries and agency securities, commercial and residential mortgage-backed securities, asset-backed securities and corpo-rate bonds. Securities are purchased for the fund when the manager determines that they have the potential for above-average total return. The Fund measures its performance against the benchmark.

If a security falls below investment grade, the manager will decide whether to continue to hold the security. A security will be sold if, in the opinion of the fund manager, the risk of continuing to hold the security is unacceptable when compared to the total return potential.

The fund manager will normally attempt to structure the fund's portfolio to have comparable duration to its benchmark. Duration, which measures price sen-sitivity to interest rate changes, is not necessarily equal to average maturi-ty.

The fund manager may, when consistent with the fund's investment objective, use options or futures (commonly known as derivatives). The primary purpose of using derivatives is to attempt to reduce risk to the fund as a whole (hedge) but they may also be used to maintain liquidity, commit cash pending investment or for speculation to increase returns. The fund may also enter into interest rate or foreign currency transactions as a hedging technique. In these transac-tions, the fund exchanges its right to pay

  IMPORTANT DEFINITIONS

 Asset-Backed Securities: Bonds that are backed by a pool of assets, usually loans such as installment sale contracts or credit card receivables.

 Bonds: Debt obligations such as bonds and debentures, U.S. Government securities, debt obligations of domestic and foreign corporations, debt obligations of foreign governments and their political subdivisions, asset-backed securities, various mortgage-backed securities (both residential and commercial), other floating or variable rate obligations, municipal obligations and zero coupon debt securities.

 Commercial Mortgage-Backed Securities (CMBS): Bonds that are backed by a mortgage loan or pools of loans secured by commercial property, not residential mortgages.

 Duration: A mathematical calculation of the average life of a bond (or bonds in a bond fund) that serves as a useful measure of its price risk. Each year of duration represents an expected 1% change in the price of a bond for every 1% change in interest rates. For example, if a bond fund has an average duration of four years, its price will fall about 4% when interest rates rise by one percentage point. Conversely, the bond fund's price will rise about 4% when interest rates fall by one percentage point.

 Investment Grade: Securities which are rated in the four highest categories by at least one of the major rating agencies or determined by the fund manager to be of similar quality. Generally, the higher the rating of a bond, the higher the likelihood that interest and principal payments will be made on time.

 Lehman Brothers Aggregate Index: An unman-aged index comprised of more than 5,000 taxable bonds. This is an index of investment grade bonds; all securities included must be rated investment grade by Moody's or Standard & Poor's.

or receive interest or currencies with another party for their right to pay or receive interest or another currency in the future.

The fund can borrow money to buy additional securities. This practice is known as "leverage." The fund may borrow from banks or other financial institutions or through reverse repurchase agreements (under which the fund sells securities and agrees to buy them back at a particular date and price).The fund (normally) may borrow up to 33 1/3% of the value of its assets.

The fund may lend some of its securities on a short-term basis in order to earn extra income. The fund will receive collateral in cash or high quality securi-ties equal to the current value of the loaned securities. These loans will be limited to 33 1/3% of the value of the fund's total assets.

The fund may engage in active and frequent trading of portfolio securities to achieve its principal investment strategies.

Should the Company's Board of Trustees determine that the investment objective of the fund should be changed, shareholders will be given at least 30 days notice before any such change is made.

Key Risks

Key Risks
While the fund manager chooses bonds he believes can provide above average total returns, there is no guarantee that shares of the fund will not lose val-ue. This means you could lose money.

Two of the main risks of investing in the fund are interest rate risk and credit risk. Typically, when interest rates rise, there is a corresponding decline in the market value of bonds such as those held by the fund. Credit risk refers to the possibility that the issuer of the bond will not be able to make principal and interest payments.

The fund may make investments in residential and commercial mortgage-backed securities and other asset-backed securities. The characteristics of these mortgage-backed and asset-backed securities differ from traditional fixed income securities.

A main difference is that the principal on mortgage- or asset-backed securities may normally be prepaid at any time, which will reduce the yield and market value of these securities. Asset-backed securities and CMBS generally experi-ence less prepayment than residential mortgage-backed securities. In periods of falling interest rates, the rate of prepayments tends to increase (as does price fluctuation) as borrowers are motivated to pay off debt and refinance at new lower rates. During such periods, reinvestment of the prepayment proceeds by the manager will generally be at lower rates of return than the return on the assets which were prepaid.

                             IMPORTANT DEFINITIONS

 Maturity: The date upon which debt securities are due to be repaid, that is, the date when the issuer generally must pay back the face amount of the security.

 Mortgage-Backed Securities: Asset-backed securities based on a particular type of asset, a mortgage. There is a wide variety of mortgage backed securities involving commercial or residential, fixed rate or adjustable rate mortgages and mortgages issued by banks or government agencies.

 Total Return: A way of measuring fund performance. Total return is based on a calculation that takes into account income dividends, capital gain distributions and the increase or decrease in share price.

Certain asset-backed securities are based on loans that are unsecured, which means that there is no collateral to seize if the underlying borrower defaults. Other asset-based securities may not have the benefit of as much collateral as mortgage-backed securities.

Treasury obligations differ only in their interest rates, maturities and times of issuance. Obligations of U.S. Government agencies and authorities are sup-ported by varying degrees of credit. No assurance can be given that the U.S. Government will provide financial support to its agencies and authorities if it is not obligated by law to do so.

The fund's use of derivatives, interest rate and foreign currency transactions may reduce the fund's returns and/or increase volatility, which is defined as the characteristic of a security or a market to fluctuate significantly in price within a short period of time.

Leverage is a speculative technique which may expose the fund to greater risk and increase its costs. Increases and decreases in the value of the fund's portfolio will be magnified when the fund uses leverage. For example, leverage may cause greater swings in the fund's net asset value. The fund will also have to pay interest on its borrowings, reducing the fund's return. This interest expense may be greater than the fund's return on the underlying investment.

The fund may invest up to 10% of its total assets in bonds of foreign issuers. Foreign securities involve risks not typically associated with investing in U.S. securities. These risks include but are not limited to: currency risks (the risk that the value of interest paid on foreign securities, or the value of the securities themselves, may fall if currency exchange rates change), the risk that a security's value will be hurt by changes in foreign political or social conditions, the possibility of heavy taxation or expropriation and more difficulty obtaining information on foreign securities or companies. In addi-tion, a portfolio of foreign securities may be harder to sell and may be sub-ject to wider price movements than comparable investments in U.S. companies. There is also less government regulation of foreign securities markets.

On January 1, 1999, eleven European countries implemented a new currency unit called the "Euro" which is expected to reshape financial markets, banking sys-tems and monetary policies in Europe and other parts of the world. While it is impossible to predict the impact of the "Euro," it is possible that it could increase volatility in financial markets worldwide which could hurt the value of shares of the fund.

Securities rated in the fourth highest category by the rating agencies are considered investment grade but they may also have some speculative character-istics, meaning that they carry more risk than higher rated securities and may have problems making
26
principal and interest payments in difficult economic climates. Investment grade ratings do not guarantee that bonds will not lose value.

Securities loans involve the risk of a delay in receiving additional collateral if the value of the securities goes up while they are on loan. There is also the risk of delay in recovering the loaned securities and of losing rights to the collateral if a borrower goes bankrupt.

Higher than normal portfolio turnover may result in increased transaction costs to the fund, including brokerage commissions, dealer mark-ups and other trans-action costs on the sale of the securities and on reinvestment in other securi-ties. The sale of fund securities may result in the recognition of capital gain or loss. Given the frequency of sales, such gain or loss will likely be short-term capital gain or loss. Unlike long-term capital gain, short-term capital gain of individuals is taxable at the same rates as ordinary income.

When you invest in this fund you are not making a bank deposit. Your investment is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.

Risk / Return Information

The chart and table below give you a picture of the fund's long-term perfor-mance for Investor A Shares (in the chart) and for Investor A, B and C Shares (in the table). The information shows you how the fund's performance has varied year by year and provides some indication of the risks of investing in the fund. The table compares the fund's performance to that of the Lehman Brothers Aggregate Index, a recognized unmanaged index of bond market performance. As with all such investments, past performance is not an indication of future results. Sales charges are not reflected in the bar chart. If they were, returns would be less than those shown.

The performance for the period before Investor A Shares were launched is based upon performance for Institutional Shares of the fund, which were first issued in December 1992. Investor A Shares were launched in January 1996, Investor B Shares were launched in March 1996 and Investor C Shares were launched in Feb-ruary 1997. The performance for Investor B Shares for the period before they were launched is based upon performance for Institutional and Investor A Shares, and the performance for Investor C Shares for the period before they were launched is based upon performance for Institutional, Investor A and Investor B Shares. The actual return of Investor A Shares would have been lower than shown because Investor A Shares have higher expenses than Institutional Shares. Also, the actual returns of Investor B and C Shares would have been lower compared to

Investor A Shares because Investor B and C Shares have higher expenses than Investor A Shares.
[CHART]
As of 12/31                    Investor A Shares
-------------------------------------------------------------------------------
ANNUAL TOTAL RETURNS**
-------------------------------------------------------------------------------

Best Quarter        1993    1994    1995    1996    1997    1998    1999
Q2 '95: 5.87%       ----    ----    ----    ----    ----    ----    ----
                    9.69   -2.33   18.18    3.19    8.51    7.66   -1.09
Worst Quarter
Q1 '94: -2.63%
The bars for 1993-1996
are based upon performance
for Institutional Shares of
the fund.
As of 12/31/99
-------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS**
-------------------------------------------------------------------------------
                                                         Since      Inception
                      1 Year     3 Years    5 Years    Inception      Date
Core Bond; Inv A      -5.06%      3.51%      6.23%       5.45%      12/09/92
Core Bond; Inv B      -6.24%      2.91%      6.06%       5.63%      12/09/92
Core Bond; Inv C      -2.81%      4.14%      6.49%       5.63%      12/09/92
Lehman Aggregate      -0.82%      5.73%      7.73%       6.58%         N/A*


* For comparative purposes, the value of the index on 12/01/92 is used as the beginning value on 12/09/92.

** The chart and the table both assume reinvestment of dividends and distribu-tions.

Expenses and Fees

Expenses and Fees

As a shareholder you pay certain fees and expenses. Shareholder transaction fees are paid out of your investment and annual fund operating expenses are paid out of fund assets.

This prospectus offers shareholders different ways to invest with three sepa-rate pricing options. You need to understand your choices so that you can choose the pricing option that is most suitable for you. With one option (In-vestor A Shares) you pay a one-time front-end transaction fee each time you buy shares. The other options (Investor B and Investor C Shares) have no front-end charges but have higher on-going fees, which are paid over the life of the investment, and have a contingent deferred sales charge (CDSC) that you may pay when you redeem your shares. Which option should you choose? It depends on your individual circumstances. You should know that the lowest sales charge won't necessarily be the least expensive option over time. For example, if you intend to hold your shares long term it may cost less to buy A Shares than B or C Shares.



 These returns assume payment of applicable sales charges.

The tables below explain your pricing options and describe the fees and expenses that you may pay if you buy and hold Investor A, B and C Shares of the fund. The "Annual Fund Operating Expenses" table is based on expenses for the most recent fiscal year.

Shareholder Fees (Fees paid directly from your investment)



                               A Shares B Shares C Shares


Maximum Front-End Sales
 Charge*                         4.0%    0.0%    0.0%
(as percentage of offering
 price)
Maximum Deferred Sales Charge    0.0%    4.5%**  1.00%***
(as percentage of offering
 price)


  * Reduced front-end sales charges may be available. A CDSC of up to 0.75% is assessed on certain redemptions of Investor A Shares that are purchased with no initial sales charge as part of an investment of $1,000,000 or more.

 ** The CDSC is 4.5% if shares are redeemed in less than one year. The CDSC for Investor B Shares decreases for redemptions made in subsequent years. After six years there is no CDSC on B Shares. (See page 124 for complete schedule of CDSCs.)
*** There is no CDSC on C Shares after one year.

Annual Fund Operating Expenses
(Expenses that are deducted from fund assets)



                                A Shares B Shares C Shares


Advisory fees                     .50%     .50%     .50%
Distribution and service (12b-
 1) fees                          .50%    1.15%    1.15%
Interest expense                  .38%     .38%     .38%
Other expenses/1/                 .36%     .36%     .36%
Total annual fund operating
 expenses                        1.74%    2.39%    2.39%
Fee waivers and expense
  reimbursements*                 .34%     .24%     .24%
Net expenses*                    1.40%    2.15%    2.15%



  * BlackRock and BlackRock Distributors, Inc., the fund's distributor, have contractually agreed to waive or reimburse fees or expenses in order to limit fund expenses to 1.02% (excluding interest expense) (for Investor A Shares) and 1.77% (excluding interest expense) (for Investor B and C Shares) of average daily net assets until February 1, 2001. The fund may have to repay some of these waivers and reimbursements to BlackRock in the following two years. See the "Management" section on page 130 for a discussion of these waivers and reimbursements.

  /1/"Other expenses" have been restated to reflect current expenses.

  IMPORTANT DEFINITIONS

 Advisory Fees: Fees paid to the investment adviser for portfolio management services.

 Service Fees: Fees that are paid to BlackRock and /or its affiliates for shareholder account service and maintenance.

 Distribution Fees: A method of charging distribution-related expenses against fund assets.

 Interest Expense: The cost of borrowing money to buy additional securities, primarily through reverse repurchase agreements (under which the fund sells securities and agrees to buy them back at a particular date and price).

 Other Expenses: Include administration, transfer agency, custody, professional fees and registration fees.

Example:

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. We are assuming an initial investment of $10,000, 5% total return each year with no changes in operating expenses, redemption at the end of each time period and, with respect to B Shares and C Shares only, no redemption at the end of each time period. Although your actual cost may be higher or lower, based on these assumptions your costs would be:



                 1 Year 3 Years 5 Years 10 Years


A Shares*         $537    $894  $1,275  $2,343
B Shares**
   Redemption     $668  $1,073  $1,454  $2,471***
B Shares
   No Redemption  $218    $723  $1,254  $2,471***
C Shares**
   Redemption     $318    $723  $1,254  $2,708
C Shares
   No Redemption  $218    $723  $1,254  $2,708


  *Reflects imposition of sales charge.
 **Reflects deduction of CDSC.
*** Based on the conversion of the Investor B Shares to Investor A Shares after seven years.

Fund Management

The fund is managed by a team of investment professionals at BlackRock Finan-cial Management, Inc. (BFM), including the following individuals who have day-to-day responsibility: Keith Anderson, Managing Director of BFM since 1988, Scott Amero, Managing Director of BFM since 1990 and Rajiv Sobti, Managing Director of BFM since March 1998. Prior to joining BFM, Rajiv Sobti was a Man-aging Director and head of Quantitative Research with Donaldson Lufkin & Jen-rette for 12 years. Keith Anderson has been a member of the team managing the fund since 1997, Scott Amero since 1992 and Rajiv Sobti since 1998. Keith Anderson has been a portfolio co-manager since 1997, Scott Amero since 1999 and Rajiv Sobti since 1999.
30

Financial Highlights
The financial information in the table below shows the fund's financial perfor-mance for the periods indicated. Certain information reflects results for a single fund share. The term "Total Return" indicates how much your investment would have increased or decreased during this period of time and assumes that you have reinvested all dividends and distributions. These figures have been audited by PricewaterhouseCoopers LLP, the fund's independent accountants. The auditor's report, along with the fund's financial statements, are included in the Company's annual report which is available upon request (see back cover for ordering instructions).

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
(For an Investor A, B or C Share Outstanding Throughout Each Period)

            Core Bond Portfolio



                                     INVESTOR A                                           INVESTOR B
                                       SHARES                                               SHARES
                                                  For the      For the                                 For the      For the
                                                  Period       Period                                  Period       Period
                       Year      Year     Year    4/1/96      1/31/96/1     Year      Year     Year    4/1/96      3/18/96/1
                       Ended     Ended    Ended   through     / through     Ended     Ended    Ended   through     / through
                      9/30/99   9/30/98  9/30/97  9/30/96      3/31/96     9/30/99   9/30/98  9/30/97  9/30/96      3/31/96
                       ------    ------   ------   ------       ------      -------   -------  ------   ------       ------
 Net asset value
  at
  beginning of
  period              $10.12    $ 9.82   $ 9.55   $ 9.61       $ 9.99      $ 10.12   $  9.82  $ 9.55   $ 9.61       $ 9.58
                      ------    ------   ------   ------       ------      -------   -------  ------   ------       ------
 Income from
  investment
  operations
 Net investment
  income                0.53      0.55     0.58     0.28         0.08         0.46      0.47    0.51     0.26         0.01
 Net gain (loss)
  on
  investments
  (both
  realized and
  unrealized)          (0.60)     0.40     0.26    (0.06)       (0.38)       (0.60)     0.40    0.26    (0.07)        0.03
                      ------    ------   ------   ------       ------      -------   -------  ------   ------       ------
  Total from
   investment
   operations          (0.07)     0.95     0.84     0.22        (0.30)       (0.14)     0.87    0.77     0.19         0.04
                      ------    ------   ------   ------       ------      -------   -------  ------   ------       ------
 Less
  distributions
 Distributions
  from net
  investment
  income               (0.52)    (0.56)   (0.57)   (0.28)       (0.08)       (0.45)    (0.48)  (0.50)   (0.25)       (0.01)
 Distributions
  from net
  realized
  capital gains        (0.22)    (0.09)     - -      - -          - -        (0.22)    (0.09)    - -      - -          - -
                      ------    ------   ------   ------       ------      -------   -------  ------   ------       ------
  Total
   distributions       (0.74)    (0.65)   (0.57)   (0.28)       (0.08)       (0.67)    (0.57)  (0.50)   (0.25)       (0.01)
                      ------    ------   ------   ------       ------      -------   -------  ------   ------       ------
 Net asset value
  at end
  of period           $ 9.31    $10.12   $ 9.82   $ 9.55       $ 9.61      $  9.31   $ 10.12  $ 9.82   $ 9.55       $ 9.61
                      ======    ======   ======   ======       ======      =======   =======  ======   ======       ======
 Total returns/3/      (0.64)%   10.04%    9.52%    2.36%       (2.96)%      (1.38)%    9.20%   8.71%    1.98%       (0.33)%
 Ratios/Supplemental
  data
 Net assets at
  end of
  period  (in
  thousands)          $6,776    $5,108   $2,441   $  320       $   80      $14,383   $11,734  $5,295   $1,497       $   77
 Ratios of
  expenses to
  average net
  assets
  After
   advisory/
   administration
   fee waivers          1.41%     1.27%    1.36%    1.27%/2/     1.11%/2/     2.15%     2.01%   2.17%    2.00%/2/     1.86%/2/
  After
   advisory/
   administration
   fee
   waivers
   (excluding
   interest
   expense)             1.03%     0.98%    1.01%    1.02%/2/     1.02%/2/     1.77%     1.76%   1.75%    1.72%/2/     1.77%/2/
  Before
   advisory/
   administration
   fee
   waivers              1.66%     1.61%    1.65%    1.56%/2/     1.36%/2/     2.41%     2.35%   2.46%    2.29%/2/     2.11%/2/
 Ratios of net
  investment
  income
  to average net
  assets
  After
   advisory/
   administration
   fee waivers          5.48%     5.49%    5.96%    6.04%/2/     5.34%/2/     4.72%     4.78%   5.19%    5.40%/2/     4.62%/2/
  Before
   advisory/
   administration
   fee waivers          5.23%     5.15%    5.67%    5.75%/2/     5.10%/2/     4.47%     4.44%   4.90%    5.11%/2/     4.37%/2/
 Portfolio
  turnover rate          328%      405%     441%     308%         723%         328%      405%    441%     308%         723%


                              INVESTOR C
                                SHARES

                                          For the
                                           Period
                       Year      Year    2/28/97/1/
                       Ended     Ended    through
                      9/30/99   9/30/98   9/30/97
                      --------- -------- ------------
 Net asset value
  at
  beginning of
  period              $10.12    $ 9.82     $ 9.64
                      --------- -------- ------------
 Income from
  investment
  operations
 Net investment
  income                0.47      0.47       0.29
 Net gain (loss)
  on
  investments
  (both
  realized and
  unrealized)          (0.61)     0.40       0.17
                      --------- -------- ------------
  Total from
   investment
   operations          (0.14)     0.87       0.46
                      --------- -------- ------------
 Less
  distributions
 Distributions
  from net
  investment
  income               (0.45)    (0.48)     (0.28)
 Distributions
  from net
  realized
  capital gains        (0.22)    (0.09)       - -
                      --------- -------- ------------
  Total
   distributions       (0.67)    (0.57)     (0.28)
                      --------- -------- ------------
 Net asset value
  at end
  of period           $ 9.31    $10.12     $ 9.82
                      ========= ======== ============
 Total returns/3/      (1.38)%    9.20%      4.82%
 Ratios/Supplemental
  data
 Net assets at
  end of
  period  (in
  thousands)          $6,762    $2,035     $  128
 Ratios of
  expenses to
  average net
  assets
  After
   advisory/
   administration
   fee waivers          2.16%     1.90%      1.93%/2/
  After
   advisory/
   administration
   fee
   waivers
   (excluding
   interest
   expense)             1.76%     1.73%      1.74%/2/
  Before
   advisory/
   administration
   fee
   waivers              2.40%     2.24%      2.22%/2/
 Ratios of net
  investment
  income
  to average net
  assets
  After
   advisory/
   administration
   fee waivers          4.81%     4.75%      5.22%/2/
  Before
   advisory/
   administration
   fee waivers          4.56%     4.41%      4.93%/2/
 Portfolio
  turnover rate          328%      405%       441%


            -------------------------------------------------------------------

/1/Commencement of operations of share class.
/2/Annualized.
/3/Neither front-end sales load nor contingent deferred sales load is reflected.
                                                                             31

             BlackRock
[GRAPHIC]    Government Income
             Portfolio

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Investment Goal
The fund seeks current income consistent with the preservation of capital.

Primary Investment Strategies
In pursuit of this goal, the fund manager invests primarily in the highest rated government and agency bonds in the ten to fifteen year maturity range. The fund normally invests at least 80% of its total assets in bonds and at least 65% of its total assets in obligations issued or guaranteed by the U.S. Government and its agencies. Securities purchased by the fund are rated in the highest rating category (AAA or Aaa) at the time of purchase by at least one major rating agency or are determined by the fund manager to be of similar quality.

The management team evaluates categories of the government/agency market and individual bonds within these categories. The manager selects bonds from sev-eral categories including: U.S. Treasuries and agency securities, commercial and residential mortgage-backed securities (including CMOs), asset-backed securities and corporate bonds. Securities are purchased for the fund when the manager determines that they have the potential for above-average current income. The fund measures its performance against the Lehman Mortgage/10 Year Treasury Index (the benchmark).

If a security falls below the highest rating, the manager will decide whether to continue to hold the security. A security will be sold if, in the opinion of the fund manager, the risk of continuing to hold the security is unaccept-able when compared to the total return potential.

The fund manager will normally attempt to structure the fund's portfolio to have comparable duration to its benchmark. Duration, which measures price sen-sitivity to interest rate changes, is not necessarily equal to average maturi-ty.

The fund manager may, when consistent with the fund's investment objective, use options or futures (commonly known as derivatives). The primary purpose of using derivatives is to attempt to reduce risk to the fund as a whole (hedge) but they may also be used to maintain liquidity, commit cash pending invest-ment or for speculation to increase returns. The fund may also enter into

  IMPORTANT DEFINITIONS


 Asset-Backed Securities: Bonds that are backed by a pool of assets, usually loans such as installment sale contracts or credit card receivables.

 Bonds: Debt obligations such as bonds and debentures, U.S. Government securities, debt obligations of domestic and foreign corporations, debt obligations of foreign governments and their political subdivisions, asset-backed securities, various mortgage-backed securities (both residential and commercial), other floating or variable rate obligations, municipal obligations and zero coupon debt securities.

 Collateralized Mortgage Obligations (CMO): Are Bonds that are backed by cash flows from pools of mortgages. CMOs may have multiple classes with different payment rights and protections.

 Commercial Mortgage-Backed Securities (CMBS): A fixed-income security that is backed by a mortgage loan or pools of loans secured by commercial property, not residential mortgages.

 Duration: A mathematical calculation of the average life of a bond (or bonds in a bond fund) that serves as a useful measure of its price risk. Each year of duration represents an expected 1% change in the price of a bond for every 1% change in interest rates. For example, if a bond fund has an average duration of four years, its price will fall about 4% when interest rates rise by one percentage point. Conversely, the bond fund's price will rise about 4% when interest rates fall by one percentage point.

 Lehman Mortgage/10 Year Treasury Index: An unmanaged index comprised of 50% allocation to the mortgage component of the Lehman Brothers Aggregate Index and a 50% allocation of the Merrill Lynch 10 year Treasury Index.

interest rate transactions as a hedging technique. In these transactions, the fund exchanges its right to pay or receive interest with another party for their right to pay or receive interest.

The fund can borrow money to buy additional securities. This practice is known as "leverage." The fund may borrow from banks or other financial institutions or through reverse repurchase agreements (under which the fund sells securities and agrees to buy them back at a particular date and price). The fund normally may borrow up to 33 1/3% of the value of its total assets.

The fund may lend some of its securities on a short-term basis in order to earn extra income. The fund will receive collateral in cash or high quality securi-ties equal to the current value of the loaned securities. These loans will be limited to 33 1/3% of the value of the fund's total assets.

The fund may engage in active and frequent trading of portfolio securities to achieve its principal investment strategies.

Should the Company's Board of Trustees determine that the investment objective of the fund should be changed, shareholders will be given at least 30 days notice before any such change is made.

Key Risks

Key Risks
While the fund manager chooses bonds he believes can provide above average cur-rent income, there is no guarantee that shares of the fund will not lose value. This means you could lose money.

A main risk of investing in the fund is interest rate risk. Typically, when interest rates rise, there is a corresponding decline in the market value of bonds such as those held by the fund.

The fund may make investments in residential and commercial mortgage-backed securities and other asset-backed securities. The characteristics of these mortgage-backed and asset-backed securities differ from traditional fixed income securities.

A main difference is that the principal on mortgage-or asset-backed securities may normally be prepaid at any time, which will reduce the yield and market value of these securities. Asset-backed securities and CMBS generally experi-ence less prepayment than residential mortgage-backed securities. In periods of falling interest rates, the rate of prepayments tends to increase (as does price fluctuation) as borrowers are motivated to pay off debt and refinance at new lower rates. During such periods, reinvestment of the prepayment proceeds by the manager will generally be at lower rates of return than the return on the assets which were prepaid.

                             IMPORTANT DEFINITIONS


 Maturity: The date upon which debt securities are due to be repaid, that is, the date when the issuer generally must pay back the face amount of the security.

 Mortgage-Backed Securities: Asset-backed securities based on a particular type of asset, a mortgage. There is a wide variety of mortgage backed securities involving commercial or residential, fixed rate or adjustable rate mortgages and mortgages issued by banks or government agencies.

 Total Return: A way of measuring fund performance. Total return is based on a calculation that takes into account income dividends, capital gain distributions and the increase or decrease in share price.

Certain asset-backed securities are based on loans that are unsecured, which means that there is no collateral to seize if the underlying borrower defaults. Other asset-based securities may not have the benefit of as much collateral as mortgage-backed securities.

Treasury obligations differ only in their interest rates, maturities and times of issuance. Obligations of U.S. Government agencies and authorities are sup-ported by the full faith and credit of the United States. Others are supported by the right of the issuer to borrow from the Treasury, and others are sup-ported only by the credit of the entity. No assurance can be given that the U.S. Government will provide financial support to its agencies and authorities if it is not obligated by law to do so.

The fund's use of derivative and interest rate transactions may reduce the fund's returns and/or increase volatility, which is defined as the character-istic of a security or a market to fluctuate significantly in price within a short period of time.

Leverage is a speculative technique which may expose the fund to greater risk and increase its cost. Increases and decreases in the value of the fund's portfolio will be magnified when the fund uses leverage. For example, leverage may cause greater swings in the fund's net asset value. The fund will also have to pay interest on its borrowings, reducing the fund's return. This interest expense may be greater than the fund's return on the underlying investment.

Securities loans involve the risk of a delay in receiving additional collat-eral if the value of the securities goes up while they are on loan. There is also the risk of delay in recovering the loaned securities and of losing rights to the collateral if a borrower goes bankrupt.

Higher than normal portfolio turnover may result in increased transaction costs to the fund, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of fund securities may result in the recognition of capi-tal gain or loss. Given the frequency of sales, such gain or loss will likely be short-term capital gain or loss. Unlike long-term capital gain, short-term capital gain of individuals is taxable at the same rates as ordinary income.

When you invest in this fund you are not making a bank deposit. Your invest-ment is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.
34

Risk / Return Information

The chart and table below give you a picture of the fund's long-term perfor-mance for Investor A Shares (in the chart) and for Investor A, B and C Shares (in the table). The information shows you how the fund's performance has var-ied year by year and provides some indication of the risks of investing in the fund. The table compares the fund's performance to that of the Lehman Mort-gage/10 Year Treasury Index, a recognized unmanaged index of bond market per-formance. As with all such investments, past performance is not an indication of future results. Sales charges are not reflected in the bar chart. If they were, returns would be less than those shown.

The performance for the period before Investor C Shares were launched is based upon performance for Investor B Shares of the fund. Investor C Shares were launched in February 1997.


                                    [CHART]
As of 12/31                    Investor A Shares
------------------------------------------------------------------------------
ANNUAL TOTAL RETURNS**
------------------------------------------------------------------------------
Best Quarter             1995      1996      1997      1998      1999
Q2 '95: 6.92%            ----      ----      ----      ----      ----
                        18.99      3.41     10.52      8.00     -2.26
Worst Quarter
Q1 '96: -1.94%
As of 12/31/99
------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS**
------------------------------------------------------------------------------

                                                             Since     Inception
                              1 Year   3 Years   5 Years   Inception     Date
Government Income; Inv A      -6.69%    3.65%     6.53%      6.18%     10/03/94
Government Income; Inv B      -7.39%    3.26%     6.29%      6.14%     10/03/94
Government Income; Inv C      -3.96%    4.49%     6.72%      6.35%     10/03/94
Leh. Mtg./10 Yr. Tsy.         -3.30%    5.44%     7.66%      7.36%       N/A*


  * For comparative purposes, the value of the index on 10/01/94 is used as the beginning value on 10/03/94.

 ** The chart and the table both assume reinvestment of dividends and distri-butions.

Expenses and Fees

Expenses and Fees

As a shareholder you pay certain fees and expenses. Shareholder transaction fees are paid out of your investment and annual fund operating expenses are paid out of fund assets.

This prospectus offers shareholders different ways to invest with three sepa-rate pricing options. You need to understand your choices so that you can choose the pricing option that is most suitable for you. With one option (In-vestor A Shares) you pay a one-time front-end transaction fee each time you buy shares. The These returns assume payment of applicable sales charges.

other options (Investor B and Investor C Shares) have no front-end charges but have higher on-going fees, which are paid over the life of the investment, and have a contingent deferred sales charge (CDSC) that you may pay when you redeem your shares. Which option should you choose? It depends on your indi-vidual circumstances. You should know that the lowest sales charge won't nec-essarily be the least expensive option over time. For example, if you intend to hold your shares long term it may cost less to buy A Shares than B or C Shares.

The tables below explain your pricing options and describe the fees and expenses that you may pay if you buy and hold Investor A, B and C Shares of the fund. The "Annual Fund Operating Expenses" table is based on expenses for the most recent fiscal year.

Shareholder Fees
(Fees paid directly from your investment)



                               A Shares B Shares C Shares


Maximum Front-End Sales
 Charge*                         4.5%    0.0%    0.0%
(as percentage of offering
 price)
Maximum Deferred Sales Charge    0.0%    4.5%**  1.00%***
(as percentage of offering
 price)

  * Reduced front-end sales charges may be available. A CDSC of up to 1.00% is assessed on certain redemptions of Investor A Shares that are purchased with no initial sales charge as part of an investment of $1,000,000 or more.

 ** The CDSC is 4.5% if shares are redeemed in less than one year. The CDSC for Investor B Shares decreases for redemptions made in subsequent years. After six years there is no CDSC on B Shares. (See page 124 for complete schedule of CDSCs.)
*** There is no CDSC on C Shares after one year.

Annual Fund Operating Expenses
(Expenses that are deducted from fund assets)



                                A Shares B Shares C Shares


Advisory fees                     .50%     .50%     .50%
Distribution and service (12b-
 1) fees                          .50%    1.15%    1.15%
Interest expense                  .89%     .89%     .89%
Other expenses/1/                 .52%     .52%     .52%
Total annual fund operating
 expenses                        2.41%    3.06%    3.06%
Fee waivers and expense
 reimbursements*                  .45%     .35%     .35%
Net expenses*                    1.96%    2.71%    2.71%



 * BlackRock and BlackRock Distributors, Inc., the fund's distributor, have contractually agreed to waive or reimburse fees or expenses in order to limit fund expenses to 1.07% (excluding interest expense) (for Investor A Shares) and 1.82% (excluding interest expense) (for Investor B and C Shares) of average daily net assets until February 1, 2001. The fund may have to repay some of these waivers and reimbursements to BlackRock in the following two years. See the "Management" section on page 130 for a discus-sion of these waivers and reimbursements.

 /1/"Other expenses" have been restated to reflect current expenses.


  IMPORTANT DEFINITIONS


 Advisory Fees: Fees paid to the investment adviser for portfolio management services.

 Service Fees: Fees that are paid to BlackRock and /or its affiliates for shareholder account service and maintenance.

 Distribution Fees: A method of charging distribution-related expenses against fund assets.

 Interest Expense: The cost of borrowing money to buy additional securities, primarily through reverse repurchase agreements (under which the fund sells securities and agrees to buy them back at a particular date and price.)

 Other Expenses: Include administration, transfer agency, custody, professional fees and registration fees.

Example:

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. We are assuming an initial investment of $10,000, 5% total return each year with no changes in operating expenses, redemption at the end of each time period and, with respect to B Shares and C Shares only, no redemption at the end of each time period. Although your actual cost may be higher or lower, based on these assumptions your costs would be:



                 1 Year 3 Years 5 Years 10 Years


A Shares*         $640  $1,127  $1,639  $3,040
B Shares**
   Redemption     $724  $1,262  $1,776  $3,127***
B Shares
   No Redemption  $274  $  912  $1,576  $3,127***
C Shares**
   Redemption     $374  $  912  $1,576  $3,349
C Shares
   No Redemption  $274  $  912  $1,576  $3,349


  *Reflects imposition of sales charge.
 **Reflects deduction of CDSC.
*** Based on the conversion of the Investor B Shares to Investor A Shares after seven years.

Fund Management

The fund is managed by a team of investment professionals at BlackRock Finan-cial Management, Inc. (BFM), including the following individuals who have day-to-day responsibility: Rajiv Sobti, Managing Director of BFM since March 1998 and Andrew Phillips, Managing Director of BFM since 1991. Prior to joining BFM, Rajiv Sobti was a Managing Director and head of Quantitative Research with Don-aldson Lufkin & Jenrette for 12 years. Rajiv Sobti has been a member of the team managing the fund since 1998 and Andrew Phillips since 1995. Both have been portfolio co-managers since 1999.
                                                                             37

Financial Highlights
The financial information in the table below shows the fund's financial per-formance for the periods indicated. Certain information reflects results for a single fund share. The term "Total Return" indicates how much your investment would have increased or decreased during this period of time and assumes that you have reinvested all dividends and distributions. These figures have been audited by PricewaterhouseCoopers LLP, the fund's independent accountants. The auditor's report, along with the fund's financial statements, are included in the Company's annual report which is available upon request (see back cover for ordering instructions).

FINANCIAL HIGHLIGHTS
-------------------------------------------------------------------------------
(For an Investor A, B or C Share Outstanding Throughout Each Period)

           Government Income Portfolio


                                      INVESTOR A                                        INVESTOR B
                                        SHARES                                            SHARES

                                                            For the                                            For the
                                                             Period                                            Period
                       Year      Year     Year     Year    10/03/94/1    Year      Year     Year     Year    10/03/94/1/
                       Ended     Ended    Ended    Ended   / through     Ended     Ended    Ended    Ended     through
                      9/30/99   9/30/98  9/30/97  9/30/96   9/30/95     9/30/99   9/30/98  9/30/97  9/30/96    9/30/95
                       ------    ------   ------   ------     ------     -------   -------  -------  -------    -------
 Net asset value
  at beginning of
  period              $10.84    $10.49   $10.20   $10.68     $10.00     $ 10.84   $ 10.49  $ 10.20  $ 10.68    $ 10.00
                      ------    ------   ------   ------     ------     -------   -------  -------  -------    -------
 Income from
  investment
  operations
 Net investment
  income                0.55      0.53     0.73     0.68       0.55        0.47      0.54     0.66     0.60       0.50
 Net gain (loss)
  on investments
  (both realized
  and
  unrealized)          (0.70)     0.54     0.30    (0.22)      0.68       (0.70)     0.50     0.30    (0.21)      0.68
                      ------    ------   ------   ------     ------     -------   -------  -------  -------    -------
  Total from
   investment
   operations          (0.15)     1.07     1.03     0.46       1.23       (0.23)     1.04     0.96     0.39       1.18
                      ------    ------   ------   ------     ------     -------   -------  -------  -------    -------
 Less
  distributions
 Distributions
  from net
  investment
  income               (0.54)    (0.61)   (0.74)   (0.66)     (0.55)      (0.46)    (0.58)   (0.67)   (0.59)     (0.50)
 Distributions
  from Capital         (0.07)      - -      - -      - -        - -       (0.07)      - -      - -      - -        - -
 Distributions
  from net
  realized
  capital gains        (0.16)    (0.11)     - -    (0.28)       - -       (0.16)    (0.11)     - -    (0.28)       - -
                      ------    ------   ------   ------     ------     -------   -------  -------  -------    -------
  Total
   distributions       (0.77)    (0.72)   (0.74)   (0.94)     (0.55)      (0.69)    (0.69)   (0.67)   (0.87)     (0.50)
                      ------    ------   ------   ------     ------     -------   -------  -------  -------    -------
 Net asset value
  at end of
  period              $ 9.92    $10.84   $10.49   $10.20     $10.68     $  9.92   $ 10.84  $ 10.49  $ 10.20    $ 10.68
                      ======    ======   ======   ======     ======     =======   =======  =======  =======    =======
 Total return/3/       (1.40)%   11.13%   10.48%    4.43%     14.27%      (2.14)%   10.31%    9.66%    3.68%     13.52%
 Ratios/Supplemental
  data
 Net assets at
  end of period
  (in thousands)      $6,713    $6,045   $4,876   $3,651     $2,990     $34,753   $25,165  $14,796  $11,119    $10,188
 Ratios of
  expenses to
  average net
  assets
  After
   advisory/
   administration
   fee waivers          1.96%     1.46%    1.41%    2.96%      0.92%/2/    2.72%     2.01%    2.14%    3.69%      1.60%/2/
  After
   advisory/
   administration
   fee waivers
   (excluding
   interest
   expense)             1.07%     1.05%    1.02%    0.91%      0.37%/2/    1.81%     1.80%    1.77%    1.64%      1.05%/2/
  Before
   advisory/
   administration
   fee waivers          2.32%     2.04%    2.13%    3.72%      2.36%/2/    3.08%     2.59%    2.86%    4.45%      3.05%/2/
 Ratios of net
  investment income
  to average net
  assets
  After
   advisory/
   administration
   fee waivers          5.30%     5.45%    7.63%    6.54%      6.34%/2/    4.55%     4.82%    6.89%    5.76%      5.62%/2/
  Before
   advisory/
   administration
   fee waivers          4.94%     4.87%    6.91%    5.78%      4.89%/2/    4.19%     4.24%    6.17%    5.00%      4.17%/2/
 Portfolio
  turnover rate          195%      477%     393%     434%       258%        195%      477%     393%     434%       258%


                          INVESTOR C SHARES

                                          For the
                                           Period
                       Year      Year    2/28/97/1/
                       Ended     Ended    through
                      9/30/99   9/30/98   9/30/97
                      --------- -------- ------------
 Net asset value
  at beginning of
  period              $10.84    $10.49     $10.30
                      --------- -------- ------------
 Income from
  investment
  operations
 Net investment
  income                0.47      0.51       0.37
 Net gain (loss)
  on investments
  (both realized
  and
  unrealized)          (0.70)     0.53       0.20
                      --------- -------- ------------
  Total from
   investment
   operations          (0.23)     1.04       0.57
                      --------- -------- ------------
 Less
  distributions
 Distributions
  from net
  investment
  income               (0.46)    (0.58)     (0.38)
 Distributions
  from Capital         (0.07)      - -        - -
 Distributions
  from net
  realized
  capital gains        (0.16)    (0.11)       - -
                      --------- -------- ------------
  Total
   distributions       (0.69)    (0.69)     (0.38)
                      --------- -------- ------------
 Net asset value
  at end of
  period              $ 9.92    $10.84     $10.49
                      ========= ======== ============
 Total return/3/       (2.14)%   10.31%      5.64%
 Ratios/Supplemental
  data
 Net assets at
  end of period
  (in thousands)      $2,435    $1,551     $  849
 Ratios of
  expenses to
  average net
  assets
  After
   advisory/
   administration
   fee waivers          2.70%     2.14%      3.24%/2/
  After
   advisory/
   administration
   fee waivers
   (excluding
   interest
   expense)             1.81%     1.80%      1.70%/2/
  Before
   advisory/
   administration
   fee waivers          3.06%     2.72%      3.96%/2/
 Ratios of net
  investment income
  to average net
  assets
  After
   advisory/
   administration
   fee waivers          4.52%     4.64%      5.57%/2/
  Before
   advisory/
   administration
   fee waivers          4.16%     4.06%      4.85%/2/
 Portfolio
  turnover rate          195%      477%       393%


/1/Commencement of operations of share class.
           --------------------------------------------------------------------

/2/Annualized.
/3/Neither front-end sales load nor contingent deferred sales load is reflected.
38

             BlackRock
[GRAPHIC]    GNMA
             Portfolio

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Investment Goal
The fund seeks current income consistent with the preservation of capital.

Primary Investment Strategies
In pursuit of this goal, the fund manager invests primarily in securities issued by the Government National Mortgage Association (GNMA) as well as other U.S. Government securities in the five to ten year maturity range. The fund normally invests at least 80% of its total assets in bonds (including U.S. Treasuries and agency securities and mortgage-backed and asset-backed securi-
ties) and at least 65% of its total assets in GNMA securities.

Securities purchased by the fund are rated in the highest rating category (AAA or Aaa) at the time of purchase by at least one major rating agency or are determined by the fund manager to be of similar quality.

Securities are purchased for the fund when the manager determines that they have the potential for above-average current income. The fund measures its per-formance against the Lehman GNMA Index (the benchmark).

If a security falls below the highest rating, the manager will decide whether to continue to hold the security. A security will be sold if, in the opinion of the fund manager, the risk of continuing to hold the security is unacceptable when compared to the total return potential.

The fund manager will normally attempt to structure the fund's portfolio to have comparable duration to its benchmark. Duration, which measures price sen-sitivity to interest rate changes, is not necessarily equal to average maturi-ty.

The fund manager may, when consistent with the fund's investment objective, use options or futures (commonly known as derivatives). The primary purpose of using derivatives is to attempt to reduce risk to the fund as a whole (hedge) but they may also be used to maintain liquidity, commit cash pending investment or for speculation to increase returns. The fund may also enter into interest rate transactions as a hedging technique. In these transactions, the fund exchanges its right to pay or receive interest with another party for their right to pay or receive interest.


  IMPORTANT DEFINITIONS

 Asset-Backed Securities: Bonds that are backed by a pool of assets, usually loans such as installment sale contracts or credit card receivables.

 Bonds: Debt obligations such as bonds and debentures, U.S. Government securities, debt obligations of domestic and foreign corporations, debt obligations of foreign governments and their political subdivisions, asset-backed securities, various mortgage-backed securities (both residential and commercial), other floating or variable rate obligations, municipal obligations and zero coupon debt securities.

 Commercial Mortgage-Backed Securities (CMBS): Bonds that are backed by a mortgage loan or pool of loans secured by commercial property, not residential mortgages.

 Duration: A mathematical calculation of the average life of a bond (or bonds in a bond fund) that serves as a useful measure of its price risk. Each year of duration represents an expected 1% change in the price of a bond for every 1% change in interest rates. For example, if a bond fund has an average duration of four years, its price will fall about 4% when interest rates rise by one percentage point. Conversely, the bond fund's price will rise about 4% when interest rates fall by one percentage point.

 GNMA Securities: Securities issued by the Government National Mortgage Association (GNMA). These securities represent interests in pools of residential mortgage loans originated by private lenders and pass income from the initial debtors (homeowners) through intermediaries to investors. GNMA securities are backed by the full faith and credit of the U.S. Government.

 Lehman GNMA Index: An unmanaged index comprised of mortgage-backed pass through securities of the Government National Mortgage Association (GNMA).

 Maturity: The date upon which debt securities are due to be repaid, that is, the date when the issuer generally must pay back the face amount of the security.

   IMPORTANT DEFINITIONS

 Mortgage-Backed Securities: Asset-backed securities based on a particular type of asset, a mortgage. There is a wide variety of mortgage backed securities involving commercial or residential, fixed rate or adjustable rate mortgages and mortgages issued by banks or government agencies.

 Total Return: A way of measuring fund performance. Total return is based on a calculation that takes into account income dividends, capital gain distributions and the increase or decrease in share price.

The fund can borrow money to buy additional securities. This practice is known as "leverage." The fund may borrow from banks or other financial institutions or through reverse repurchase agreements (under which the fund sells securi-ties and agrees to buy them back at a particular date and price). The fund normally may borrow up to 33 1/3% of the value of its total assets.

The fund may lend some of its securities on a short-term basis in order to earn extra income. The fund will receive collateral in cash or high quality securities equal to the current value of the loaned securities. These loans will be limited to 33 1/3% of the value of the fund's total assets.

The fund may engage in active and frequent trading of portfolio securities to achieve its principal investment strategies.

Should the Company's Board of Trustees determine that the investment objective of the fund should be changed, shareholders will be given at least 30 days notice before any such change is made.

Key Risks
While the fund manager chooses bonds he believes can provide above average current income, there is no guarantee that shares of the fund will not lose value. This means you could lose money.

A main risk of investing in the fund is interest rate risk. Typically, when interest rates rise, there is a corresponding decline in the market value of bonds such as those held by the fund.

In addition to GNMA securities, the fund may make investments in other resi-dential and commercial mortgage-backed securities and other asset-backed secu-rities. The characteristics of mortgage-backed and asset-backed securities differ from traditional fixed income securities.

A main difference is that the principal on mortgage-or asset-backed securities may normally be prepaid at any time, which will reduce the yield and market value of these securities. Asset-backed securities and CMBS generally experi-ence less prepayment than residential mortgage-backed securities. In periods of falling interest rates, the rate of prepayments tends to increase (as does price fluctuation) as borrowers are motivated to pay off debt and refinance at new lower rates. During such periods, reinvestment of the prepayment proceeds by the manager will generally be at lower rates of return than the return on the assets which were prepaid.

Certain asset-backed securities are based on loans that are unsecured, which means that there is no collateral to seize if the underlying borrower defaults. Other asset-based securities may

                                                                      Key Risks
not have the benefit of as much collateral as mortgage-backed securities.

Treasury obligations differ only in their interest rates, maturities and times of issuance. Obligations of U.S. Government agencies and authorities are sup-ported by varying degrees of credit. No assurance can be given that the U.S. Government will provide financial support to its agencies and authorities if it is not obligated by law to do so.

The fund's use of derivatives and interest rate transactions may reduce the fund's returns and/or increase volatility, which is defined as the characteris-tic of a security or a market to fluctuate significantly in price within a short period of time.

Leverage is a speculative technique which may expose the fund to greater risk and increase its costs. Increases and decreases in the value of the fund's portfolio will be magnified when the fund uses leverage. For example, leverage may cause greater swings in the fund's net asset value. The fund will also have to pay interest on its borrowings, reducing the fund's return. This interest expense may be greater than the fund's return on the underlying investment.

Securities loans involve the risk of a delay in receiving additional collateral if the value of the securities goes up while they are on loan. There is also the risk of delay in recovering the loaned securities and of losing rights to the collateral if a borrower goes bankrupt.

Higher than normal portfolio turnover may result in increased transaction costs to the fund, including brokerage commissions, dealer mark-ups and other trans-action costs on the sale of the securities and on reinvestment in other securi-ties. The sale of fund securities may result in the recognition of capital gain or loss. Given the frequency of sales, such gain or loss will likely be short-term capital gain or loss. Unlike long-term capital gain, short-term capital gain of individuals is taxable at the same rates as ordinary income.

When you invest in this fund you are not making a bank deposit. Your investment is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.
                                                                             41

Risk / Return Information

The chart and table below give you a picture of the fund's long-term perfor-mance for Investor A Shares (in the chart) and for Investor A, B and C Shares (in the table). The information shows you how the fund's performance has varied year by year and provides some indication of the risks of investing in the fund. The table compares the fund's performance to that of the Lehman GNMA Index, a recognized unmanaged index of bond market performance. As with all such investments, past performance is not an indication of future results. Sales charges are not reflected in the bar chart. If they were, returns would be less than those shown.

The performance for the period before the fund was launched is based upon per-formance for a predecessor common trust fund which transferred its assets and liabilities to the fund. The fund was launched in May 1998.


                                    [CHART]
As of 12/31                     Investor A Shares
-------------------------------------------------------------------------------
-
ANNUAL TOTAL RETURNS**
-------------------------------------------------------------------------------
-
Best Quarter      1991   1992   1993   1994   1995   1996   1997   1998   1999
Q2  95: 5.71%     ----   ----   ----   ----   ----   ----   ----   ----   ----
                 15.49   6.22   7.36  -3.99  17.18   4.23   9.19   7.05  -0.19
Worst Quarter
Q1  94: -3.77%
As of 12/31/99
-------------------------------------------------------------------------------
-
AVERAGE ANNUAL TOTAL RETURNS**
-------------------------------------------------------------------------------
-
                                                          Since       Inception
                          1 Year   3 Years    5 Years   Inception       Date
GNMA; Inv A               -4.20%    3.85%      6.46%      6.58%       05/31/90
GNMA; Inv B               -5.40%    3.26%      6.10%      6.24%       05/31/90
GNMA; Inv C               -1.93%    4.49%      6.53%      6.24%       05/31/90
Lehman GNMA Index          1.92%    6.08%      8.07%      7.98%         N/A*


 * For comparative purposes, the value of the index on 06/01/90 is used as the beginning value on 05/31/90.

** The chart and the table both assume reinvestment of dividends and distributions.

 These returns assume payment of applicable sales charge.
42

Expenses and Fees

Expenses and Fees

As a shareholder you pay certain fees and expenses. Shareholder transaction fees are paid out of your investment and annual fund operating expenses are paid out of fund assets.

This prospectus offers shareholders different ways to invest with three sepa-rate pricing options. You need to understand your choices so that you can choose the pricing option that is most suitable for you. With one option (In-vestor A Shares) you pay a one-time front-end transaction fee each time you buy shares. The other options (Investor B and Investor C Shares) have no front-end charges but have higher on-going fees, which are paid over the life of the investment, and have a contingent deferred sales charge (CDSC) that you may pay when you redeem your shares. Which option should you choose? It depends on your individual circumstances. You should know that the lowest sales charge won't necessarily be the least expensive option over time. For example, if you intend to hold your shares long term it may cost less to buy A Shares than B or C Shares.

The tables below explain your pricing options and describe the fees and expenses that you may pay if you buy and hold Investor A, B and C Shares of the fund. The "Annual Fund Operating Expenses" table is based on expenses for the most recent fiscal year.

Shareholder Fees
(Fees paid directly from your investment)



                               A Shares B Shares C Shares


Maximum Front-End Sales
 Charge*                         4.0%    0.0%    0.0%
(as percentage of offering
 price)
Maximum Deferred Sales Charge    0.0%    4.5%**  1.00%***
(as percentage of offering
 price)


  * Reduced front-end sales charges may be available. A CDSC of up to 0.75% is assessed on certain redemptions of Investor A Shares that are purchased with no initial sales charge as part of an investment of $1,000,000 or more.

 ** The CDSC is 4.5% if shares are redeemed in less than one year. The CDSC for Investor B Shares decreases for redemptions made in subsequent years. After six years there is no CDSC on B Shares. (See page 124 for complete schedule of CDSCs.)
*** There is no CDSC on C Shares after one year.

Annual Fund Operating Expenses
(Expenses that are deducted from fund assets)



                                A Shares B Shares C Shares


Advisory fees                     .55%     .55%     .55%
Distribution and service (12b-
 1) fees                          .50%    1.15%    1.15%
Interest expense                  .26%     .26%     .26%
Other expenses/1/                 .42%     .42%     .42%
Total annual fund operating
 expenses                        1.73%    2.38%    2.38%
Fee waivers and expense
 reimbursements*                  .40%     .30%     .30%
Net expenses*                    1.33%    2.08%    2.08%



  * BlackRock and BlackRock Distributors, Inc., the fund's distributor, have contractually agreed to waive or reimburse fees or expenses in order to limit fund expenses to 1.07% (excluding interest expense) (for Investor A Shares) and 1.82% (excluding interest expense) (for Investor B and C Shares) of average daily net assets until February 1, 2001. The fund may have to repay some of these waivers and reimbursements to BlackRock in the following two years. See the "Management" section on page 130 for a discussion of these waivers and reimbursements.

  /1/"Other expenses" have been restated to reflect current expenses.

Example:

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. We are assuming an initial investment of $10,000, 5% total return each year with no changes in operating expenses, redemption at the end of each time period and, with respect to B Shares and C Shares only, no redemption at the end of each time period. Although your actual cost may be higher or lower, based on these assumptions your costs would be:



                                  5      10
                 1 Year 3 Years Years  Years


A Shares*         $530  $  886  $1,265 $2,327
B Shares**
   Redemption     $661  $1,064  $1,443 $2,456
B Shares
   No Redemption  $211    $714  $1,243 $2,456***
C Shares**
   Redemption     $311    $714  $1,243 $2,693
C Shares
   No Redemption  $211    $714  $1,243 $2,693


  * Reflects imposition of sales charge.
 ** Reflects deduction of CDSC.

*** Based on the conversion of Investor B Shares to Investor A Shares after seven years.

Fund Management

The fund is managed by a team of investment professionals at BlackRock Finan-cial Management, Inc. (BFM), including the following individuals who have day-to-day responsibility: Rajiv Sobti, Managing Director of BFM since March 1998 and Andrew Phillips, Managing Director of BFM since 1991. Prior to joining BFM, Rajiv Sobti was a Managing Director and head of Quantitative Research with Donaldson Lufkin & Jenrette for 12 years. Rajiv Sobti and Andrew Phillips have been members of the team managing the fund since 1998 and portfolio co-managers since 1999.

  IMPORTANT DEFINITIONS

 Advisory Fees: Fees paid to the investment adviser for portfolio management services.

 Service Fees: Fees that are paid to BlackRock and /or its affiliates for shareholder account service and maintenance.

 Distribution Fees: A method of charging distribution-related expenses against fund assets.

 Interest Expense: The cost of borrowing money to buy additional securities, primarily through reverse repurchase agreements (under which the fund sells securities and agrees to buy them back at a particular date and price).

 Other Expenses: Include administration, transfer agency, custody, professional fees and registration fees.

Financial Highlights
The financial information in the table below shows the fund's financial perfor-mance for the period indicated. Certain information reflects results for a sin-gle fund share. The term "Total Return" indicates how much your investment would have increased or decreased during this period of time and assumes that you have reinvested all dividends and distributions. These figures have been audited by PricewaterhouseCoopers LLP, the fund's independent accountants. The auditor's report, along with the fund's financial statements, are included in the Company's annual report, which is available upon request (see back cover for ordering instructions).
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
(For an Investor A, B or C Share Outstanding Throughout Each Period)

                                    GNMA Portfolio



                               INVESTOR              INVESTOR               INVESTOR
                               A SHARES              B SHARES               C SHARES
                                     For the                For the                For the
                                     Period                 Period                 Period
                            Year    5/18/98/1     Year     5/18/98/1     Year     5/18/98/1
                            Ended   / through     Ended    / through     Ended    / through
                           9/30/99   9/30/98     9/30/99    9/30/98     9/30/99    9/30/98
                           ------    ------      ------     ------      ------     ------
Net asset value at
 beginning of period       $10.11    $10.00      $10.11     $10.00      $10.11     $10.00
                           ------    ------      ------     ------      ------     ------
Income from investment
 operations
 Net investment income       0.56      0.20        0.48       0.17        0.48       0.23
 Net gain (loss) on
  investments (both
  realized and
  unrealized)               (0.49)     0.11       (0.49)      0.11       (0.49)      0.05
                           ------    ------      ------     ------      ------     ------
  Total from investment
   operations                0.07      0.31       (0.01)      0.28       (0.01)      0.28
                           ------    ------      ------     ------      ------     ------
Less distributions
 Distributions from net
  investment income         (0.55)    (0.20)      (0.47)     (0.17)      (0.47)     (0.17)
 Distributions from net
  realized capital gains    (0.02)      - -       (0.02)       - -       (0.02)       - -
                           ------    ------      ------     ------      ------     ------
  Total distributions       (0.57)    (0.20)      (0.49)     (0.17)      (0.49)     (0.17)
                           ------    ------      ------     ------      ------     ------
Net asset value at end of
 period                    $ 9.61    $10.11      $ 9.61     $10.11      $ 9.61     $10.11
                           ======    ======      ======     ======      ======     ======
Total return/3/              0.67%     3.12%      (0.09)%     2.85%      (0.09)%     2.85%
Ratios/Supplemental data
 Net assets at end of
  period (in thousands)    $1,106    $  535      $  229     $  166      $   24     $  - -
 Ratios of expenses to
  average net assets
 After
  advisory/administration
  fee waivers                1.37%     1.10%/2/    2.08%      1.73%/2/    2.16%      0.57%/2/
 After
  advisory/administration
  fee waivers (excluding
  interest expense)          1.08%     1.06%/2/    1.81%      1.70%/2/    1.71%      0.57%/2/
 Before
  advisory/administration
  fee waivers                1.69%     1.47%/2/    2.43%      2.10%/2/    2.50%      0.94%/2/
 Ratios of net investment
  income to average net
  assets
 After
  advisory/administration
  fee waivers                5.76%     5.65%/2/    4.94%      4.50%/2/    5.15%      5.26%/2/
 Before
  advisory/administration
  fee waivers                5.44%     5.28%/2/    4.59%      4.13%/2/    4.81%      4.90%/2/
Portfolio turnover rate       124%       56%        124%        56%        124%        56%


                                    -------------------------------------------

/1/Commencement of operations of share class.
/2/Annualized.
/3/Neither front-end sales load nor contingent deferred sales load is reflected.
                                                                             45

             BlackRock
logo         Managed Income
             Portfolio

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Investment Goal
The fund seeks current income consistent with the preservation of capital.

Primary Investment Strategies
In pursuit of this goal, the fund manager invests primarily in investment grade bonds in the five to ten year maturity range. The fund normally invests at least 80% of its total assets in bonds and only buys securities rated invest-ment grade at the time of purchase by at least one major rating agency or determined by the manager to be of similar quality. The fund may invest up to 10% of its total assets in bonds of foreign issuers.

The management team evaluates categories of the bond market and individual bonds within those categories. The manager selects bonds from several catego-ries including: U.S. Treasuries and agency securities, commercial and residen-tial mortgage-backed securities, asset-backed securities and corporate bonds. Securities are purchased for the fund when the manager determines that they have the potential for above-average current income. The fund measures its per-formance against the Lehman Brothers Aggregate Index (the benchmark).

If a security falls below investment grade, the manager will decide whether to continue to hold the security. A security will be sold if, in the opinion of the fund manager, the risk of continuing to hold the security is unacceptable when compared to the total return potential.

The fund manager will normally attempt to structure the fund's portfolio to have comparable duration to its benchmark. Duration, which measures price sen-sitivity to interest rate changes, is not necessarily equal to average maturi-ty.

The fund manager may, when consistent with the fund's investment objective, use options or futures (commonly known as derivatives). The primary purpose of using derivatives is to attempt to reduce risk to the fund as a whole (hedge) but they may also be used to maintain liquidity, commit cash pending investment or for speculation to increase returns. The fund may also enter into interest rate or foreign currency transactions as a hedging technique. In these transac-tions, the fund exchanges its right to pay or receive interest or currencies with another party for their right to pay or receive interest or another cur-rency in the future.

  IMPORTANT DEFINITIONS

 Asset-Backed Securities: Bonds that are backed by a pool of assets, usually loans such as installment sale contracts or credit card receivables.

 Bonds: Debt obligations such as bonds and debentures, U.S. Government securities, debt obligations of domestic and foreign corporations, debt obligations of foreign governments and their political subdivisions, asset-backed securities, various mortgage-backed securities (both residential and commercial), other floating or variable rate obligations, municipal obligations and zero coupon debt securities.

 Commercial Mortgage-Backed Securities (CMBS): Bonds that are backed by a mortgage loan or pools of loans secured by commercial property, not residential mortgages.

 Duration: A mathematical calculation of the average life of a bond (or bonds in a bond fund) that serves as a useful measure of its price risk. Each year of duration represents an expected 1% change in the price of a bond for every 1% change in interest rates. For example, if a bond fund has an average duration of four years, its price will fall about 4% when interest rates rise by one percentage point. Conversely, the bond fund's price will rise about 4% when interest rates fall by one percentage point.

 Investment Grade: Securities which are rated in the four highest categories by at least one of the major rating agencies or determined by the fund manager to be of similar quality. Generally, the higher the rating of a bond, the higher the likelihood that interest and principal payments will be made on time.

 Lehman Brothers Aggre-gate Index: An unman-aged index comprised of more than 5,000 taxable bonds. This is an index of investment grade bonds; all securities included must be rated investment grade by Moody's or Standard & Poor's.

The fund can borrow money to buy additional securities. This practice is known as "leverage." The fund may borrow from banks or other financial institutions or through reverse repurchase agreements (under which the fund sells securities and agrees to buy them back at a particular date and price). The Fund normally may borrow up to 33 1/3% of the value of its total assets.

The fund may lend some of its securities on a short-term basis in order to earn extra income. The fund will receive collateral in cash or high quality securi-ties equal to the current value of the loaned securities. These loans will be limited to 33 1/3% of the value of the fund's total assets.

The fund may engage in active and frequent trading of portfolio securities to achieve its principal investment strategies.

Should the Company's Board of Trustees determine that the investment objective of the fund should be changed, shareholders will be given at least 30 days notice before any such change is made.

Key Risks
While the fund manager chooses bonds he believes can provide above average cur-rent income, there is no guarantee that shares of the fund will not lose value. This means you could lose money.

Two of the main risks of investing in the fund are interest rate risk and credit risk. Typically, when interest rates rise, there is a corresponding decline in the market value of bonds such as those held by the fund. Credit risk refers to the possibility that the issuer of the bond will not be able to make principal and interest payments.

The fund may make investments in residential and commercial mortgage-backed securities and other asset-backed securities. The characteristics of these mortgage-backed and asset-backed securities differ from traditional fixed income securities.

A main difference is that the principal on mortgage- or asset-backed securities may normally be prepaid at any time, which will reduce the yield and market value of these securities. Asset-backed securities and CMBS generally experi-ence less prepayment than residential mortgage-backed securities. In periods of falling interest rates, the rate of prepayments tends to increase (as does price fluctuation) as borrowers are motivated to pay off debt and refinance at new lower rates. During such periods, reinvestment of the prepayment proceeds by the manager will generally be at lower rates of return than the return on the assets which were prepaid.

Certain asset-backed securities are based on loans that are unsecured, which means that there is no collateral to seize if the

  IMPORTANT DEFINITIONS

 Maturity: The date upon which debt securities are due to be repaid, that is, the date when the issuer generally must pay back the face amount of the security.

 Mortgage-Backed Securities: Asset-backed securities based on a particular type of asset, a mortgage. There is a wide variety of mortgage backed securities involving commercial or residential, fixed rate or adjustable rate mortgages and mortgages issued by banks or government agencies.

 Total Return: A way of measuring fund performance. Total return is based on a calculation that takes into account income dividends, capital gain distributions and the increase or decrease in share price.

Key Risks
                                                                             47
underlying borrower defaults. Other asset-based securities may not have the benefit of as much collateral as mortgage-backed securities.

Treasury obligations differ only in their interest rates, maturities and times of issuance. Obligations of U.S. Government agencies and authorities are sup-ported by varying degrees of credit. No assurance can be given that the U.S. Government will provide financial support to its agencies and authorities if it is not obligated by law to do so.

The fund's use of derivatives, interest rate and foreign currency transactions may reduce the fund's returns and/or increase volatility, which is defined as the characteristic of a security or a market to fluctuate significantly in price within a short period of time.

Leverage is a speculative technique which may expose the fund to greater risk and increase its costs. Increases and decreases in the value of the fund's portfolio will be magnified when the fund uses leverage. For example, leverage may cause greater swings in the fund's net asset value. The fund will also have to pay interest on its borrowings, reducing the fund's return. This interest expense may be greater than the fund's return on the underlying investment.

The fund may invest up to 10% of its total assets in bonds of foreign issuers. Foreign securities involve risks not typically associated with investing in U.S. securities. These risks include but are not limited to: currency risks (the risk that the value of interest paid on foreign securities, or the value of the securities themselves, may fall if currency exchange rates change), the risk that a security's value will be hurt by changes in foreign political or social conditions, the possibility of heavy taxation or expropriation and more difficulty obtaining information on foreign securities or companies. In addi-tion, a portfolio of foreign securities may be harder to sell and may be sub-ject to wider price movements than comparable investments in U.S. companies. There is also less government regulation of foreign securities markets.

On January 1, 1999, eleven European countries implemented a new currency unit called the "Euro" which is expected to reshape financial markets, banking sys-tems and monetary policies in Europe and other parts of the world. While it is impossible to predict the impact of the "Euro," it is possible that it could increase volatility in financial markets worldwide which could hurt the value of shares of the fund.

Securities rated in the fourth highest category by the rating agencies are considered investment grade but they may also have some speculative character-istics, meaning that they carry more risk than higher rated securities and may have problems making principal and interest payments in difficult economic climates.
48

Investment grade ratings do not guarantee that bonds will not lose value.

Securities loans involve the risk of a delay in receiving additional collateral if the value of the securities goes up while they are on loan. There is also the risk of delay in recovering the loaned securities and of losing rights to the collateral if a borrower goes bankrupt.

Higher than normal portfolio turnover may result in increased transaction costs to the fund, including brokerage commissions, dealer mark-ups and other trans-action costs on the sale of the securities and on reinvestment in other securi-ties. The sale of fund securities may result in the recognition of capital gain or loss. Given the frequency of sales, such gain or loss will likely be short-term capital gain or loss. Unlike long-term capital gain, short-term capital gain of individuals is taxable at the same rates as ordinary income.

When you invest in this fund you are not making a bank deposit. Your investment is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.
                                                                             49

Risk / Return Information

The chart and table below give you a picture of the fund's long-term perfor-mance for Investor A Shares (in the chart) and for Investor A and B Shares (in the table). The information shows you how the fund's performance has varied year by year and provides some indication of the risks of investing in the fund. The table compares the fund's performance to that of the Lehman Brothers Aggregate Index, a recognized unmanaged index of bond market performance. As with all such investments, past performance is not an indication of future results. Sales charges are not reflected in the bar chart. If they were, returns would be less than those shown.

The performance for the period before Investor A Shares were launched is based upon performance for Institutional Shares of the fund, which was first issued in November 1989. Investor A Shares were launched in February 1992, Investor B Shares were launched in July 1997 and Investor C Shares were launched in May 1999. The performance for Investor B Shares for the period before they were launched is based upon performance for Institutional and Investor A Shares and the performance for Investor C Shares for the period before they were launched is based upon performance for Institutional, Investor A and Investor B Shares. The actual return of Investor A Shares would have been lower than shown because Investor A Shares have higher expenses than Institutional Shares. Also, the actual return of Investor B and C Shares would have been lower compared to Investor A Shares because Investor B and C Shares have higher expenses than Investor A Shares.


                                    [CHART]
As of 12/31                     Investor A Shares
-------------------------------------------------------------------------------
ANNUAL TOTAL RETURNS**
-------------------------------------------------------------------------------
Best Quarter   1990  1991  1992   1993   1994   1995   1996   1997   1998   1999
Q3 '91: 5.78%  ----  ----  ----   ----   ----   ----   ----   ----   ----   ----

               8.30 14.96  5.91  11.50  -4.90  16.94   2.95   8.95   6.79  -1.08
Worst Quarter
Q1 '94: -3.50%
The bars for 1990-1992 are based upon performance for Institutional Shares of the fund.
As of 12/31/99
-------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS**
-------------------------------------------------------------------------------
                                                              Since    Inception
                         1 Year  3 Years  5 Years 10 Years  Inception    Date
Managed Income; Inv A    -5.52%   3.21%    5.76%   6.35%      6.34%    11/01/89
Managed Income; Inv B    -6.27%   2.97%    5.94%   6.65%      6.64%    11/01/89
Managed Income; Inv C    -2.80%   4.20%    6.37%   6.65%      6.64%    11/01/89
Lehman Aggregate         -0.82%   5.73%    7.73%   7.70%      7.69%      N/A

 * The chart and the table both assume reinvestment of dividends and distribu-tions.
 These returns assume payment of applicable sales charges.
50

Expenses and Fees

As a shareholder you pay certain fees and expenses. Shareholder transaction fees are paid out of your investment and annual fund operating expenses are paid out of fund assets.

This prospectus offers shareholders different ways to invest with three sepa-rate pricing options. You need to understand your choices so that you can choose the pricing option that is most suitable for you. With one option (In-vestor A Shares) you pay a one-time front-end transaction fee each time you buy shares. The other options (Investor B and Investor C Shares) have no front-end charges but have higher on-going fees, which are paid over the life of the investment, and have a contingent deferred sales charge (CDSC) that you may pay when you redeem your shares. Which option should you choose? It depends on your individual circumstances. You should know that the lowest sales charge won't necessarily be the least expensive option over time. For example, if you intend to hold your shares long term it may cost less to buy A Shares than B or C Shares.

The tables below explain your pricing options and describe the fees and expenses that you may pay if you buy and hold Investor A, B and C Shares of the fund. The "Annual Fund Operating Expenses" table is based on expenses for the most recent fiscal year.

Shareholder Fees
(Fees paid directly from your investment)



                               A Shares B Shares C Shares


Maximum Front-End Sales
 Charge*                         4.5%    0.0%    0.0%
(as percentage of offering
 price)
Maximum Deferred Sales Charge    0.0%    4.5%**  1.00%***
(as percentage of offering
 price)

  * Reduced front-end sales charges may be available. A CDSC of up to 1.00% is assessed on certain redemptions of Investor A Shares that are purchased with no initial sales charge as part of an investment of $1,000,000 or more.

 ** The CDSC is 4.5% if shares are redeemed in less than one year. The CDSC for Investor B Shares decreases for redemptions made in subsequent years. After six years there is no CDSC on B Shares. (See page 124 for complete schedule of CDSCs.)
*** There is no CDSC on C Shares after one year.

Annual Fund Operating Expenses
(Expenses that are deducted from fund assets)



                                A Shares B Shares C Shares


Advisory fees                     .48%     .48%     .48%
Distribution and service (12b-
 1) fees                          .50%    1.15%    1.15%
Interest expense                  .80%     .80%     .80%
Other expenses/1/                 .35%     .35%     .35%
Total annual fund operating
 expenses                        2.13%    2.78%    2.78%
Fee waivers and expense
 reimbursements*                  .21%     .11%     .11%
Net expenses*                    1.92%    2.67%    2.67%



  * BlackRock and BlackRock Distributors, Inc., the fund's distributor, have contractually agreed to waive or reimburse fees or expenses in order to limit fund expenses to 1.12% (excluding interest expense) (for Investor A Shares) and 1.87% (excluding interest expense) (for Investor B and C Shares) of average daily net assets until February 1, 2001. The fund may have to repay some of these waivers and reimbursements to BlackRock in the following two years. See the "Management" section on page 130 for a discussion of these waivers and reimbursements.

  /1/"Other expenses" have been restated to reflect current expenses. Expenses and Fees

  IMPORTANT DEFINITIONS

 Advisory Fees: Fees paid to the investment adviser for portfolio management services.

 Service Fees: Fees that are paid to BlackRock and /or its affiliates for shareholder account service and maintenance.

 Distribution Fees: A method of charging distribution-related expenses against fund assets.

 Interest Expense: The cost of borrowing money to buy additional securities, primarily through reverse repurchase agreements (under which the fund sells securities and agrees to buy them back at a particular date and price).

 Other Expenses: Include administration, transfer agency, custody, professional fees and registration fees.

Example:

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. We are assuming an initial investment of $10,000, 5% total return each year with no changes in operating expenses, redemption at the end of each time period and, with respect to B Shares and C Shares only, no redemption at the end of each time period. Although your actual cost may be higher or lower, based on these assumptions your costs would be:



                 1 Year 3 Years 5 Years 10 Years


A Shares*         $636  $1,068  $1,524  $2,786
B Shares**
   Redemption     $720  $1,202  $1,660  $2,873***
B Shares
   No Redemption  $270    $852  $1,460  $2,873***
C Shares**
   Redemption     $370    $852  $1,460  $3,101
C Shares
   No Redemption  $270    $852  $1,460  $3,101


  *Reflects imposition of sales charge.
 **Reflects deduction of CDSC.
*** Based on the conversion of the Investor B Shares to Investor A Shares after seven years.

Fund Management

The fund is managed by a team of investment professionals at BlackRock Finan-cial Management, Inc. (BFM), including the following individuals who have day-to-day responsibility: Keith Anderson, Managing Director of BFM since 1988, Scott Amero, Managing Director of BFM since 1990 and Rajiv Sobti, Managing Director of BFM since March 1998. Prior to joining BFM, Rajiv Sobti was a Man-aging Director and head of Quantitative Research with Donaldson Lufkin & Jen-rette for 12 years. Keith Anderson has been a member of the team managing the fund since 1997, Scott Amero since 1990 and Rajiv Sobti since 1998. Keith Anderson has been a portfolio co-manager since 1997, Scott Amero since 1999 and Rajiv Sobti since 1999.
52

Financial Highlights
The financial information in the table below shows the fund's financial perfor-mance for the periods indicated. Certain information reflects results for a single fund share. The term "Total Return" indicates how much your investment would have increased or decreased during this period of time and assumes that you have reinvested all dividends and distributions. These figures have been audited by PricewaterhouseCoopers LLP, the fund's independent accountants. The auditor's report, along with the fund's financial statements, are included in the Company's annual report which is available upon request (see back cover for ordering instructions).

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
(For an Investor A, B or C Share Outstanding Throughout Each Period)

                     Managed Income Portfolio



                                                                                                        INVESTOR
                                      INVESTOR A SHARES                     INVESTOR  B SHARES          C SHARES
                                                                                            For the      For the
                                                                                             Period      Period
                            Year     Year     Year     Year     Year     Year      Year    7/15/97/1/   5/19/99/1
                            Ended    Ended    Ended    Ended    Ended    Ended     Ended    through     / through
                           9/30/99  9/30/98  9/30/97  9/30/96  9/30/95  9/30/99   9/30/98   9/30/97      9/30/99
                           -------  -------  -------  -------  -------  ------    ------     ------      ------
Net asset value at
 beginning of period       $ 10.64  $ 10.41  $ 10.09   $10.38  $  9.79  $10.64    $10.41     $10.39      $10.14
                           -------  -------  -------  -------  -------  ------    ------     ------      ------
Income from investment
 operations
 Net investment income        0.58     0.59     0.65     0.59     0.60    0.50      0.52       0.09        0.08
 Net gain (loss) on
  investments (both
  realized and
  unrealized)                (0.57)    0.29     0.31    (0.20)    0.60   (0.57)     0.29       0.02       (0.22)
                           -------  -------  -------  -------  -------  ------    ------     ------      ------
 Total from investment
  operations                  0.01     0.88     0.96     0.39     1.20   (0.07)     0.81       0.11       (0.14)
                           -------  -------  -------  -------  -------  ------    ------     ------      ------
Less distributions
 Distributions from net
  investment income          (0.58)   (0.60)   (0.64)   (0.58)   (0.60)  (0.50)    (0.53)     (0.09)      (0.08)
 Distribution in excess
  of net investment
  income                       - -      - -      - -      - -    (0.01)    - -       - -        - -         - -
 Distributions from net
  realized capital gains     (0.15)   (0.05)     - -    (0.10)     - -   (0.15)    (0.05)       - -         - -
                           -------  -------  -------  -------  -------  ------    ------     ------      ------
 Total distributions         (0.73)   (0.65)   (0.64)   (0.68)   (0.61)  (0.65)    (0.58)     (0.09)      (0.08)
                           -------  -------  -------  -------  -------  ------    ------     ------      ------
Net asset value at end of
 period                    $  9.92  $10.64   $ 10.41  $ 10.09  $ 10.38  $ 9.92    $10.64     $10.41      $ 9.92
                           =======  =======  =======  =======  =======  ======    ======     ======      ======
Total return/3/               0.09%    8.74%    9.74%    3.83%   12.74%  (0.66)%    7.94%      1.35%        - -
Ratios/Supplemental data
 Net assets at end of
  period (in thousands)    $15,092  $14,897  $15,230  $11,193  $11,977  $5,818    $4,639     $  468      $  - -
 Ratios of expenses to
  average net assets
 After
  advisory/administration
  fee waivers                 1.93%    1.90%    1.41%    1.05%    1.05%   2.68%     2.43%      2.14%/2/    2.53%/2/
 After
  advisory/administration
  fee waivers (excluding
  interest expense)           1.12%    1.10%    1.05%    1.05%    1.05%   1.87%     1.82%      1.31%/2/    1.79%/2/
 Before
  advisory/administration
  fee waivers                 2.04%    2.08%    1.66%    1.29%    1.25%   2.80%     2.61%      2.39%/2/    2.64%/2/
 Ratios of net investment
  income to average net
  assets
 After
  advisory/administration
  fee waivers                 5.62%    5.64%    6.18%    5.67%    5.96%   4.88%     4.71%      3.85%/2/    4.93%/2/
 Before
  advisory/administration
  fee waivers                 5.50%    5.46%    5.93%    5.44%    5.76%   4.77%     4.53%      3.60%/2/    4.82%/2/
Portfolio turnover rate        239%     376%     428%     638%     203%    239%      376%       428%        239%


                     ----------------------------------------------------------

/1/Commencement of operations of share class.
/2/Annualized.
/3/Neither front-end sales load nor contingent deferred sales load is reflected.
                                                                             53

             BlackRock
[GRAPHIC]    International Bond
             Portfolio

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Investment Goal
The fund seeks current income consistent with the preservation of capital.

Primary Investment Strategies

In pursuit of this goal, the fund manager invests primarily in bonds of foreign issuers in the five to fifteen year maturity range. The fund normally invests at least 80% of its total assets in bonds and at least 65% of its total assets in bonds of a diversified group of foreign issuers from at least three devel-oped countries. The fund may invest more than 25% of its total assets in the securities of issuers located in Canada, France, Germany, Japan and the United Kingdom. The fund may from time to time invest in investment grade bonds of issuers in emerging market countries. The fund will also invest in foreign cur-rencies, usually in order to hedge itself against foreign currency risk; howev-er, the fund may underweight or overweight a currency based on the manager's outlook. The fund may only buy securities rated investment grade at the time of purchase by at least one major rating agency or determined by the manager to be of similar quality.

The management team evaluates categories of the bond markets of various world economies and seeks individual securities within those categories. Securities are purchased for the fund when the manager determines that they have the potential for above-average current income. The fund measures its performance against the Salomon Non-U.S. Hedged World Government Bond Index (the bench-mark).

If a security falls below investment grade, the manager will decide whether to continue to hold the security. A security will be sold if, in the opinion of the fund manager, the risk of continuing to hold the security is unacceptable when compared to the total return potential.

The fund manager will normally attempt to structure the fund's portfolio to have comparable duration to its benchmark. Duration, which measures price sen-sitivity to interest rate changes, is not necessarily equal to average maturi-ty.

The fund manager may, when consistent with the fund's investment objective, use options or futures (commonly known as deriv-

  IMPORTANT DEFINITIONS

 Bonds: Debt obligations such as bonds and debentures, U.S. Government securities, debt obligations of domestic and foreign corporations, debt obligations of foreign governments and their political subdivisions, asset-backed securities, various mortgage-backed securities (both residential and commercial), other floating or variable rate obligations, municipal obligations and zero coupon debt securities.

 Duration: A mathematical calculation of the average life of a bond (or bonds in a bond fund) that serves as a useful measure of its price risk. Each year of duration represents an expected 1% change in the price of a bond for every 1% change in interest rates. For example, if a bond fund has an average duration of four years, its price will fall about 4% when interest rates rise by one percentage point. Conversely, the bond fund's price will rise about 4% when interest rates fall by one percentage point.

 Investment Grade: Securities which are rated in the four highest categories by at least one of the major rating agencies or determined by the fund manager to be of similar quality. Generally, the higher the rating of a bond, the higher the likelihood that interest and principal payments will be made on time.

 Maturity: The date upon which debt securities are due to be repaid, that is, the date when the issuer generally must pay back the face amount of the security.

 Salomon Non-U.S. Hedged World Government Bond Index: An unmanaged index that tracks the performance of 13 government bond markets: Australia, Austria, Belgium, Canada, Denmark, France, Germany, Italy, Japan, the Netherlands, Spain, Sweden and the United Kingdom.

atives). The primary purpose of using derivatives is to attempt to reduce risk to the fund as a whole (hedge) but they may also be used to maintain liquidity, commit cash pending investment or for speculation to increase returns. The fund may also enter into interest rate or foreign currency transactions as a hedging technique. In these transactions, the fund exchanges its right to pay or receive interest or currencies with another party for their right to pay or receive interest or another currency in the future.

The fund can borrow money to buy additional securities. This practice is known as "leverage." The fund may borrow from banks or other financial institutions or through reverse repurchase agreements (under which the fund sells securities and agrees to buy them back at a particular date and price). The Fund normally may borrow up to 33 1/3% of the value of its total assets.

The fund may lend some of its securities on a short-term basis in order to earn extra income. The fund will receive collateral in cash or high quality securi-ties equal to the current value of the loaned securities. These loans will be limited to 33 1/3% of the value of the fund's total assets.

The fund may engage in active and frequent trading of portfolio securities to achieve its principal investment strategies.

Should the Company's Board of Trustees determine that the investment objective of the fund should be changed, shareholders will be given at least 30 days notice before any such change is made.

Key Risks

Key Risks
While the fund manager chooses bonds he believes can provide above average cur-rent income, there is no guarantee that shares of the fund will not lose value. This means you could lose money.

Three of the main risks of investing in the fund are interest rate risk, credit risk and the risks associated with investing in bonds of foreign issuers. Typi-cally, when interest rates rise, there is a corresponding decline in the market value of bonds such as those held by the fund. Credit risk refers to the possi-bility that the issuer of the bond will not be able to make principal and interest payments.

Foreign securities involve risks not typically associated with investing in U.S. securities. These risks include but are not limited to: currency risks (the risk that the value of interest paid on foreign securities, or the value of the securities themselves, may fall if currency exchange rates change), the risk that a security's value will be hurt by changes in foreign political or social conditions, the possibility of heavy taxation or expropriation and more difficulty obtaining information on foreign securities or companies. In addi-tion, a portfolio of foreign securities may be

  IMPORTANT DEFINITIONS

 Total Return: A way of measuring fund performance. Total return is based on a calculation that takes into account income dividends, capital gain distributions and the increase or decrease in share price.
                                                                             55
harder to sell and may be subject to wider price movements than comparable investments in U.S. companies. There is also less government regulation of foreign securities markets.

In addition, political and economic structures in emerging market countries may be undergoing rapid change and these countries may lack the social, polit-ical and economic stability of more developed countries. As a result some of the risks described above, including the risks of nationalization or expropri-ation of assets and the existence of smaller, more volatile and less regulated markets may be increased. The value of many investments in emerging market countries recently has dropped significantly due to economic and political turmoil in many of these countries.

Investing a significant portion of assets in one country makes the fund more dependent upon the political and economic circumstances of a particular coun-try than a mutual fund that is more widely diversified. For example, the Japa-nese economy (especially Japanese banks, securities firms and insurance compa-nies) has experienced considerable difficulty recently. In addition, the Japanese Yen has gone up and down in value versus the U.S. dollar. Japan may also be affected by recent turmoil in other Asian countries. The ability to concentrate in Canada, France, Germany and the United Kingdom may make the fund's performance more dependent on developments in those countries.

On January 1, 1999, eleven European countries implemented a new currency unit called the "Euro" which is expected to reshape financial markets, banking sys-tems and monetary policies in Europe and other parts of the world. While it is impossible to predict the impact of the "Euro," it is possible that it could increase volatility in financial markets worldwide which could hurt the value of shares of the fund.

The fund's expenses can be expected to be higher than those of funds investing primarily in domestic securities because the costs related to investing abroad are usually higher than domestic expenses.

The fund's use of derivatives, interest rate and foreign currency transactions may reduce the fund's returns and/or increase volatility, which is defined as the characteristic of a security or a market to fluctuate significantly in price within a short period of time.

Leverage is a speculative technique which may expose the fund to greater risk and increase its costs. Increases and decreases in the value of the fund's portfolio will be magnified when the fund uses leverage. For example, leverage may cause greater swings in the fund's net asset value. The fund will also have to pay interest on its borrowings, reducing the fund's return. This interest
56
expense may be greater than the fund's return on the underlying investment.

Forward foreign currency exchange do not eliminate fluctuations in the value of foreign securities but rather allow the fund to establish a fixed rate of exchange for a future point in time. These strategies can have the effect of reducing returns and minimizing opportunities for gain.

Securities rated in the fourth highest category by the rating agencies are con-sidered investment grade but they may also have some speculative characteris-tics, meaning that they carry more risk than higher rated securities and may have problems making principal and interest payments in difficult economic cli-mates. Investment grade ratings do not guarantee that bonds will not lose val-ue.

Securities loans involve the risk of a delay in receiving additional collateral if the value of the securities goes up while they are on loan. There is also the risk of delay in recovering the loaned securities and of losing rights to the collateral if a borrower goes bankrupt.

Higher than normal portfolio turnover may result in increased transaction costs to the fund, including brokerage commissions, dealer mark-ups and other trans-action costs on the sale of the securities and on reinvestment in other securi-ties. The sale of fund securities may result in the recognition of capital gain or loss. Given the frequency of sales, such gain or loss will likely be short-term capital gain or loss. Unlike long-term capital gain, short-term capital gain of individuals is taxable at the same rates as ordinary income.

When you invest in this fund you are not making a bank deposit. Your investment is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.
                                                                             57

Risk / Return Information

The chart and table below give you a picture of the fund's long-term perfor-mance for Investor A Shares (in the chart) and for Investor A, B and C Shares (in the table). The information shows you how the fund's performance has varied year by year and provides some indication of the risks of investing in the fund. The table compares the fund's performance to that of the Salomon Non-U.S. Hedged World Government Bond Index, a recognized unmanaged index of bond market performance. As with all such investments, past performance is not an indica-tion of future results. Sales charges are not reflected in the bar chart. If they were, returns would be less than those shown.

The performance for the period before Investor A and B Shares were launched is based upon performance for Service Shares of the fund, which were first issued in July 1991. Investor A and B Shares were launched in April 1996 and Investor C Shares were launched in September 1996. The performance for Investor C Shares for the period before they were launched is based on performance for Service and Investor B Shares. The actual return of Investor A and B Shares would have been lower than shown because Investor A and B Shares have higher expenses than Service Shares. Also, the actual returns of Investor B and C Shares would have been lower compared to Investor A Shares because Investor B and C Shares have higher expenses than Investor A Shares.

                                    [CHART]
As of 12/31                     Investor A Shares
-------------------------------------------------------------------------------
-
ANNUAL TOTAL RETURNS*
-------------------------------------------------------------------------------
-
Best Quarter       1992    1993    1994    1995    1996    1997    1998    1999
Q1 '95: 8.40%      ----    ----    ----    ----    ----    ----    ----    ----
                   6.17   15.31   -3.71   20.02   10.26    9.75   10.97    0.01
Worst Quarter
Q2 '94: -2.06%
The bars for 1992-1996
are based upon
performance for
Service Shares
of the fund.
As of 12/31/99
-------------------------------------------------------------------------------
-
AVERAGE ANNUAL TOTAL RETURNS*
-------------------------------------------------------------------------------
-
                                                             Since     Inception
                                1 Year   3 Years  5 Years  Inception     Date
International Bond; Inv A       -5.00%    4.98%    8.90%     7.92%     07/01/91
International Bond; Inv B       -5.22%    4.75%    8.96%     8.22%     07/01/91
International Bond; Inv C       -1.73%    6.00%    9.40%     8.22%     07/01/91
Salomon Non-U.S. Hedged Govt.    2.88%    8.42%   10.94%     9.19%       N/A


 * The chart and the table both assume reinvestment of dividends and distribu-tions.

 These returns assume payment of applicable sales charges.
58

Expenses and Fees

Expenses and Fees

As a shareholder you pay certain fees and expenses. Shareholder transaction fees are paid out of your investment and annual fund operating expenses are paid out of fund assets.

This prospectus offers shareholders different ways to invest with three sepa-rate pricing options. You need to understand your choices so that you can choose the pricing option that is most suitable for you. With one option (In-vestor A Shares) you pay a one-time front-end transaction fee each time you buy shares. The other options (Investor B and Investor C Shares) have no front-end charges but have higher on-going fees, which are paid over the life of the investment, and have a contingent deferred sales charge (CDSC) that you may pay when you redeem your shares. Which option should you choose? It depends on your individual circumstances. You should know that the lowest sales charge won't necessarily be the least expensive option over time. For example, if you intend to hold your shares long term it may cost less to buy A Shares than B or C Shares.

The tables below explain your pricing options and describe the fees and expenses that you may pay if you buy and hold Investor A, B and C Shares of the fund. The "Annual Fund Operating Expenses" table is based on expenses for the most recent fiscal year.

Shareholder Fees
(Fees paid directly from your investment)



                               A Shares B Shares C Shares


Maximum Front-End Sales
 Charge*                         5.0%    0.0%    0.0%
(as percentage of offering
 price)
Maximum Deferred Sales Charge    0.0%    4.5%**  1.00%***
(as percentage of offering
 price)

  * Reduced front-end sales charges may be available. A CDSC of up to 1.00% is assessed on certain redemptions of Investor A Shares that are purchased with no initial sales charge as part of an investment of $1,000,000 or more.

 ** The CDSC is 4.5% if shares are redeemed in less than one year. The CDSC for Investor B Shares decreases for redemptions made in subsequent years. After six years there is no CDSC on B Shares. (See page 124 for complete schedule of CDSCs.)
*** There is no CDSC on C Shares after one year.

Annual Fund Operating Expenses
(Expenses that are deducted from fund assets)



                                A Shares B Shares C Shares


Advisory fees                     .55%     .55%     .55%
Distribution and service (12b-
 1) fees                          .50%    1.15%    1.15%
Other expenses                    .55%     .55%     .55%
Total annual fund operating
 expenses                        1.60%    2.25%    2.25%
Fee waivers and expense
 reimbursements*                  .10%      --       --
Net expenses*                    1.50%    2.25%    2.25%



  * BlackRock and BlackRock Distributors, Inc., the fund's distributor, have contractually agreed to waive or reimburse fees or expenses in order to limit fund expenses to 1.50% (for Investor A Shares) and 2.25% (for Investor B and C Shares) of average daily net assets until February 1, 2001. The fund may have to repay some of these waivers and reimbursements to BlackRock in the following two years. See the "Management" section on page 130 for a discussion of these waivers and reimbursements.


  IMPORTANT DEFINITIONS

 Advisory Fees: Fees paid to the investment adviser for portfolio management services.

 Service Fees: Fees that are paid to BlackRock and /or its affiliates for shareholder account service and maintenance.

 Distribution Fees: A method of charging distribution-related expenses against fund assets.

 Other Expenses: Include administration, transfer agency, custody, professional fees and registration fees.

Example:

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. We are assuming an initial investment of $10,000, 5% total return each year with no changes in operating expenses, redemption at the end of each time period and, with respect to B Shares and C Shares only, no redemption at the end of each time period. Although your actual cost may be higher or lower, based on these assumptions your costs would be:



                 1 Year 3 Years 5 Years 10 Years


A Shares*         $645    $970  $1,318  $2,297
B Shares**
   Redemption     $678  $1,053  $1,405  $2,345***
B Shares
   No Redemption  $228    $703  $1,205  $2,345***
C Shares**
   Redemption     $328    $703  $1,205  $2,585
C Shares
   No Redemption  $228    $703  $1,205  $2,585


  *Reflects imposition of sales charge.
 **Reflects deduction of CDSC.
*** Based on the conversion of the Investor B Shares to Investor A Shares after seven years.

Fund Management

The fund is managed by a team of investment professionals at BlackRock Finan-cial Management, Inc. (BFM), including the following individuals who have day-to-day responsibility: Andrew Gordon, Managing Director of BFM since 1996 and Keith Anderson, Managing Director of BFM since 1988. Prior to joining BFM, Andrew Gordon was responsible for non-dollar (international) research at Barclay Investments from 1994 to 1996 and at CS First Boston from 1986 to 1994. Andrew Gordon has been a member of the team managing the fund since 1997 and Keith Anderson since 1996. Andrew Gordon has been a portfolio co-manager since 1997 and Keith Anderson since 1999.
60

Financial Highlights
The financial information in the table below shows the fund's financial perfor-mance for the periods indicated. Certain information reflects results for a single fund share. The term "Total Return" indicates how much your investment would have increased or decreased during this period of time and assumes that you have reinvested all dividends and distributions. These figures have been audited by PricewaterhouseCoopers LLP, the fund's independent accountants. The auditor's report, along with the fund's financial statements, are included in the Company's annual report which is available upon request (see back cover for ordering instructions).
Financial Highlights
--------------------------------------------------------------------------------
(For an Investor A, B or C Share Outstanding Throughout Each Period)

              International Bond Portfolio



                              INVESTOR A SHARES                       INVESTOR B SHARES

                                                  For the                                 For the
                                                  Period                                  Period
                       Year     Year     Year    4/22/96/1     Year     Year     Year    4/19/96/1
                       Ended    Ended    Ended   / through     Ended    Ended    Ended   / through
                      9/30/99  9/30/98  9/30/97   9/30/96     9/30/99  9/30/98  9/30/97   9/30/96
                      ------   ------   ------    ------      ------   ------   ------    ------
 Net asset value
  at beginning of
  period              $11.24   $10.95   $11.71    $11.37      $11.24   $10.95   $11.71    $11.36
                      ------   ------   ------    ------      ------   ------   ------    ------
 Income from
  investment
  operations
 Net investment
  income                0.23     0.47     1.10      0.26        0.13     0.40     1.06      0.22
 Net gain (loss)
  on investments
  (both realized
  and unrealized)      (0.07)    0.76     0.05      0.32       (0.05)    0.74      - -      0.33
                      ------   ------   ------    ------      ------   ------   ------    ------
   Total from
    investment
    operations          0.16     1.23     1.15      0.58       (0.08)    1.14     1.06      0.55
                      ------   ------   ------    ------      ------   ------   ------    ------
 Less
  distributions
 Distributions
  from net
  investment
  income               (0.59)   (0.52)   (1.42)    (0.24)      (0.51)   (0.43)   (1.33)    (0.20)
 Distributions
  from net
  realized
  capital gains          - -    (0.42)   (0.49)      - -         - -    (0.42)   (0.49)      - -
                      ------   ------   ------    ------      ------   ------   ------    ------
   Total
    distributions      (0.59)   (0.94)   (1.91)    (0.24)      (0.51)   (0.85)   (1.82)    (0.20)
                      ------   ------   ------    ------      ------   ------   ------    ------
 Net asset value
  at end of
  period              $10.81   $11.24   $10.95    $11.71      $10.81   $11.24   $10.95    $11.71
                      ======   ======   ======    ======      ======   ======   ======    ======
 Total return/3/        1.43%   11.98%   11.02%     5.13%       0.67%   11.15%   10.11%     4.90%
 Ratios/Supplemental
  data
 Net assets at
  end of period
  (in thousands)      $2,638   $1,705   $1,015    $  176      $2,447   $1,512   $  979    $  136
 Ratios of
  expenses to
  average
  net assets
  After advisory/
   administration
   fee waivers          1.49%    1.48%    1.42%     1.45%/2/    2.24%    2.22%    2.12%     2.09%/2/
  After advisory/
   administration
   fee waivers
   (excluding
   interest
   expense)             1.49%    1.48%    1.42%     1.45%2      2.24%    2.22%    2.12%     2.09%2
  Before
   advisory/
   administration
   fee waivers          1.49%    1.63%    1.52%     1.86%/2/    2.24%    2.37%    2.22%     2.49%/2/
 Ratios of net
  investment
  income to
  average net
  assets
  After advisory/
   administration
   fee waivers          3.30%    3.59%    4.49%     5.29%/2/    2.56%    2.83%    3.65%     4.61%/2/
  Before
   advisory/
   administration
   fee waivers          3.30%    3.44%    4.39%     4.88%/2/    2.56%    2.68%    3.55%     4.21%/2/
 Portfolio
  turnover rate          317%     225%     272%      108%        317%     225%     272%      108%


                              INVESTOR C SHARES
                                                  For the
                                                  Period
                       Year     Year     Year    9/11/96/1
                       Ended    Ended    Ended   / through
                      9/30/99  9/30/98  9/30/97   9/30/96
                      -------- -------- -------- ------------
 Net asset value
  at beginning of
  period              $11.24   $10.95   $11.71    $11.58
                      -------- -------- -------- ------------
 Income from
  investment
  operations
 Net investment
  income                0.13     0.54     1.15      0.02
 Net gain (loss)
  on investments
  (both realized
  and unrealized)      (0.05)    0.60    (0.09)     0.12
                      -------- -------- -------- ------------
   Total from
    investment
    operations         (0.08)    1.14     1.06      0.14
                      -------- -------- -------- ------------
 Less
  distributions
 Distributions
  from net
  investment
  income               (0.51)   (0.43)   (1.33)    (0.01)
 Distributions
  from net
  realized
  capital gains          - -    (0.42)   (0.49)      - -
                      -------- -------- -------- ------------
   Total
    distributions      (0.51)   (0.85)   (1.82)    (0.01)
                      -------- -------- -------- ------------
 Net asset value
  at end of
  period              $10.81   $11.24   $10.95    $11.71
                      ======== ======== ======== ============
 Total return/3/        0.67%   11.15%   10.13%     1.24%
 Ratios/Supplemental
  data
 Net assets at
  end of period
  (in thousands)      $2,269   $1,249   $  474    $   19
 Ratios of
  expenses to
  average
  net assets
  After advisory/
   administration
   fee waivers          2.24%    2.22%    2.11%     1.53%/2/
  After advisory/
   administration
   fee waivers
   (excluding
   interest
   expense)             2.24%    2.22%    2.11%     1.53%2
  Before
   advisory/
   administration
   fee waivers          2.24%    2.37%    2.21%     1.93%/2/
 Ratios of net
  investment
  income to
  average net
  assets
  After advisory/
   administration
   fee waivers          2.55%    2.83%    3.57%     2.79%/2/
  Before
   advisory/
   administration
   fee waivers          2.55%    2.68%    3.47%     2.38%/2/
 Portfolio
  turnover rate          317%     225%     272%      108%



              -----------------------------------------------------------------

/1/Commencement of operations of share class.
/2/Annualized.
/3/Neither front-end sales load nor contingent deferred sales load is reflected.
                                                                             61

             BlackRock
[GRAPHIC]    High Yield Bond
             Portfolio

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Investment Goal
The fund seeks to provide current income by investing primarily in non-invest-ment grade bonds.

Primary Investment Strategies
In pursuit of this goal, the fund manager invests primarily in non-investment grade bonds in the ten to fifteen year maturity range. The fund normally invests at least 80% of its total assets in bonds or convertible securities and at least 65% of its total assets in high yield bonds. The high yield secu-rities (commonly called "junk bonds") acquired by the fund will generally be in the lower rating categories of the major rating agencies (BB or lower by Standard & Poor's or Ba or lower by Moody's) or will be determined by the fund manager to be of similar quality. The fund may invest up to 10% of its total assets in bonds of foreign issuers.

The management team evaluates categories of the high yield market and individ-ual bonds within these categories. Securities are purchased for the fund when the manager determines that they have the potential for above-average current income. The fund measures its performance against the Lehman High Yield Index (the benchmark).

To add additional diversification, the portfolio manager can invest in a wide range of securities including mezzanine investments, collateralized bond obli-gations, bank loans and mortgage-backed and asset-backed securities. The fund can also invest, to the extent consistent with its investment objective, in foreign and emerging market securities and currencies. The fund may invest in securities rated as low as "C." These securities are very risky and have uncertainties regarding the issuer's ability to make interest and principal payments.

If a security falls below the fund's minimum rating, the manager will decide whether to continue to hold the security. A security will be sold if, in the opinion of the fund manager, the risk of continuing to hold the security is unacceptable when compared to the total return potential.

The fund manager will normally attempt to structure the fund's portfolio to have comparable duration to its benchmark. Duration, which measures price sen-sitivity to interest rate changes, is not necessarily equal to average maturi-ty.

  IMPORTANT DEFINITIONS

 Asset-Backed Securities: Bonds that are backed by a pool of assets, usually loans such as installment sale contracts or credit card receivables.

 Bank Loans: The fund may invest in fixed and floating rate loans arranged through private negotiations between a company or a foreign government and one or more financial institutions. The fund considers such investments to be debt securities.

 Bonds: Debt obligations such as bonds and debentures, U.S. Government securities, debt obligations of domestic and foreign corporations, debt obligations of foreign governments and their political subdivisions, asset-backed securities, various mortgage-backed securities (both residential and commercial), other floating or variable rate obligations, municipal obligations and zero coupon debt securities.

 Collateralized Bond Obligations (CBO): The fund many invest in collateralized bond obligations which are securities backed by a diversified pool of high yield securities.

 Commercial Mortgage-Backed Securities (CMBS): Bonds that are backed by a mortgage loan or pool of loans secured by commercial property, not residential mortgages.

 Duration: A mathematical calculation of the average life of a bond (or bonds in a bond fund) that serves as a useful measure of its price risk. Each year of duration represents an expected 1% change in the price of a bond for every 1% change in interest rates. For example, if a bond fund has an average duration of four years, its price will fall about 4% when interest rates rise by one percentage point. Conversely, the bond fund's price will rise about 4% when interest rates fall by one percentage point.

 High Yield Bonds: Some-times referred to as "junk bonds" these are debt securities, which are, rated less than investment grade (below the fourth highest rating of the major rating agencies). These securities generally pay more interest than higher rated securities. The higher yield is an incentive to investors who otherwise may be hesitant to purchase the debt of such a low-rated issuer.

The fund manager may, when consistent with the fund's investment objective, use options or futures (commonly known as derivatives). The primary purpose of using derivatives is to attempt to reduce risk to the fund as a whole (hedge) but they also may be used to maintain liquidity, commit cash pending investment or for speculation to increase returns. The fund may also enter into interest rate or foreign currency transactions as a hedging technique. In these transac-tions, the fund exchanges its right to pay or receive interest or currencies with another party for their right to pay or receive interest or another cur-rency in the future.

The fund can borrow money to buy additional securities. This practice is known as "leverage." The fund may borrow from banks or other financial institutions or through reverse repurchase agreements (under which the fund sells securities and agrees to buy them back at a particular date and price). The fund currently may borrow up to 33 1/3% of the value of its total assets.

The fund may lend some of its securities on a short-term basis in order to earn extra income. The fund will receive collateral in cash or high quality securi-ties equal to the current value of the loaned securities. These loans will be limited to 33 1/3% of the value of the fund's total assets.

The fund may engage in active and frequent trading of portfolio securities to achieve its principal investment strategies.

Should the Company's Board of Trustees determine that the investment objective of the fund should be changed, shareholders will be given at least 30 days notice before any such change is made.

Key Risks
While the fund manager chooses bonds he believes can provide above average cur-rent income, there is no guarantee that shares of the fund will not lose value. This means you could lose money.

Two of the main risks of investing in the fund are interest rate risk and credit risk. Typically, when interest rates rise, there is a corresponding decline in the market value of bonds such as those held by the fund. Credit risk refers to the possibility that the issuer of the bond will not be able to make principal and interest payments.

Non-investment grade bonds carry greater risks than securities which have higher credit ratings, including a high risk of default. The yields of non-investment grade securities will move up and down over time. The credit rating of a high yield security does not necessarily address its market value risk. Ratings and market value may change from time to time, positively or negative-ly, to reflect new developments regarding the issuer. These companies are often young and growing and have a lot of debt. High yield

  IMPORTANT DEFINITIONS

 Lehman High Yield Index: An unmanaged index that is comprised of issues that meet the following criteria: at least $100 million par value outstanding, maximum credit rating of B1 (including defaulted issues) and at least one year to maturity.

 Maturity: The date upon which debt securities are due to be repaid, that is, the date when the issuer generally must pay back the face amount of the security.

 Mezzanine Investments: These are subordinated debt securities which receive payments of interest and principal after other more senior security holders are paid. They are generally issued in private placements in connection with an equity security.

 Mortgage-Backed Securities: Asset-backed securities based on a particular type of asset, a mortgage. There is a wide variety of mortgage backed securities involving commercial or residential, fixed rate or adjustable rate mortgages and mortgages issued by banks or government agencies.

 Total Return: A way of measuring fund performance. Total return is based on a calculation that takes into account income dividends, capital gain distributions and the increase or decrease in share price.

Key Risks
                                                                             63
bonds are considered speculative, meaning there is a significant risk that com-panies issuing these securities may not be able to repay principal and pay interest or dividends on time. In addition, other creditors of a high yield issuer may have the right to be paid before the high yield bond holder.

During an economic downturn, a period of rising interest rates or a recession, issuers of high yield securities who have a lot of debt may experience finan-cial problems. They may not have enough cash to make their principal and inter-est payments. An economic downturn could also hurt the market for lower-rated securities and the fund.

The market for high yield bonds is not as liquid as the markets for higher rated securities. This means that it may be harder to buy and sell high yield bonds, especially on short notice. The market could also be hurt by legal or tax changes.

Mezzanine securities carry the risk that the issuer will not be able to meet its obligations and that the equity securities purchased with the mezzanine investments may lose value.

The market for bank loans may not be highly liquid and the fund may have diffi-culty selling them. These investments expose the fund to the credit risk of both the financial institution and the underlying borrower.

The pool of high yield securities underlying CBOs is typically separated into groupings called tranches representing different degrees of credit quality. The higher quality tranches have greater degrees of protection and pay lower inter-est rates. The lower tranches, with greater risk, pay higher interest rates.

The expenses of the fund will be higher than those of mutual funds investing primarily in investment grade securities. The costs of investing in the high yield market are usually higher for several reasons, such as the higher costs for investment research and higher commission costs.

The fund may make investments in residential and commercial mortgage-backed securities and other asset-backed securities. The characteristics of these mortgage-backed and asset-backed securities differ from traditional fixed income securities.

A main difference is that the principal on mortgage-or asset-backed securities may normally be prepaid at any time, which will reduce the yield and market value of these securities. Asset-backed securities and CMBS generally experi-ence less prepayment than residential mortgage-backed securities. In periods of falling interest rates, the rate of prepayments tends to increase (as does price fluctuation) as borrowers are motivated to pay off debt and refinance at new lower rates. During such periods, reinvestment of the prepayment proceeds by the manager will
64
generally be at lower rates of return than the return on the assets which were prepaid. Certain commercial mortgage-backed securities are issued in several classes with different levels of yield and credit protection. The fund's investments in commercial mortgage-backed securities with several classes will normally be in the lower classes that have less credit protection.

Certain asset-backed securities are based on loans that are unsecured, which means that there is no collateral to seize if the underlying borrower defaults. Other asset-based securities may not have the benefit of as much collateral as mortgage-backed securities.

The fund's use of derivatives, interest rate and foreign currency transactions may reduce the fund's returns and/or increase volatility, which is defined as the characteristic of a security or a market to fluctuate significantly in price within a short period of time.

Leverage is a speculative technique which may expose the fund to greater risk and increase its costs. Increases and decreases in the value of the fund's portfolio will be magnified when the fund uses leverage. For example, leverage may cause greater swings in the fund's net asset value. The fund will also have to pay interest on its borrowings, reducing the fund's return. This interest expense may be greater than the fund's return on the underlying investment.

The fund may invest up to 10% of its total assets in bonds of foreign issuers. Foreign securities involve risks not typically associated with investing in U.S. securities. These risks include but are not limited to: currency risks (the risk that the value of interest paid on foreign securities, or the value of the securities themselves, may fall if currency exchange rates change), the risk that a security's value will be hurt by changes in foreign political or social conditions, the possibility of heavy taxation or expropriation and more difficulty obtaining information on foreign securities or companies. In addi-tion, a portfolio of foreign securities may be harder to sell and may be sub-ject to wider price movements than comparable investments in U.S. companies. There is also less government regulation of foreign securities markets.

In addition, political and economic structures in developing countries may be undergoing rapid change and these countries may lack the social, political and economic stability of more developed countries. As a result some of the risks described above, including the risks of nationalization or expropriation of assets and the existence of smaller, more volatile and less regulated markets, may be increased. The value of many investments in emerging market countries recently has dropped significantly due to economic and political turmoil in many of these countries.
                                                                             65

On January 1, 1999, eleven European countries implemented a new currency unit called the "Euro" which is expected to reshape financial markets, banking sys-tems and monetary policies in Europe and other parts of the world. While it is impossible to predict the impact of the "Euro," it is possible that it could increase volatility in financial markets worldwide which could hurt the value of shares of the fund.

Securities loans involve the risk of a delay in receiving additional collateral if the value of the securities goes up while they are on loan. There is also the risk of delay in recovering the loaned securities and of losing rights to the collateral if a borrower goes bankrupt.

Higher than normal portfolio turnover may result in increased transaction costs to the fund, including brokerage commissions, dealer mark-ups and other trans-action costs on the sale of the securities and on reinvestment in other securi-ties. The sale of fund securities may result in the recognition of capital gain or loss. Given the frequency of sales, such gain or loss will likely be short-term capital gain or loss. Unlike long-term capital gain, short-term capital gain of individuals is taxable at the same rates as ordinary income.

When you invest in this fund you are not making a bank deposit. Your investment is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.

Risk / Return Information

The chart and table below give you a picture of the fund's long-term perfor-mance for Investor A Shares (in the chart) and for Investor A, B and C Shares (in the table). The information shows you how the fund's performance has varied year by year and provides some indication of the risks of investing in the fund. The table compares the fund's performance to that of the Lehman High Yield Index, a recognized unmanaged index of bond market performance. As with all such investments, past performance is not an indication of future results. Sales charges are not reflected in the bar chart. If they were, returns would be less than those shown.

[GRAPH]

1999
----
8.13


As of 12/31                     Investor A Shares
-------------------------------------------------------------------------------
ANNUAL TOTAL RETURNS**
-------------------------------------------------------------------------------
Best Quarter
Q4 '99: 3.74%

Worst Quarter
Q3 '99: -0.40%
As of 12/31/99
-------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS**
-------------------------------------------------------------------------------
                                                        Since         Inception
                                       1 Year         Inception         Date
High Yield Bond; Inv A                 2.70%            3.55%         11/19/98
High Yield Bond; Inv B                 2.60%            3.80%         11/19/98
High Yield Bond; Inv C                 6.36%            7.67%         11/19/99
Lehman High Yield                      2.40%            2.31%           N/A*

 * For comparative purposes, the value of the index on 12/01/98 is used as the beginning value on 11/19/98.

** The chart and the table both assume reinvestment of dividends and distribu-tions.

Expenses and Fees

Expenses and Fees

As a shareholder you pay certain fees and expenses. Shareholder transaction fees are paid out of your investment and annual fund operating expenses are paid out of fund assets.

This prospectus offers shareholders different ways to invest with three sepa-rate pricing options. You need to understand your choices so that you can choose the pricing option that is most suitable for you. With one option (In-vestor A Shares) you pay a one-time front-end transaction fee each time you buy shares. The other options (Investor B and Investor C Shares) have no frontend charges but have higher on-going fees, which are paid over the life of the investment, and have a contingent deferred sales

These returns assume payment of applicable sales charges.

charge (CDSC) that you may pay when you redeem your shares. Which option should you choose? It depends on your individual circumstances. You should know that the lowest sales charge won't necessarily be the least expensive option over time. For example, if you intend to hold your shares long term it may cost less to buy A Shares than B or C Shares.

The tables below explain your pricing options and describe the fees and expenses that you may pay if you buy and hold Investor A, B or C Shares of the fund. The "Annual Fund Operating Expenses" table is based on expenses for the most recent fiscal year.

Shareholder Fees
(Fees paid directly from your investment)



                               A Shares B Shares C Shares


Maximum Front-End Sales
 Charge*                         5.0%    0.0%    0.0%
(as percentage of offering
 price)
Maximum Deferred Sales Charge    0.0%    4.5%**  1.00%***
(as percentage of offering
 price)

  * Reduced front-end sales charges may be available. A CDSC of up to 1.00% is assessed on certain redemptions of Investor A Shares that are purchased with no initial sales charge as part of an investment of $1,000,000 or more.

 ** The CDSC is 4.5% if shares are redeemed in less than one year. The CDSC for Investor B Shares decreases for redemptions made in subsequent years. After six years there is no CDSC on B Shares. (See page 124 for complete schedule of CDSCs.)
*** There is no CDSC on C Shares after one year.

Annual Fund Operating Expenses
(Expenses that are deducted from fund assets)



                                A Shares B Shares C Shares


Advisory fees                     .50%     .50%     .50%
Distribution and service (12b-
 1) fees                          .50%    1.15%    1.15%
Interest expense                  .33%     .33%     .33%
Other expenses/1/                 .42%     .42%     .42%
Total annual fund operating
 expenses                        1.75%    2.40%    2.40%
Fee waivers and expense
 reimbursements*                  .25%     .15%     .15%
Net expenses*                    1.50%    2.25%    2.25%



  * BlackRock and BlackRock Distributors, Inc., the fund's distributor, have contractually agreed to waive or reimburse fees or expenses in order to limit fund expenses to 1.17% (excluding interest expense) (for Investor A Shares) and 1.92% (excluding interest expense) (for Investor B and C Shares) of average daily net assets until February 1, 2001. The fund may have to repay some of these waivers and reimbursements to BlackRock in the following two years. See the "Management" section on page 130 for a dis-cussion of these waivers and reimbursements.

  /1/"Other expenses" have been restated to reflect current expenses.


  IMPORTANT DEFINITIONS

 Advisory Fees: Fees paid to the investment adviser for portfolio management services.

 Service Fees: Fees that are paid to BlackRock and /or its affiliates for shareholder account service and maintenance.

 Distribution Fees: A method of charging distribution-related expenses against fund assets.

 Interest Expense: The cost of borrowing money to buy additional securities, primarily through reverse repurchase agreements (under which the fund sells securities and agrees to buy them back at a particular date and price).

 Other Expenses: Include administration, transfer agency, custody, professional fees and registration fees.

Example:

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. We are assuming an initial investment of $10,000, 5% total return each year with no changes in operating expenses, redemption at the end of each time period and, with respect to B Shares and C Shares only, no redemption at the end of each time period. Although your actual cost may be higher or lower, based on these assumptions your costs would be:



                 1 Year 3 Years 5 Years 10 Years


A Shares*         $645  $1,000  $1,379   $2,440
B Shares**
   Redemption     $678  $1,084  $1,467   $2,488***
B Shares
   No Redemption  $228    $734  $1,267   $2,488***
C Shares**
   Redemption     $328    $734  $1,267   $2,725
C Shares
   No Redemption  $228    $734  $1,267   $2,725


  *Reflects imposition of sales charge.
 **Reflects deduction of CDSC.

*** Based on the conversion of the Investor B Shares to Investor A Shares after seven years.

Fund Management

The fund is managed by a team of investment professionals at BlackRock Finan-cial Management, Inc. (BFM), including the following individuals who have day-to-day responsibility: Dennis Schaney and Michael Buchanan. Dennis Schaney is co-leader of the High Yield Team and a Managing Director of BFM since February 1998. Prior to joining BFM, he was a Managing Director in the Global Fixed Income Research and Economics Department of Merrill Lynch for nine years. Michael Buchanan, co-leader of the High Yield Team, has served as Director of BFM since June 1998. Prior to joining BFM, Michael Buchanan was Vice President of Investments at Conseco Capital Management where he was a portfolio manager responsible for high yield debt, bank loan, and emerging markets debt trading. Dennis Schaney and Michael Buchanan have been members of the team managing the fund since inception. Dennis Schaney has been a portfolio co-manager since inception and Michael Buchanan since 1999.
                                                                             69

Financial Highlights
The financial information in the table below shows the fund's financial perfor-mance for the periods indicated. Certain information reflects results for a single fund share. The term "Total Return" indicates how much your investment would have increased or decreased during this period of time and assumes that you have reinvested all dividends and distributions. These figures have been audited by PricewaterhouseCoopers LLP, the fund's independent accountants. The auditor's report, along with the fund's financial statements, are included in the Company's annual report which is available upon request (see back cover for ordering instructions).
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
(For an Investor A, B or C Share Outstanding Throughout Each Period)

                                       BlackRock High Yield Bond Portfolio



                                         INVESTOR     INVESTOR      INVESTOR
                                         A SHARES     B SHARES      C SHARES
                                         For the      For the       For the
                                          Period       Period        Period
                                        11/19/98/1   11/19/98/1    11/19/98/1
                                        / through    / through     / through
                                         9/30/99      9/30/99       9/30/99
                                          ------      -------        ------

Net asset value at beginning of period    $10.00      $ 10.00        $10.00
                                          ------      -------        ------
Income from investment operations
 Net investment income                      0.86         0.79          0.78
 Net gain (loss) on investments (both
  realized and unrealized)                 (0.31)       (0.31)        (0.31)
                                          ------      -------        ------
  Total from investment operations          0.55         0.48          0.47
                                          ------      -------        ------
Less distributions
 Distributions from net investment
  income                                   (0.82)       (0.75)        (0.74)
                                          ------      -------        ------
  Total distributions                      (0.82)       (0.75)        (0.74)
                                          ------      -------        ------
Net asset value at end of period          $ 9.73      $  9.73        $ 9.73
                                          ======      =======        ======
Total return/3/                             5.50%        4.78%         4.69%
Ratios/Supplemental data
 Net assets at end of period (in
  thousands)                              $4,412      $12,407        $2,647
 Ratios of expenses to average net
  assets
 After advisory/administration fee
  waivers                                   1.54%/2/     2.27%/2/      2.25%/2/
 After advisory/administration fee
  waivers (excluding
  interest expense)                         1.15%/2/     1.88%/2/      1.88%/2/
 Before advisory/administration fee
  waivers                                   2.21%/2/     2.94%/2/      2.92%/2/
 Ratios of net investment income to
  average net assets
 After advisory/administration fee
  waivers                                  10.17%/2/     9.41%/2/      9.36%/2/
 Before advisory/administration fee
  waivers                                   9.49%/2/     8.73%/2/      8.69%/2/
Portfolio turnover rate                      185%         185%          185%


                                     ------------------------------------------

/1/Commencement of operations of share class.
/2/Annualized.
/3/Neither front-end sales load nor contingent deferred sales load is reflected.
70

             BlackRock
[GRAPHIC]    Tax-Free Income
             Portfolio

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Investment Goal:
The fund seeks as high a level of current income exempt from Federal income tax as is consistent with preservation of capital.

Primary Investment Strategies:
In pursuit of this goal, the fund manager invests primarily in bonds issued by or on behalf of states and possessions of the United States, their political subdivisions and their agencies and authorities (and related tax-exempt deriva-tive securities) the interest on which the manager believes is exempt from Fed-eral income tax (municipal securities). The fund normally invests at least 80% of its net assets in municipal securities, including both general obligation and revenue bonds, from a diverse range of issuers. The other 20% of net assets can be invested in securities which are subject to regular Federal income tax or the Federal Alternative Minimum Tax. The fund emphasizes municipal securi-ties in the ten to twenty year maturity range. The fund may only buy securities rated investment grade at the time of purchase by at least one major rating agency or determined by the manager to be of similar quality. The fund intends to invest so that no more than 25% of its net assets are represented by the municipal securities of issuers located in the same state.

The management team evaluates sectors of the municipal market and individual bonds within those categories. The fund measures its performance against the Lehman Municipal Bond Index (the benchmark).

If a security falls below investment grade, the manager will decide whether to continue to hold the security. A security will be sold if, in the opinion of the fund manager, the risk of continuing to hold the security is unacceptable when compared to the total return potential.

It is possible that in extreme market conditions the fund may invest more than 20% of its assets in securities that are not municipal securities (and there-fore are subject to federal income tax) and may hold an unlimited amount of uninvested cash reserves. If market conditions improve, these strategies could result in reducing the potential gain from the market upswing, thus reducing the fund's opportunity to achieve its investment objective.

  IMPORTANT DEFINITIONS

 Bonds: Debt obligations such as bonds and debentures, U.S. Government securities, debt obligations of domestic and foreign corporations, debt obligations of foreign governments and their political subdivisions, asset-backed securities, various mortgage-backed securities (both residential and commercial), other floating or variable rate obligations, municipal obligations and zero coupon debt securities.

 General Obligation Bonds: Bonds which are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest.

 Investment Grade: Securities which are rated in the four highest categories by at least one of the major rating agencies or determined by the fund manager to be of similar quality. Generally, the higher the rating of a bond, the higher the likelihood that interest and principal payments will be made on time.

 Lehman Municipal Bond Index: An unmanaged index of municipal bonds with the following characteristics: minimum credit rating of Baa-3, outstanding par value of at least $3 million, issued as part of a deal of at least $50 million, and issued within the last 5 years remaining maturities of not less than one year.

 Maturity: The date upon which debt securities are due to be repaid, that is, the date when the issuer must pay back the face amount of the security.

The fund manager will normally attempt to structure the fund's portfolio to have comparable duration to its Lipper Peer Group (General Municipal Debt Funds). Duration, which measures price sensitivity to interest rate changes, is not necessarily equal to average maturity.

The fund manager may, when consistent with the fund's investment objective, use options or futures (commonly known as derivatives). The primary purpose of using derivatives is to attempt to reduce risk to the fund as a whole (hedge) but they may also be used to maintain liquidity, commit cash pending invest-ment or for speculation to increase returns. The fund may also enter into interest rate transactions as a hedging technique. In these transactions, the fund exchanges its right to pay or receive interest with another party for their right to pay or receive interest.

The fund can borrow money to buy additional securities. This practice is known as "leverage." The fund may borrow from banks or other financial institutions. The fund normally may borrow up to 33 1/3% of the value of its total assets.

The fund may lend some of its securities on a short-term basis in order to earn extra income. The fund will receive collateral in cash or high quality securities equal to the current value of the loaned securities. These loans will be limited to 33 1/3% of the value of the fund's total assets.

The fund may engage in active and frequent trading of portfolio securities to achieve its principal investment strategies.

Should the Company's Board of Trustees determine that the investment objective of the fund should be changed, shareholders will be given at least 30 days notice before any such change is made. The fund may not change the requirement that it normally invest at least 80% of its net assets in municipal securities without shareholder approval.

Key Risks

Key Risks
There is no guarantee that shares of the fund will not lose value. This means you could lose money.

Two of the main risks of investing in the fund are interest rate risk and credit risk. Typically, when interest rates rise, there is a corresponding decline in the market value of bonds such as those held by the fund. Credit risk refers to the possibility that the issuer of the bond will not be able to make principal and interest payments.

Revenue bonds include private activity bonds, which are not payable from the general revenues of the issuer. Consequently, the credit quality of private activity bonds is usually directly related to the credit standing of the cor-porate user of the facility involved. To the extent that the fund's assets are invested in pri-

  IMPORTANT DEFINITIONS

 Revenue Bonds: Bonds which are secured only by the revenues from a particular facility or class of facilities, such as a water or sewer system, or from the proceeds of a special excise tax or other revenue source.

 Total Return: A way of measuring fund performance. Total return is based on a calculation that takes into account income dividends, capital gain distributions and the increase or decrease in share price.

vate activity bonds, the fund will be subject to the particular risks presented by the laws and economic conditions relating to such projects and bonds to a greater extent than if its assets were not so invested. Municipal securities also include "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer of moral obligation bonds is unable to pay its debts from current revenues, it may draw on a reserve fund the res-toration of which is a moral but not a legal obligation of the state or munici-pality which created the issuer.

The fund may invest in bonds the interest on which may be subject to the Fed-eral Alternative Minimum Tax. The fund may invest up to 20% of its total assets in these bonds when added together with any of the fund's other taxable invest-ments. Interest on these bonds that is received by taxpayers subject to the Federal Alternative Minimum Tax is taxable.

The fund may invest 25% or more of its assets in municipal securities whose interest is paid solely from revenues of similar projects. For example, the fund may invest more than 25% of its assets in municipal securities related to water or sewer systems. This type of concentration exposes the fund to the legal and economic risks relating to those projects.

There may be less information available on the financial condition of issuers of municipal securities than for public corporations. The market for municipal bonds may be less liquid than for taxable bonds. This means that it may be harder to buy and sell municipal securities, especially on short notice.

The fund will rely on legal opinions of counsel to issuers of municipal securi-ties as to the tax-free status of investments and will not do its own analysis.

The fund's use of derivatives and interest rate transactions may reduce the fund's returns and/or increase volatility, which is defined as the characteris-tic of a security or a market to fluctuate significantly in price within a short period of time. The income from certain derivatives may be subject to Federal income tax.

Leverage is a speculative technique which may expose the fund to greater risk and increase its costs. Increases and decreases in the value of the fund's portfolio will be magnified when the fund uses leverage. For example, leverage may cause greater swings in the fund's net asset value. The fund will also have to pay interest on its borrowings, reducing the fund's return. This interest expense may be greater than the fund's return on the underlying investment.

Securities rated in the fourth highest category by the rating agencies are con-sidered investment grade but they may also have some speculative characteris-tics, meaning that they carry more risk than higher rated securities and may have problems making
                                                                             73
principal and interest payments in difficult economic climates. Investment grade ratings do not guarantee that bonds will not lose value.

Securities loans involve the risk of a delay in receiving additional collat-eral if the value of the securities goes up while they are on loan. There is also the risk of delay in recovering the loaned securities and of losing rights to the collateral if a borrower goes bankrupt.

Higher than normal portfolio turnover may result in increased transaction costs to the fund, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of fund securities may result in the recognition of capi-tal gain or loss. Given the frequency of sales, such gain or loss will likely be short-term capital gain or loss. Unlike long-term capital gain, short-term capital gain of individuals is taxable at the same rates as ordinary income.


When you invest in this fund you are not making a bank deposit. Your invest-ment is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.

Risk / Return Information

The chart and table below give you a picture of the fund's long-term perfor-mance for Investor A Shares (in the chart) and for Investor A, B and C Shares (in the table). The information shows you how the fund's performance has var-ied year by year and provides some indication of the risks of investing in the fund. The table compares the fund's performance to that of the Lehman Munici-pal Bond Index, a recognized unmanaged index of bond market performance. As with all such investments, past performance is not an indication of future results. Sales charges are not reflected in the bar chart. If they were, returns would be less than those shown.
74

The performance for the period before Investor B and C Shares were launched is based upon performance for Investor A Shares of the fund, which were first issued in May 1990. Investor B Shares were launched in July 1996 and Investor C Shares were launched in February 1997. The actual returns of Investor B and C Shares would have been lower than shown because Investor B and C Shares have higher expenses than Investor A Shares.

                                    [CHART]

As of 12/31                     Investor A Shares
-------------------------------------------------------------------------------
ANNUAL TOTAL RETURNS**
-------------------------------------------------------------------------------

Best Quarter      1991   1992   1993   1994   1995   1996   1997   1998   1999
Q1 '95: 8.06%     ----   ----   ----   ----   ----   ----   ----   ----   ----
                 11.36   8.85  12.88  -7.09  17.76   5.36   9.61   5.92  -4.61
Worst Quarter
Q1 '94: -6.93%
As of 12/31/99
-------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS**
-------------------------------------------------------------------------------
                                                            Since     Inception
                           1 Year     3 Years   5 Years   Inception     Date
Tax-Free Income; Inv A     -8.40%      2.06%     5.68%      6.06%     05/14/90
Tax-Free Income; Inv B     -9.61%      1.47%     5.58%      6.22%     05/14/90
Tax-Free Income; Inv C     -6.28%      2.69%     6.00%      6.22%     05/14/90
Lehman Municipal           -2.07%      4.43%     6.92%      7.17%       N/A*


 * For comparative purposes, the value of the index on 05/01/90 is used as the beginning value on 05/14/90.

** The chart and the table both assume reinvestment of dividends and distribu-tions.

                                                               Expenses and Fees

Expenses and Fees

As a shareholder you pay certain fees and expenses. Shareholder transaction fees are paid out of your investment and annual fund operating expenses are paid out of fund assets.

This prospectus offers shareholders different ways to invest with three sepa-rate pricing options. You need to understand your choices so that you can choose the pricing option that is most suitable for you. With one option (In-vestor A Shares) you pay a one-time front-end transaction fee each time you buy shares. The other options (Investor B and Investor C Shares) have no front-end charges but have higher on-going fees, which are paid over the life of the investment, and have a contingent deferred sales charge (CDSC) that you may pay when you redeem your shares. Which option should you choose? It depends on your individual circumstances. You should know that the lowest sales charge won't necessarily be the least expensive option over time. For These returns assume payment of applicable sales charge.

example, if you intend to hold your shares long term it may cost less to buy A Shares than B or C Shares.

The tables below explain your pricing options and describe the fees and expenses that you may pay if you buy and hold Investor A, B and C shares of the fund. The "Annual Fund Operating Expenses" table is based on expenses for the most recent fiscal year.

Shareholder Fees
(Fees paid directly from your investment)



                               A Shares B Shares C Shares


Maximum Front-End Sales
 Charge*                         4.0%    0.0%    0.0%
(as percentage of offering
 price)
Maximum Deferred Sales Charge    0.0%    4.5%**  1.00%***
(as percentage of offering
 price)


  * Reduced front-end sales charges may be available. A CDSC of up to 0.75% is assessed on certain redemptions of Investor A Shares that are purchased with no initial sales charge as part of an investment of $1,000,000 or more.

 ** The CDSC is 4.5% if shares are redeemed in less than one year. The CDSC for Investor B Shares decreases for redemptions made in subsequent years. After six years there is no CDSC on B Shares. (See page 124 for complete schedule of CDSCs.)
*** There is no CDSC on C Shares after one year.

Annual Fund Operating Expenses
(Expenses that are deducted from fund assets)



                                A Shares B Shares C Shares


Advisory fees                     .50%     .50%     .50%
Distribution and service (12b-
 1) fees                          .50%    1.15%    1.15%
Other expenses/1/                 .38%     .38%     .38%
Total annual fund operating
 expenses                        1.38%    2.03%    2.03%
Fee waivers and expense
 reimbursements*                  .31%     .21%     .21%
Net expenses*                    1.07%    1.82%    1.82%



  * BlackRock and BlackRock Distributors, Inc., the fund's distributor, have contractually agreed to waive or reimburse fees or expenses in order to limit fund expenses to 1.07% (for Investor A Shares) and 1.82% (for Investor B and C Shares) of average daily net assets until February 1, 2001. The fund may have to repay some of these waivers and reimbursements to BlackRock in the following two years. See the "Management" section on page 130 for a discussion of these waivers and reimbursements.

  /1/"Other expenses" have been restated to reflect current expenses.

  IMPORTANT DEFINITIONS

 Advisory Fees: Fees paid to the investment adviser for portfolio management services.

 Service Fees: Fees that are paid to BlackRock and /or its affiliates for shareholder account service and maintenance.

 Distribution Fees: A method of charging distribution-related expenses against fund assets.

 Other Expenses: Include administration, transfer agency, custody, professional fees and registration fees.

Example:

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. We are assuming an initial investment of $10,000, 5% total return each year with no changes in operating expenses, redemption at the end of each time period and, with respect to B Shares and C Shares only, no redemption at the end of each time period. Although your actual cost may be higher or lower, based on these assumptions your costs would be:



                 1 Year 3 Years 5 Years 10 Years


A Shares*         $505   $790   $1,097  $1,965
B Shares**
   Redemption     $635   $966   $1,274  $2,096***
B Shares
   No Redemption  $185   $616   $1,074  $2,096***
C Shares**
   Redemption     $285   $616   $1,074  $2,342
C Shares
   No Redemption  $185   $616   $1,074  $2,342


  *Reflects imposition of sales charge.
 **Reflects deduction of CDSC.
*** Based on the conversion of the Investor B Shares to Investor A Shares after seven years.

Fund Management
The manager for the fund is Kevin Klingert, Managing Director at BlackRock Financial Management, Inc. (BFM) since 1991. Before joining BFM he was Assis-tant Vice President at Merrill Lynch, Pierce, Fenner & Smith. He has been fund manager since 1995.

Financial Highlights
The financial information in the table below shows the fund's financial perfor-mance for the periods indicated. Certain information reflects results for a single fund share. The term "Total Return" indicates how much your investment would have increased or decreased during this period of time and assumes that you have reinvested all dividends and distributions. These figures have been audited by PricewaterhouseCoopers LLP, the fund's independent accountants. The auditor's report, along with the fund's financial statements, are included in the Company's annual report which is available upon request (see back cover for ordering instructions).
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
(For an Investor A, B or C Share Outstanding Throughout Each Period)

              Tax-Free Income Portfolio


                                      INVESTOR A SHARES                          INVESTOR B SHARES

                                                                                                      For the
                                                                                                      Period
                            Year      Year     Year     Year     Year     Year      Year     Year    7/18/96/1
                            Ended     Ended    Ended    Ended    Ended    Ended     Ended    Ended   / through
                           9/30/99   9/30/98  9/30/97  9/30/96  9/30/95  9/30/99   9/30/98  9/30/97   9/30/96
                           ------    ------   ------   ------   ------   ------    ------   ------    ------

Net asset value
 at beginning of
 period                    $11.73    $11.34   $10.84   $10.61   $10.04   $11.73    $11.34   $10.84    $10.74
                           ------    ------   ------   ------   ------   ------    ------   ------    ------
Income from
 investment operations
 Net investment
  income                     0.47      0.47     0.50     0.45     0.48     0.38      0.40     0.44      0.08
 Net gain (loss)
  on
  investments (both
  realized and
  unrealized)               (0.71)     0.45     0.51     0.21     0.59    (0.71)     0.44     0.49      0.10
                           ------    ------   ------   ------   ------   ------    ------   ------    ------
 Total from
  investment
  operations                (0.24)     0.92     1.01     0.66     1.07    (0.33)     0.84     0.93      0.18
                           ------    ------   ------   ------   ------   ------    ------   ------    ------
Less
 distributions
 Distributions
  from net
  investment
  income                    (0.47)    (0.48)   (0.51)   (0.43)   (0.48)   (0.38)    (0.40)   (0.43)    (0.08)
 Distributions
  from net
  realized capital
  gains                     (0.06)    (0.05)     - -      - -    (0.02)   (0.06)    (0.05)     - -       - -
                           ------    ------   ------   ------   ------   ------    ------   ------    ------
 Total
  distributions             (0.53)    (0.53)   (0.51)   (0.43)   (0.50)   (0.44)    (0.45)   (0.43)    (0.08)
                           ------    ------   ------   ------   ------   ------    ------   ------    ------
Net asset value
 at end of period          $10.96    $11.73   $11.34   $10.84   $10.61   $10.96    $11.73   $11.34    $10.84
                           ======    ======   ======   ======   ======   ======    ======   ======    ======
Total return3               (2.14)%    8.34%    9.58%    6.94%   10.99%   (2.87)%    7.53%    8.77%     1.72%
Ratios/Supplemental
 data
 Net assets at
  end of
  period (in thousands)    $6,591    $6,440   $5,530   $4,873   $6,591   $3,434    $2,034   $  926    $   10
 Ratios of
  expenses to
  average net
  assets
 After advisory
  /administration
  fee waivers                1.07%     1.05%    1.02%    1.04%    1.00%    1.82%     1.79%    1.75%     1.65%/2/
 Before
  advisory/administration
  fee waivers                1.29%     1.33%    1.37%    1.37%    1.78%    2.04%     2.07%    2.10%     1.98%/2/
 Ratios of net
  investment
  income to
  average net
  assets
 After
  advisory/administration
  fee waivers                4.10%     4.17%    4.60%    4.67%    4.74%    3.35%     3.39%    3.65%     3.84%/2/
 Before
  advisory/administration
  fee waivers                3.88%     3.89%    4.25%    4.35%    3.96%    3.13%     3.11%    3.30%     3.51%/2/
Portfolio
 turnover rate                104%      100%     262%     268%      92%     104%      100%     262%      268%

                               INVESTOR C SHARES

                                               For the
                                               Period
                            Year      Year    2/28/97/1
                            Ended     Ended   / through
                           9/30/99   9/30/98   9/30/97
                           --------- -------- ----------

Net asset value
 at beginning of
 period                    $11.73    $11.34    $11.04
                           --------- -------- ----------
Income from
 investment operations
 Net investment
  income                     0.38      0.36      0.28
 Net gain (loss)
  on
  investments (both
  realized and
  unrealized)               (0.71)     0.48      0.27
                           --------- -------- ----------
 Total from
  investment
  operations                (0.33)     0.84      0.55
                           --------- -------- ----------
Less
 distributions
 Distributions
  from net
  investment
  income                    (0.38)    (0.40)    (0.25)
 Distributions
  from net
  realized capital
  gains                     (0.06)    (0.05)      - -
                           --------- -------- ----------
 Total
  distributions             (0.44)    (0.45)    (0.25)
                           --------- -------- ----------
Net asset value
 at end of period          $10.96    $11.73    $11.34
                           ========= ======== ==========
Total return3               (2.87)%    7.53%     5.02%
Ratios/Supplemental
 data
 Net assets at
  end of
  period (in thousands)    $2,868    $1,024       - -
 Ratios of
  expenses to
  average net
  assets
 After advisory
  /administration
  fee waivers                1.82%     1.70%     1.70%2
 Before
  advisory/administration
  fee waivers                2.04%     1.98%     2.05%2
 Ratios of net
  investment
  income to
  average net
  assets
 After
  advisory/administration
  fee waivers                3.35%     3.19%     3.95%2
 Before
  advisory/administration
  fee waivers                3.13%     2.91%     3.60%2
Portfolio
 turnover rate                104%      100%      262%

                   ------------------------------------------------------------

/1/Commencement of operations of share class.
/2/Annualized.
/3/Neither front-end sales load nor contingent deferred sales load is reflected.
78

             BlackRock
[GRAPHIC]    Delaware Tax-Free Income
             Portfolio

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Investment Goal
The fund seeks as high a level of current income exempt from Federal income tax and, to the extent possible, Delaware state income tax, as is consistent with preservation of capital.

Primary Investment Strategies
In pursuit of this goal, the fund manager invests primarily in bonds issued by or on behalf of states and possessions of the United States, their political subdivisions and their agencies and authorities (and related tax-exempt deriva-tive securities) the interest on which the manager believes is exempt from Fed-eral income tax (municipal securities). The fund normally invests at least 65% of its total assets in municipal securities of issuers located in the state of Delaware. The fund normally invests at least 80% of its net assets in municipal securities, including both general obligation and revenue bonds, from a diverse range of issuers. The other 20% of net assets can be invested in securities which are subject to regular Federal income tax or the Federal Alternative Min-imum Tax. The fund emphasizes municipal securities in the ten to twenty year maturity range. The fund may only buy securities rated investment grade at the time of purchase by at least one major rating agency or determined by the man-ager to be of similar quality.

The management team evaluates sectors of the municipal market and individual bonds within those categories. The fund measures its performance against the Lehman Municipal Bond Index (the benchmark).

If a security falls below investment grade, the manager will decide whether to continue to hold the security. A security will be sold if, in the opinion of the fund manager, the risk of continuing to hold the security is unacceptable when compared to the total return potential.

It is possible that in extreme market conditions the fund may invest more than 20% of its assets in securities that are not municipal securities (and there-fore are subject to federal income tax) and may hold an unlimited amount of uninvested cash reserves. If market conditions improve, these strategies could result in reducing the potential gain from the market upswing, thus reducing the fund's opportunity to achieve its investment objective.

  IMPORTANT DEFINITIONS

 Bonds: Debt obligations such as bonds and debentures, U.S. Government securities, debt obligations of domestic and foreign corporations, debt obligations of foreign governments and their political subdivisions, asset-backed securities, various mortgage-backed securities (both residential and commercial), other floating or variable rate obligations, municipal obligations and zero coupon debt securities.

 General Obligation Bonds: Bonds which are secured by the issuer's pledge of its full faith, credit and tax-ing power for the pay-ment of principal and interest.

 Investment Grade: Securities which are rated in the four highest categories by at least one of the major rating agencies or determined by the fund manager to be of similar quality. Generally, the higher the rating of a bond, the higher the likelihood that interest and principal payments will be made on time.

 Lehman Municipal Bond Index: An unmanaged index of municipal bonds with the follow-ing characteristics: minimum credit rating of Baa-3, outstanding par value of at least $3 million, issued as part of a deal of at least $50 million, and issued within the last 5 years remaining matu-rities of not less than one year.

 Maturity: The date upon which debt securities are due to be repaid, that is, the date when the issuer must pay back the face amount of the security.

The fund manager will normally attempt to structure the fund's portfolio to have comparable duration to its Lipper Peer Group (Other State Municipal Debt Funds). Duration, which measures price sensitivity to interest rate changes, is not necessarily equal to average maturity.

The fund manager may, when consistent with the fund's investment objective, use options or futures (commonly known as derivatives). The primary purpose of using derivatives is to attempt to reduce risk to the fund as a whole (hedge) but they may also be used to maintain liquidity, commit cash pending invest-ment or for speculation to increase returns. The fund may also enter into interest rate transactions as a hedging technique. In these transactions, the fund exchanges its right to pay or receive interest with another party for their right to pay or receive interest.

The fund can borrow money to buy additional securities. This practice is know as "leverage." The fund may borrow from banks or other financial institutions. The fund normally may borrow up to 33 1/3% of the value of its total assets.

The fund may lend some of its securities on a short-term basis in order to earn extra income. The fund will receive collateral in cash or high quality securities equal to the current value of the loaned securities. These loans will be limited to 33 1/3% of the value of the fund's total assets.

The fund may engage in active and frequent trading of portfolio securities to achieve its principal investment strategies.

Should the Company's Board of Trustees determine that the investment objective of the fund should be changed, shareholders will be given at least 30 days notice before any such change is made. The fund may not change the requirement that it normally invest at least 80% of its net assets in municipal securities without shareholder approval.

Key Risks

Key Risks

There is no guarantee that shares of the fund will not lose value. This means you could lose money.

Two of the main risks of investing in the fund are interest rate risk and credit risk. Typically, when interest rates rise, there is a corresponding decline in the market value of bonds such as those held by the fund. Credit risk refers to the possibility that the issuer of the bond will not be able to make principal and interest payments.

The fact that the fund concentrates its investments in securities of issuers located in Delaware raises special concerns. In particular, changes in the economic conditions and governmental policies of Delaware and its political subdivisions could hurt the value of the fund's shares.

                             IMPORTANT DEFINITIONS


Revenue Bonds: Bonds which are secured only by the revenues from a particular facility or class of facilities, such as a water or sewer system, or from the proceeds of a special excise tax or other revenue source.

Total Return: A way of measuring fund perfor-mance. Total return is based on a calculation that takes into account income dividends, capital gain distributions and the increase or decrease in share price.

Revenue bonds include private activity bonds, which are not payable from the general revenues of the issuer. Consequently, the credit quality of private activity bonds is usually directly related to the credit standing of the corpo-rate user of the facility involved. To the extent that the fund's assets are invested in private activity bonds, the fund will be subject to the particular risks presented by the laws and economic conditions relating to such projects and bonds to a greater extent than if its assets were not so invested. Munici-pal securities also include "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer of moral obligation bonds is unable to pay its debts from current revenues, it may draw on a reserve fund the restoration of which is a moral but not a legal obligation of the state or municipality which created the issuer.

The fund may invest in bonds the interest on which may be subject to the Fed-eral Alternative Minimum Tax. The fund may invest up to 20% of its total assets in these bonds when added together with any of the fund's other taxable invest-ments. Interest on these bonds that is received by taxpayers subject to the Federal Alternative Minimum Tax is taxable.

The fund may invest 25% or more of its assets in municipal securities whose interest is paid solely from revenues of similar projects. For example, the fund may invest more than 25% of its assets in municipal securities related to water or sewer systems. This type of concentration exposes the fund to the legal and economic risks relating to those projects.

There may be less information available on the financial condition of issuers of municipal securities than for public corporations. The market for municipal bonds may be less liquid than for taxable bonds. This means that it may be harder to buy and sell municipal securities, especially on short notice.

The fund will rely on legal opinions of counsel to issuers of municipal securi-ties as to the tax-free status of investments and will not do its own analysis.

The fund's use of derivatives and interest rate transactions may reduce the fund's returns and/or increase volatility, which is defined as the characteris-tic of a security or a market to fluctuate significantly in price within a short period of time. The income from certain derivatives may be subject to Federal income tax.

Leverage is a speculative technique which may expose the fund to greater risk and increase its costs. Increases and decreases in the value of the fund's portfolio will be magnified when the fund uses leverage. For example, leverage may cause greater swings in the fund's net asset value. The fund will also have to pay interest on its borrowings, reducing the fund's return. This interest expense may be greater than the fund's return on the underlying investment.

Securities rated in the fourth highest category by the rating agencies are considered investment grade but they may also have some speculative character-istics, meaning that they carry more risk than higher rated securities and may have problems making principal and interest payments in difficult economic climates. Investment grade ratings do not guarantee that bonds will not lose value.

Securities loans involve the risk of a delay in receiving additional collat-eral if the value of the securities goes up while they are on loan. There is also the risk of delay in recovering the loaned securities and of losing rights to the collateral if a borrower goes bankrupt.

Higher than normal portfolio turnover may result in increased transaction costs to the fund, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of fund securities may result in the recognition of capi-tal gain or loss. Given the frequency of sales, such gain or loss will likely be short-term capital gain or loss. Unlike long-term capital gain, short-term capital gain of individuals is taxable at the same rates as ordinary income.

When you invest in this fund you are not making a bank deposit. Your invest-ment is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.

The fund is a non-diversified portfolio under the Investment Company Act, which means that fund performance is more dependent on the performance of a smaller number of securities and issuers than in a diversified portfolio. The change in value of any one security may affect the overall value of the fund more than it would a diversified fund's.
82

Risk / Return Information

The chart and table below give you a picture of the fund's long-term perfor-mance for Investor A Shares (in the chart) and for Investor A, B and C Shares (in the table). The information shows you how the fund's performance has var-ied year by year and provides some indication of the risks of investing in the fund. The table compares the fund's performance to that of the Lehman Munici-pal Bond Index, a recognized unmanaged index of bond market performance. As with all such investments, past performance is not an indication of future results. Sales charges are not reflected in the bar chart. If they were, returns would be less than those shown.

The performance for the period before the fund was launched is based upon per-formance for a predecessor common trust fund which transferred its assets and liabilities to the fund. The fund was launched in May 1998.

                                    [CHART]

As of 12/31                     Investor A Shares
------------------------------------------------------------------------------
ANNUAL TOTAL RETURNS**
------------------------------------------------------------------------------
Best Quarter   1990  1991  1992   1993   1994   1995   1996   1997   1998   1999
Q1 '95: 4.66%  ----  ----  ----   ----   ----   ----   ----   ----   ----   ----

               6.10  8.61  5.25   7.78  -3.76  12.55   3.09   5.98   6.20   2.82
Worst Quarter
Q1 '94: -4.71%
As of 12/31/99
------------------------------------------------------------------------------
--
AVERAGE ANNUAL TOTAL RETURNS**
------------------------------------------------------------------------------
--
                                                              Since    Inception
                       1 Year   3 Years  5 Years  10 Years  Inception    Date
DE Tax-Free; Inv A     6.69%    1.64%    4.03%    4.41%      4.60%    09/30/86
DE Tax-Free; Inv B     7.89%    1.04%    3.69%    4.05%      4.14%    09/30/86
DE Tax-Free; Inv C     4.51%    2.25%    4.11%    4.05%      4.14%    09/30/86
Lehman Municipal      -2.07%    4.43%    6.92%    6.89%      7.15%      N/A*

 * For comparative purposes, the value of the index on 10/01/86 is used as the beginning value on 09/30/86.

** The chart and the table both assume reinvestment of dividends and distribu-tions.




 These returns assume payment of applicable sales charges.

Expenses and Fees

As a shareholder you pay certain fees and expenses. Shareholder transaction fees are paid out of your investment and annual fund operating expenses are paid out of fund assets.

This prospectus offers shareholders different ways to invest with three sepa-rate pricing options. You need to understand your choices so that you can choose the pricing option that is most suitable for you. With one option (In-vestor A Shares) you pay a one- time front-end transaction fee each time you buy shares. The other options (Investor B and Investor C Shares) have no front-end charges but have higher on-going fees, which are paid over the life of the investment, and have a contingent deferred sales charge (CDSC) that you may pay when you redeem your shares. Which option should you choose? It depends on your individual circumstances. You should know that the lowest sales charge won't necessarily be the least expensive option over time. For example, if you intend to hold your shares long term it may cost less to buy A Shares than B or C Shares.

The tables below explain your pricing options and describe the fees and expenses that you may pay if you buy and hold Investor A, B and C Shares of the fund. The "Annual Fund Operating Expenses" table is based on expenses for the most recent fiscal year.

Shareholder Fees
(Fees paid directly from your investment)



                               A Shares B Shares C Shares


Maximum Front-End Sales
 Charge*                         4.0%    0.0%    0.0%
(as percentage of offering
 price)
Maximum Deferred Sales Charge    0.0%    4.5%**  1.00%***
(as percentage of offering
 price)


  * Reduced front-end sales charges may be available. A CDSC of up to 0.75% is assessed on certain redemptions of Investor A Shares that are purchased with no initial sales charge as part of an investment of $1,000,000 or more.

 ** The CDSC is 4.5% if shares are redeemed in less than one year. The CDSC for Investor B Shares decreases for redemptions made in subsequent years. After six years there is no CDSC on B Shares. (See page 124 for complete schedule of CDSCs.)
*** There is no CDSC on C Shares after one year.
Expenses
and Fees
84

Annual Fund Operating Expenses
(Expenses that are deducted from fund assets)



                                A Shares B Shares C Shares


Advisory fees                     .55%     .55%     .55%
Distribution and service (12b-
 1) fees                          .50%    1.15%    1.15%
Other expenses                    .38%     .38%     .38%
Total annual fund operating
 expenses                        1.43%    2.08%    2.08%
Fee waivers and expense
 reimbursements**                 .26%     .16%     .16%
Net expenses**                   1.17%    1.92%    1.92%




* BlackRock and BlackRock Distributors, Inc., the fund's distributor, have contractually agreed to waive or reimburse fees or expenses in order to limit fund expenses to 1.17% (for Investor A Shares) and 1.92% (for Investor B and C Shares) of average daily net assets until February 1, 2001. The fund may have to repay some of these waivers and reimbursements to BlackRock in the following two years. See the "Management" section on page 130 for a discussion of these waivers and reimbursements.

Example:

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. We are assuming an initial investment of $10,000, 5% total return each year with no changes in operating expenses, redemption at the end of each time period and, with respect to B Shares and C Shares only, no redemption at the end of each time period. Although your actual cost may be higher or lower, based on these assumptions your costs would be:



                 1 Year 3 Years 5 Years 10 Years


A Shares*         $514   $810   $1,127  $2,023
B Shares**
   Redemption     $645   $986   $1,304  $2,154***
B Shares
   No Redemption  $195   $636   $1,104  $2,154***
C Shares**
   Redemption     $295   $636   $1,104  $2,398
C Shares
   No Redemption  $195   $636   $1,104  $2,398


  * Reflects imposition of sales charge.
 ** Reflects deduction of CDSC.

*** Based on the conversion of the Investor B Shares to Investor A Shares after seven years.

Fund Management
The manager for the fund is Kevin Klingert, Managing Director at BlackRock Financial Management, Inc. (BFM) since 1991. Before joining BFM he was Assis-tant Vice President at Merrill Lynch, Pierce, Fenner & Smith. He has been fund manager since 1995.

  IMPORTANT DEFINITIONS

 Advisory Fees: Fees paid to the investment adviser for portfolio management services.

 Service Fees: Fees that are paid to BlackRock and /or its affiliates for shareholder account service and maintenance.

 Distribution Fees: A method of charging distribution-related expenses against fund assets.

 Other Expenses: Include administration, transfer agency, custody, professional fees and registration fees.

Financial Highlights
The financial information in the table below shows the fund's financial perfor-mance for the periods indicated. Certain information reflects results for a single fund share. The term "Total Return" indicates how much your investment would have increased or decreased during this period of time and assumes that you have reinvested all dividends and distributions. These figures have been audited by PricewaterhouseCoopers LLP, the fund's independent accountants. The auditor's report, along with the fund's financial statements, are included in the Company's annual report which is available upon request (see back cover for ordering instructions).
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
(For an Investor A, B or C Share Outstanding Throughout Each Period)

                                       Delaware Tax-Free Income Portfolio



                               INVESTOR               INVESTOR               INVESTOR
                               A SHARES               B SHARES               C SHARES
                                      For the                For the                For the
                                      Period                 Period                 Period
                            Year     5/11/98/1     Year     5/11/98/1     Year     5/11/98/1
                            Ended    / through     Ended    / through     Ended    / through
                           9/30/99    9/30/98     9/30/99    9/30/98     9/30/99    9/30/98
                           ------     ------      ------     ------      ------     ------

Net asset value at
 beginning of period       $10.33     $10.00      $10.33     $10.00      $10.33     $10.00
                           ------     ------      ------     ------      ------     ------
Income from investment
 operations
 Net investment income       0.39       0.15        0.32       0.12        0.32       0.12
 Net gain (loss) on
  investments (both
  realized and
  unrealized)               (0.54)      0.34       (0.54)      0.34       (0.54)      0.34
                           ------     ------      ------     ------      ------     ------
  Total from investment
   operations               (0.15)      0.49       (0.22)      0.46       (0.22)      0.46
                           ------     ------      ------     ------      ------     ------
Less distributions
 Distributions from net
  investment income         (0.42)     (0.16)      (0.35)     (0.13)      (0.35)     (0.13)
 Distributions from net
  realized capital gains    (0.14)       - -       (0.14)       - -       (0.14)       - -
                           ------     ------      ------     ------      ------     ------
  Total distributions      (0.56)      (0.16)      (0.49)     (0.13)      (0.49)     (0.13)
                           ------     ------      ------     ------      ------     ------
Net asset value at end of
 period                    $ 9.62     $10.33      $ 9.62     $10.33      $ 9.62     $10.33
                           ======     ======      ======     ======      ======     ======
Total return/3/             (1.57)%     4.97%      (2.31)%     4.67%      (2.31)%     4.67%
Ratios/Supplemental data
 Net assets at end of
  period (in thousands)    $4,468     $2,546      $3,149     $1,740      $  889     $  716
 Ratios of expenses to
  average net assets
 After
  advisory/administration
  fee waivers                1.17%      1.15%/2/    1.92%      1.83%/2/    1.92%      1.89%/2/
 Before
  advisory/administration
  fee waivers                1.33%      1.33%/2/    2.08%      2.01%/2/    2.08%      2.07%/2/
 Ratios of net investment
  income to average net
  assets
 After
  advisory/administration
  fee waivers                3.91%      3.68%/2/    3.16%      2.89%/2/    3.16%      2.81%/2/
 Before
  advisory/administration
  fee waivers                3.75%      3.50%/2/    3.00%      2.71%/2/    3.00%      2.63%/2/
Portfolio turnover rate        31%        54%         31%        54%         31%        54%

                                       ----------------------------------------

/1/Commencement of operations of share class.
/2/Annualized.
/3/Neither front-end sales load nor contingent deferred sales load is reflected.
86

             BlackRock
[GRAPHIC]    Ohio Tax-Free Income
             Portfolio

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Investment Goal
The fund seeks as high a level of current income exempt from Federal income tax and, to the extent possible, Ohio state income tax, as is consistent with pres-ervation of capital.

Primary Investment Strategies
In pursuit of this goal, the fund manager invests primarily in bonds issued by or on behalf of states and possessions of the United States, their political subdivisions and their agencies and authorities (and related tax-exempt deriva-tive securities) the interest on which the manager believes is exempt from Fed-eral income tax (municipal securities). The fund normally invests at least 65% of its net assets in municipal securities of issuers located in the state of Ohio. The fund normally invests at least 80% of its net assets in municipal securities, including both general obligation and revenue bonds, from a diverse range of issuers. The other 20% of net assets can be invested in securities which are subject to regular Federal income tax or the Federal Alternative Min-imum Tax. The fund emphasizes municipal securities in the ten to twenty year maturity range. The fund may only buy securities rated investment grade at the time of purchase by at least one major rating agency or determined by the man-ager to be of similar quality.

The management team evaluates categories of the municipal market and individual bonds within those categories. The fund measures it performance against the Lehman Municipal Bond Index (the benchmark).

If a security falls below investment grade, the manager will decide whether to continue to hold the security. A security will be sold if, in the opinion of the fund manager, the risk of continuing to hold the security is unacceptable when compared to the total return potential.

It is possible that in extreme market conditions the fund may invest more than 20% of its assets in securities that are not municipal securities (and there-fore are subject to regular federal income tax) and may hold an unlimited amount of uninvested cash reserves. If market conditions improve, these strate-gies could result in reducing the potential gain from the market upswing, thus reducing the fund's opportunity to achieve its investment objective.


                             IMPORTANT DEFINITIONS


Bonds: Debt obligations such as bonds and debentures, U.S. Government securities, debt obligations of domestic and foreign corporations, debt obligations of foreign governments and their political subdivisions, asset-backed securities, various mortgage-backed securities (both residential and commercial), other floating or variable rate obli-gations, municipal obligations and zero coupon debt securities.

General Obligation Bonds: Bonds which are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest.

Investment Grade: Securities which are rated in the four highest categories by at least one of the major rating agencies or determined by the fund manager to be of similar quality. Generally, the higher the rating of a bond, the higher the likelihood that interest and principal payments will be made on time.

Lehman Municipal Bond Index: An unmanaged index of municipal bonds with the following characteristics; minimum credit rating of Baa-3, outstanding par value of at least $3 million, issued as part of a deal of at least $50 million, and issued within the last 5 years remaining maturities of not less than one year.

Maturity: The date upon which debt securities are due to be repaid, that is, the date when the issuer must pay back the face amount of the security.

The fund manager will normally attempt to structure the fund's portfolio to have comparable duration to its Lipper Peer Group (OH Municipal Debt Funds). Duration, which measures price sensitivity to interest rate changes, is not necessarily equal to average maturity.

The fund manager may, when consistent with the fund's investment objective, use options or futures (commonly known as derivatives). The primary purpose of using derivatives is to attempt to reduce risk to the fund as a whole (hedge) but they may also be used to maintain liquidity, commit cash pending invest-ment or for speculation to increase returns. The fund may also enter into interest rate transactions as a hedging technique. In these transactions, the fund exchanges its right to pay or receive interest with another party for their right to pay or receive interest.

The fund can borrow money to buy additional securities. This practice is known as "leverage." The fund may borrow from banks or other financial institutions. The fund normally may borrow up to 33 1/3% of the value of its total assets.

The fund may lend some of its securities on a short-term basis in order to earn extra income. The fund will receive collateral in cash or high quality securities equal to the current value of the loaned securities. These loans will be limited to 33 1/3% of the value of the fund's total assets.

The fund may engage in active and frequent trading of portfolio securities to achieve its principal investment strategies.

Should the Company's Board of Trustees determine that the investment objective of the fund should be changed, shareholders will be given at least 30 days notice before any such change is made. The fund may not change the requirement that it normally invest at least 80% of its net assets in municipal securities without shareholder approval.


Key Risks

Key Risks
There is no guarantee that shares of the fund will not lose value. This means you could lose money.

Two of the main risks of investing in the fund are interest rate risk and credit risk. Typically, when interest rates rise, there is a corresponding decline in the market value of bonds such as those held by the fund. Credit risk refers to the possibility that the issuer of the bond will not be able to make principal and interest payments.

The fact that the fund concentrates its investments in securities of issuers located in Ohio raises special concerns. In particular, changes in the eco-nomic conditions and governmental policies of Ohio and its political subdivi-sions could hurt the value of the fund's shares.

  IMPORTANT DEFINITIONS

 Revenue Bonds: Bonds which are secured only by the revenues from a particular facility or class of facilities, such as a water or sewer system, or from the proceeds of a special excise tax or other revenue source.

 Total Return: A way of measuring fund performance. Total return is based on a calculation that takes into account income dividends, capital gain distributions and the increase or decrease in share price.

Revenue bonds include private activity bonds, which are not payable from the general revenues of the issuer. Consequently, the credit quality of private activity bonds is usually directly related to the credit standing of the corpo-rate user of the facility involved. To the extent that the fund's assets are invested in private activity bonds, the fund will be subject to the particular risks presented by the laws and economic conditions relating to such projects and bonds to a greater extent than if its assets were not so invested. Munici-pal securities also include "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer of moral obligation bonds is unable to pay its debts from current revenues, it may draw on a reserve fund the restoration of which is a moral but not a legal obligation of the state or municipality which created the issuer.

The fund may invest in bonds the interest on which may be subject to the Fed-eral Alternative Minimum Tax. The fund may invest up to 20% of its total assets in these bonds when added together with any of the fund's other taxable invest-ments. Interest on these bonds that is received by taxpayers subject to the Federal Alternative Minimum Tax is taxable.

The fund may invest 25% or more of its assets in municipal securities whose interest is paid solely from revenues of similar projects. For example, the fund may invest more than 25% of its assets in municipal securities related to water or sewer systems. This type of concentration exposes the fund to the legal and economic risks relating to those projects.

There may be less information available on the financial condition of issuers of municipal securities than for public corporations. The market for municipal bonds may be less liquid than for taxable bonds. This means that it may be harder to buy and sell municipal securities, especially on short notice.

The fund will rely on legal opinions of counsel to issuers of municipal securi-ties as to the tax-free status of investments and will not do its own analysis.

The fund's use of derivatives and interest rate transactions may reduce the fund's returns and/or increase volatility, which is defined as the characteris-tic of a security or a market to fluctuate significantly in price within a short period of time. The income from certain derivatives may be subject to Federal income tax.

Leverage is a speculative technique which may expose the fund to greater risk and increase its costs. Increases and decreases in the value of the fund's portfolio will be magnified when the fund uses leverage. For example, leverage may cause greater swings in the fund's net asset value. The fund will also have to pay interest on its borrowings, reducing the fund's return. This interest expense may be greater than the fund's return on the underlying investment.

Securities rated in the fourth highest category by the rating agencies are considered investment grade but they may also have some speculative character-istics, meaning that they carry more risk than higher rated securities and may have problems making principal and interest payments in difficult economic climates. Investment grade ratings do not guarantee that bonds will not lose value.

Securities loans involve the risk of a delay in receiving additional collat-eral if the value of the securities goes up while they are on loan. There is also the risk of delay in recovering the loaned securities and of losing rights to the collateral if a borrower goes bankrupt.

Higher than normal portfolio turnover may result in increased transaction costs to the fund, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of fund securities may result in the recognition of capi-tal gain or loss. Given the frequency of sales, such gain or loss will likely be short-term capital gain or loss. Unlike long-term capital gain, short-term capital gain of individuals is taxable at the same rates as ordinary income.


When you invest in this fund you are not making a bank deposit. Your invest-ment is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.

The fund is a non-diversified portfolio under the Investment Company Act, which means that fund performance is more dependent on the performance of a smaller number of securities and issuers than in a diversified portfolio. The change in value of any one security may affect the overall value of the fund more than it would a diversified fund's.

Risk / Return Information

The chart and table below give you a picture of the fund's long-term perfor-mance for Investor A Shares (in the chart) and for Investor A, B and C Shares (in the table). The information shows you how the fund's performance has varied year by year and provides some indication of the risks of investing in the fund. The table compares the fund's performance to that of the Lehman Municipal Bond Index, a recognized unmanaged index of bond market performance. As with all such investments, past performance is not an indication of future results. Sales charges are not reflected in the bar chart. If they were, returns would be less than those shown.

The performance for the period before Investor B and C Shares were launched is based upon performance for Investor A Shares of the fund, which were first issued in December 1992. Investor B Shares were launched in October 1994 and Investor C Shares were launched in August 1998. The actual returns of Investor B and C Shares would have been lower than shown because Investor B and C Shares have higher expenses than Investor A Shares.

[BAR CHART]
As of 12/31
-------------------------------------------------------------------------------
-
ANNUAL TOTAL RETURNS*
-------------------------------------------------------------------------------
-
Best Quarter
Q1 '95: 7.36%                1993   1994   1995    1996    1997    1998    1999
                            ------ ------ ------  ------  ------  ------  -----
-
Worst Quarter               10.14  -6.51  17.45    3.64    8.15    5.86   -3.48
Q1 '94: -6.15%


As of 12/31/99
-------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS*
-------------------------------------------------------------------------------
                                                               Since  Inception
                                   1 Year   3 Years  5 Years Inception    Date
OH Tax-Free; Inv A                 -7.36%    1.98%    5.24%    4.12%   12/01/92
OH Tax-Free; Inv B                 -8.54%    1.40%    4.90%    4.14%   12/01/92
OH Tax-Free; Inv C                 -5.17%    2.61%    5.32%    4.14%   12/01/92
Lehman Municipal                   -2.07%    4.43%    6.92%    5.92%   12/01/92


 * The chart and the table both assume reinvestment of dividends and distribu-tions.
These returns assume payment of applicable sales charges.
                                                                             91

Expenses and Fees

As a shareholder you pay certain fees and expenses. Shareholder transaction fees are paid out of your investment and annual fund operating expenses are paid out of fund assets.

This prospectus offers shareholders different ways to invest with three sepa-rate pricing options. You need to understand your choices so that you can choose the pricing option that is most suitable for you. With one option (In-vestor A Shares) you pay a one-time front-end transaction fee each time you buy shares. The other options (Investor B and Investor C Shares) have no front-end charges but have higher on-going fees, which are paid over the life of the investment, and have a contingent deferred sales charge (CDSC) that you may pay when you redeem your shares. Which option should you choose? It depends on your individual circumstances. You should know that the lowest sales charge won't necessarily be the least expensive option over time. For example, if you intend to hold your shares long term it may cost less to buy A Shares than B or C Shares.

The tables below explain your pricing options and describe the fees and expenses that you may pay if you buy and hold Investor A, B and C Shares of the fund. The "Annual Fund Operating Expenses" table is based on expenses for the most recent fiscal year.

Shareholder Fees
(Fees paid directly from your investment)



                               A Shares B Shares C Shares


Maximum Front-End Sales
 Charge*                         4.0%    0.0%    0.0%
(as percentage of offering
 price)
Maximum Deferred Sales Charge    0.0%    4.5%**  1.00%***
(as percentage of offering
 price)


  * Reduced front-end sales charges may be available. A CDSC of up to 0.75% is assessed on certain redemptions of Investor A Shares that are purchased with no initial sales charge as part of an investment of $1,000,000 or more.

 ** The CDSC is 4.5% if shares are redeemed in less than one year. The CDSC for Investor B Shares decreases for redemptions made in subsequent years. After six years there is no CDSC on B Shares. (See page 124 for complete schedule of CDSCs.)
*** There is no CDSC on C Shares after one year.
Expenses
and Fees
92

Annual Fund Operating Expenses
(Expenses that are deducted from fund assets)



                                A Shares B Shares C Shares


Advisory fees                     .50%     .50%     .50%
Distribution and service (12b-
 1) fees                          .50%    1.15%    1.15%
Other expenses                    .38%     .38%     .38%
Total annual fund operating
 expenses                        1.38%    2.03%    2.03%
Fee waivers and expense
 reimbursements*                  .31%     .21%     .21%
Net expenses*                    1.07%    1.82%    1.82%



 * BlackRock and BlackRock Distributors, Inc., the fund's distributor, have contractually agreed to waive or reimburse fees or expenses in order to limit fund expenses to 1.07% (for Investor A Shares) and 1.82% (for Investor B and C Shares) of average daily net assets until February 1, 2001. The fund may have to repay some of these waivers and reimbursements to BlackRock in the following two years. See the "Management" section on page 130 for a dis-cussion of these waivers and reimbursements.

Example:

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. We are assuming an initial investment of $10,000, 5% total return each year with no changes in operating expenses, redemption at the end of each time period and, with respect to B Shares and C Shares only, no redemption at the end of each time period. Although your actual cost may be higher or lower, based on these assumptions your costs would be:



                 1 Year 3 Years 5 Years 10 Years


A Shares*         $505   $790   $1,097  $1,965
B Shares**
   Redemption     $635   $966   $1,274  $2,096***
B Shares
   No Redemption  $185   $616   $1,074  $2,096***
C Shares**
   Redemption     $285   $616   $1,074  $2,342
C Shares
   No Redemption  $185   $616   $1,074  $2,342


  *Reflects imposition of sales charge.
 **Reflects deduction of CDSC.
*** Based on the conversion of the Investor B Shares to Investor A Shares after seven years.

Fund Management
The manager for the fund is Kevin Klingert, Managing Director at BlackRock Financial Management, Inc. (BFM) since 1991. Before joining BFM he was Assis-tant Vice President at Merrill Lynch, Pierce, Fenner & Smith. He has been fund manager since 1995.
  IMPORTANT DEFINITIONS


 Advisory Fees: Fees
 paid to the investment
 adviser for portfolio
 management services.

 Service Fees: Fees that
 are paid to BlackRock
 and /or its affiliates
 for shareholder account
 service and mainte-
 nance.

 Distribution Fees: A
 method of charging dis-
 tribution-related
 expenses against fund
 assets.

 Other Expenses: Include
 administration, trans-
 fer agency, custody,
 professional fees and
 registration fees.

Financial Highlights
The financial information in the table below shows the fund's financial perfor-mance for the periods indicated. Certain information reflects results for a single fund share. The term "Total Return" indicates how much your investment would have increased or decreased during this period of time and assumes that you have reinvested all dividends and distributions. These figures have been audited by PricewaterhouseCoopers LLP, the fund's independent accountants. The auditor's report, along with the fund's financial statements, are included in the Company's annual report which is available upon request (see back cover for ordering instructions).

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
(For an Investor A, B or C Share Outstanding Throughout Each Period)

                Ohio Tax-Free Income Portfolio



                                             INVESTOR A
                                               SHARES
                            Year      Year     Year     Year     Year     Year
                            Ended     Ended    Ended    Ended    Ended    Ended
                           9/30/99   9/30/98  9/30/97  9/30/96  9/30/95  9/30/99
                           ------    ------   ------   ------   ------   ------
Net asset value
 at beginning of
 period                    $10.88    $10.50   $10.15   $10.05   $ 9.60   $10.88
                           ------    ------   ------   ------   ------   ------
Income from
 investment
 operations
 Net investment
  income                     0.45      0.45     0.45     0.46     0.52     0.37
 Net gain (loss)
  on investments
  (both realized
  and unrealized)           (0.65)     0.38     0.35     0.10     0.45    (0.65)
                           ------    ------   ------   ------   ------   ------
 Total from
  investment
  operations                (0.20)     0.83     0.80     0.56     0.97    (0.28)
                           ------    ------   ------   ------   ------   ------
Less
 distributions
 Distributions
  from net
  investment
  income                    (0.45)    (0.45)   (0.45)   (0.46)   (0.52)   (0.37)
 Distributions
  from net
  realized
  capital gains             (0.04)      - -      - -      - -      - -    (0.04)
                           ------    ------   ------   ------   ------   ------
 Total
  distributions             (0.49)    (0.45)   (0.45)   (0.46)   (0.52)   (0.41)
                           ------    ------   ------   ------   ------   ------
Net asset value
 at end of period          $10.19    $10.88   $10.50   $10.15   $10.05   $10.19
                           ======    ======   ======   ======   ======   ======
Total return/3/             (1.85)%    8.05%    8.03%    5.66%   10.46%   (2.58)%
Ratios/Supplemental
 data
 Net assets at
  end of period
  (in thousands)           $3,036    $2,774   $2,614   $2,833   $3,303   $1,426
 Ratios of
  expenses to
  average
  net assets
 After
  advisory/administration
  fee waivers                1.07%     1.06%    1.02%    0.91%    0.38%    1.82%
 Before
  advisory/administration
  fee waivers                1.28%     1.39%    1.53%    1.50%    1.45%    2.03%
 Ratios of net
  investment
  income
  to average net
  assets
 After
  advisory/administration
  fee waivers                4.28%     4.22%    4.35%    4.57%    5.42%    3.53%
 Before
  advisory/administration
  fee waivers                4.07%     3.89%    3.84%    3.98%    4.35%    3.32%
Portfolio
 turnover rate                 23%       77%      87%     136%      63%      23%


                                           INVESTOR B                          INVESTOR C
                                             SHARES                              SHARES

                                                        For the                For the
                                                        Period                 Period
                            Year     Year     Year    10/13/94/1/    Year     8/26/98/1
                            Ended    Ended    Ended     through      Ended    / through
                           9/30/98  9/30/97  9/30/96    9/30/95     9/30/99    9/30/98
                           -------- -------- -------- ------------- --------- ------------
Net asset value
 at beginning of
 period                    $10.50   $10.15   $10.05     $ 9.58      $10.88     $10.74
                           -------- -------- -------- ------------- --------- ------------
Income from
 investment
 operations
 Net investment
  income                     0.37     0.37     0.38       0.42        0.37       0.03
 Net gain (loss)
  on investments
  (both realized
  and unrealized)            0.38     0.35     0.10       0.47       (0.65)      0.14
                           -------- -------- -------- ------------- --------- ------------
 Total from
  investment
  operations                 0.75     0.72     0.48       0.89       (0.28)      0.17
                           -------- -------- -------- ------------- --------- ------------
Less
 distributions
 Distributions
  from net
  investment
  income                    (0.37)   (0.37)   (0.38)     (0.42)      (0.37)     (0.03)
 Distributions
  from net
  realized
  capital gains               - -      - -      - -        - -       (0.04)       - -
                           -------- -------- -------- ------------- --------- ------------
 Total
  distributions             (0.37)   (0.37)   (0.38)     (0.42)      (0.41)     (0.03)
                           -------- -------- -------- ------------- --------- ------------
Net asset value
 at end of period          $10.88   $10.50   $10.15     $10.05      $10.19     $10.88
                           ======== ======== ======== ============= ========= ============
Total return/3/              7.25%    7.23%    4.87%      9.33%      (2.58)%     1.60%
Ratios/Supplemental
 data
 Net assets at
  end of period
  (in thousands)           $1,116   $  622   $  161     $  106      $  192     $  527
 Ratios of
  expenses to
  average
  net assets
 After
  advisory/administration
  fee waivers                1.79%    1.75%    1.66%      1.17%/2/    1.82%      1.71%/2/
 Before
  advisory/administration
  fee waivers                2.12%    2.26%    2.26%      2.25%/2/    2.03%      2.04%/2/
 Ratios of net
  investment
  income
  to average net
  assets
 After
  advisory/administration
  fee waivers                3.41%    3.52%    3.80%      4.48%/2/    3.53%      2.82%/2/
 Before
  advisory/administration
  fee waivers                3.08%    3.01%    3.21%      3.41%/2/    3.32%      2.49%/2/
Portfolio
 turnover rate                 77%      87%     136%        63%         23%        77%


                ---------------------------------------------------------------

/1/Commencement of operations of share class.
/2/Annualized.
/3/Neither front-end sales load nor contingent deferred sales load is reflected.
94

             BlackRock
logo         Kentucky Tax-Free Income
             Portfolio

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Investment Goal
The fund seeks as high a level of current income exempt from Federal income tax and, to the extent possible, Kentucky state income tax, as is consistent with preservation of capital.

Primary Investment Strategies
In pursuit of this goal, the fund manager invests primarily in bonds issued by or on behalf of states and possessions of the United States, their political subdivisions and their agencies and authorities (and related tax-exempt deriva-tive securities) the interest on which the manager believes is exempt from Fed-eral income tax (municipal securities). The fund normally invests at least 65% of its total assets in municipal securities of issuers located in the state of Kentucky. The fund normally invests at least 80% of its net assets in municipal securities, including both general obligation and revenue bonds, from a diverse range of issuers. The other 20% of net assets can be invested in securities which are subject to regular Federal income tax or the Federal Alternative Min-imum Tax. The fund emphasizes municipal securities in the ten to twenty year maturity range. The fund may only buy securities rated investment grade at the time of purchase by at least one major rating agency or determined by the man-ager to be of similar quality.

The management team evaluates categories of the municipal market and individual bonds within those categories. The fund measures it performance against the Lehman Municipal Bond Index (the benchmark).

If a security falls below investment grade, the manager will decide whether to continue to hold the security. A security will be sold if, in the opinion of the fund manager, the risk of continuing to hold the security is unacceptable when compared to the total return potential.

It is possible that in extreme market conditions the fund may invest more than 20% of its assets in securities that are not municipal securities (and there-fore are subject to regular federal income tax) and may hold an unlimited amount of uninvested cash reserves. If market conditions improve, these strate-gies could result in reducing the potential gain from the market upswing, thus reducing the fund's opportunity to achieve its investment objective.

  IMPORTANT DEFINITIONS

 Bonds: Debt obligations such as bonds and debentures, U.S. Government securities, debt obligations of domestic and foreign corporations, debt obligations of foreign governments and their political subdivisions, asset-backed securities, various mortgage-backed securities (both residential and commercial), other floating or variable rate obligations, municipal obligations and zero coupon debt securities.

 General Obligation Bonds: Bonds which are secured by the issuer's pledge of its full faith, credit and taxing power for the pay-ment of principal and interest.

 Investment Grade: Secu-ities which are rated in the four highest categories by at least one of the major rating agencies or determined by the fund manager to be of similar quality. Generally, the higher the rating of a bond, the higher the likelihood that interest and principal payments will be made on time.

 Lehman Municipal Bond Index: An unmanaged index of municipal bonds with the following characteristics: minimum credit rating of Baa-3, outstanding par value of at least $3 million, issued as part of a deal of at least $50 million, and issued within the last 5 years remaining maturities of not less than one year.

 Maturity: The date upon which debt securities are due to be repaid, that is, the date when the issuer must pay back the face amount of the security.

The fund manager will normally attempt to structure the fund's portfolio to have comparable duration to its Lipper Peer Group (KY Municipal Debt Funds). Duration, which measures price sensitivity to interest rate changes, is not necessarily equal to average maturity.

The fund manager may, when consistent with the fund's investment objective, use options or futures (commonly known as derivatives). The primary purpose of using derivatives is to attempt to reduce risk to the fund as a whole (hedge) but they may also be used to maintain liquidity, commit cash pending invest-ment or for speculation to increase returns. The fund may also enter into interest rate transactions as a hedging technique. In these transactions, the fund exchanges its right to pay or receive interest with another party for their right to pay or receive interest.

The fund can borrow money to buy additional securities. This practice is known as "leverage." The fund may borrow from banks or other financial institutions. The fund normally may borrow up to 33 1/3% of the value of its total assets.

The fund may lend some of its securities on a short-term basis in order to earn extra income. The fund will receive collateral in cash or high quality securities equal to the current value of the loaned securities. These loans will be limited to 33 1/3% of the value of the fund's total assets.

The fund may engage in active and frequent trading of portfolio securities to achieve its principal investment strategies.

Should the Company's Board of Trustees determine that the investment objective of the fund should be changed, shareholders will be given at least 30 days notice before any such change is made. The fund may not change the requirement that it normally invest at least 80% of its net assets in municipal securities without shareholder approval.


Key Risks

Key Risks
There is no guarantee that shares of the fund will not lose value. This means you could lose money.

Two of the main risks of investing in the fund are interest rate risk and credit risk. Typically, when interest rates rise, there is a corresponding decline in the market value of bonds such as those held by the fund. Credit risk refers to the possibility that the issuer of the bond will not be able to make principal and interest payments.

The fact that the fund concentrates its investments in securities of issuers located in Kentucky raises special concerns. In particular, changes in the economic conditions and governmental policies of Kentucky and its political subdivisions could hurt the value of the fund's shares.

  IMPORTANT DEFINITIONS

 Revenue Bonds: Bonds which are secured only by the revenues from a particular facility or class of facilities, such as a water or sewer system, or from the proceeds of a special excise tax or other revenue source.

 Total Return: A way of measuring fund performance. Total return is based on a calculation that takes into account income dividends, capital gain distributions and the increase or decrease in share price.

Revenue bonds include private activity bonds, which are not payable from the general revenues of the issuer. Consequently, the credit quality of private activity bonds is usually directly related to the credit standing of the corpo-rate user of the facility involved. To the extent that the fund's assets are invested in private activity bonds, the fund will be subject to the particular risks presented by the laws and economic conditions relating to such projects and bonds to a greater extent than if its assets were not so invested. Munici-pal securities also include "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer of moral obligation bonds is unable to pay its debts from current revenues, it may draw on a reserve fund the restoration of which is a moral but not a legal obligation of the state or municipality which created the issuer.

The fund may invest in bonds the interest on which may be subject to the Fed-eral Alternative Minimum Tax. The fund may invest up to 20% of its total assets in these bonds when added together with any of the fund's other taxable invest-ments. Interest on these bonds that is received by taxpayers subject to the Federal Alternative Minimum Tax is taxable.

The fund may invest 25% or more of its assets in municipal securities whose interest is paid solely from revenues of similar projects. For example, the fund may invest more than 25% of its assets in municipal securities related to water or sewer systems. This type of concentration exposes the fund to the legal and economic risks relating to those projects.

There may be less information available on the financial condition of issuers of municipal securities than for public corporations. The market for municipal bonds may be less liquid than for taxable bonds. This means that it may be harder to buy and sell municipal securities, especially on short notice.

The fund will rely on legal opinions of counsel to issuers of municipal securi-ties as to the tax-free status of investments and will not do its own analysis.

The fund's use of derivatives and interest rate transactions may reduce the fund's returns and/or increase volatility, which is defined as the characteris-tic of a security or a market to fluctuate significantly in price within a short period of time. The income from certain derivatives may be subject to Federal income tax.

Leverage is a speculative technique which may expose the fund to greater risk and increase its costs. Increases and decreases in the value of the fund's portfolio will be magnified when the fund uses leverage. For example, leverage may cause greater swings in the fund's net asset value. The fund will also have to pay interest on its borrowings, reducing the fund's return. This interest expense may be greater than the fund's return on the underlying investment.

Securities rated in the fourth highest category by the rating agencies are considered investment grade but they may also have some speculative character-istics, meaning that they carry more risk than higher rated securities and may have problems making principal and interest payments in difficult economic climates. Investment grade ratings do not guarantee that bonds will not lose value.

Securities loans involve the risk of a delay in receiving additional collat-eral if the value of the securities goes up while they are on loan. There is also the risk of delay in recovering the loaned securities and of losing rights to the collateral if a borrower goes bankrupt.

Higher than normal portfolio turnover may result in increased transaction costs to the fund, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of fund securities may result in the recognition of capi-tal gain or loss. Given the frequency of sales, such gain or loss will likely be short-term capital gain or loss. Unlike long-term capital gain, short-term capital gain of individuals is taxable at the same rates as ordinary income.

When you invest in this fund you are not making a bank deposit. Your invest-ment is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.

The fund is a non-diversified portfolio under the Investment Company Act, which means that fund performance is more dependent on the performance of a smaller number of securities and issuers than in a diversified portfolio. The change in value of any one security may affect the overall value of the fund more than it would a diversified fund's.
98

Risk / Return Information

The chart and table below give you a picture of the fund's long-term perfor-mance for Investor A Shares (in the chart) and for Investor A, B and C Shares (in the table). The information shows you how the fund's performance has var-ied year by year and provides some indication of the risks of investing in the fund. The table compares the fund's performance to that of the Lehman Munici-pal Bond Index, a recognized unmanaged index of bond market performance. As with all such investments, past performance is not an indication of future results. Sales charges are not reflected in the bar chart. If they were, returns would be less than those shown.

The performance for the period before the fund was launched is based upon per-formance for a predecessor common trust fund which transferred its assets and liabilities to the fund. The fund was launched in May 1998.


                                    [CHART]

As of 12/31                     Investor A Shares
------------------------------------------------------------------------------
ANNUAL TOTAL RETURNS**
------------------------------------------------------------------------------

Best Quarter   1990  1991  1992   1993   1994   1995   1996   1997   1998   1999
Q1 '95: 5.25%  ----  ----  ----   ----   ----   ----   ----   ----   ----   --

               7.01  8.66  6.97   9.03  -3.69   12.9   3.17   6.42   5.85  -2.87
Worst Quarter
Q1 '94: -4.49%
As of 12/31/99
------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS**
------------------------------------------------------------------------------
                                                              Since    Inception
                      1 Year   3 Years  5 Years  10 Years   Inception    Date
KY Tax-Free; Inv A    -6.73%    1.79%    4.18%    4.84%       5.24%    11/30/87
KY Tax-Free; Inv B    -7.94%    1.20%    3.85%    4.48%       4.81%    11/30/87
KY Tax-Free; Inv C    -4.56%    2.41%    4.27%    4.48%       4.81%    11/30/87
Lehman Municipal      -2.07%    4.43%    6.92%    6.89%       7.55%      N/A*


 * For comparative purposes, the value of the index on 12/01/87 is used as the beginning value on 11/30/87.

** The chart and the table both assume reinvestment of dividends and distribu-
   tions.
These returns assume payment of applicable sales charges.

Expenses and Fees

Expenses and Fees

As a shareholder you pay certain fees and expenses. Shareholder transaction fees are paid out of your investment and annual fund operating expenses are paid out of fund assets.

This prospectus offers shareholders different ways to invest with three sepa-rate pricing options. You need to understand your choices so that you can choose the pricing option that is most suitable for you. With one option (In-vestor A Shares) you pay a one-time front-end transaction fee each time you buy shares. The other options (Investor B and Investor C Shares) have no front-end charges but have higher on-going fees, which are paid over the life of the investment, and have a contingent deferred sales charge (CDSC) that you may pay when you redeem your shares. Which option should you choose? It depends on your individual circumstances. You should know that the lowest sales charge won't necessarily be the least expensive option over time. For example, if you intend to hold your shares long term it may cost less to buy A Shares than B or C Shares.

The tables below explain your pricing options and describe the fees and expenses that you may pay if you buy and hold Investor A, B and C Shares of the fund. The "Annual Fund Operating Expenses" table is based on expenses for the most recent fiscal year.

Shareholder Fees
(Fees paid directly from your investment)



                               A Shares B Shares C Shares


Maximum Front-End Sales
 Charge*                         4.0%    0.0%    0.0%
(as percentage of offering
 price)
Maximum Deferred Sales Charge    0.0%    4.5%**  1.00%***
(as percentage of offering
 price)


  * Reduced front-end sales charges may be available. A CDSC of up to 0.75% is assessed on certain redemptions of Investor A Shares that are purchased with no initial sales charge as part of an investment of $1,000,000 or more.

 ** The CDSC is 4.5% if shares are redeemed in less than one year. The CDSC for Investor B Shares decreases for redemptions made in subsequent years. After six years there is no CDSC on B Shares. (See page 124 for complete schedule of CDSCs.)
*** There is no CDSC on C Shares after one year.

Annual Fund Operating Expenses
(Expenses that are deducted from fund assets)



                                A Shares B Shares C Shares


Advisory fees                     .55%     .55%     .55%
Distribution and service (12b-
 1) fees                          .50%    1.15%    1.15%
Other expenses                    .40%     .40%     .40%
Total annual fund operating
 expenses                        1.45%    2.10%    2.10%
Fee waivers and expense
 reimbursements*                  .28%     .18%     .18%
Net expenses*                    1.17%    1.92%    1.92%



  * BlackRock and BlackRock Distributors, Inc., the fund's distributor, have contractually agreed to waive or reimburse fees or expenses in order to limit fund expenses to 1.17% (for Investor A Shares) and 1.92% (for Investor B and C Shares) of average daily net assets until February 1, 2001. The fund may have to repay some of these waivers and reimbursements to BlackRock in the following two years. See the "Management" section on page 130 for a discussion of these waivers and reimbursements.


Example:

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. We are assuming an initial investment of $10,000, 5% total return each year with no changes in operating expenses, redemption at the end of each time period and, with respect to B Shares and C Shares only, no redemption at the end of each time period. Although your actual cost may be higher or lower, based on these assumptions your costs would be:



                 1 Year 3 Years 5 Years 10 Years


A Shares*         $514   $814   $1,135   $2,043
B Shares**
   Redemption     $645   $991   $1,312   $2,173***
B Shares
   No Redemption  $195   $641   $1,112   $2,173***
C Shares**
   Redemption     $295   $641   $1,112   $2,417
C Shares
   No Redemption  $195   $641   $1,112   $2,417


  * Reflects imposition of sales charge.
 ** Reflects deduction of CDSC.

*** Based on the conversion of Investor B Shares to Investor A Shares after seven years.

                             IMPORTANT DEFINITIONS


Advisory Fees: Fees paid to the investment adviser for portfolio management services.

Service Fees: Fees that are paid to BlackRock and /or its affiliates for shareholder account service and maintenance.

Distribution Fees: A method of charging distribution-related expenses against fund assets.

Other Expenses: Include administration, transfer agency, custody, professional fees and registration fees.

Fund Management
The manager for the fund is Kevin Klingert, Managing Director at BlackRock Financial Management, Inc. (BFM) since 1991. Before joining BFM he was Assis-tant Vice President at Merrill Lynch, Pierce, Fenner & Smith. He has been man-ager since 1995.

Financial Highlights
The financial information in the table below shows the fund's financial perfor-mance for the periods indicated. Certain information reflects results for a single fund share. The term "Total Return" indicates how much your investment would have increased or decreased during this period of time and assumes that you have reinvested all dividends and distributions. These figures have been audited by PricewaterhouseCoopers LLP, the fund's independent accountants. The auditor's report, along with the fund's financial statements, are included in the Company's annual report which is available upon request (see back cover for ordering instructions).
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
(For an Investor A, B or C Share Outstanding Throughout Each Period)

                                      Kentucky Tax-Free Income Portfolio




                               INVESTOR               INVESTOR               INVESTOR
                               A SHARES               B SHARES               C SHARES
                                      For the                For the                For the
                                      Period                 Period                 Period
                            Year     5/11/98/1/    Year     5/11/98/1/    Year     5/11/98/1/
                            Ended     through     Ended      through     Ended      through
                           9/30/99    9/30/98     9/30/99    9/30/98     9/30/99    9/30/98

Net asset value at
 beginning of period       $10.31     $10.00      $10.31     $10.00      $10.31     $10.00
                           ------     ------      ------     ------      ------     ------
Income from investment
 operations
 Net investment income       0.40       0.16        0.34       0.15        0.33       0.15
 Net gain (loss) on
  investments (both
  realized and
  unrealized)               (0.57)      0.31       (0.58)      0.29       (0.57)      0.29
                           ------     ------      ------     ------      ------     ------
  Total from investment
   operations               (0.17)      0.47       (0.24)      0.44       (0.24)      0.44
                           ------     ------      ------     ------      ------     ------
Less distributions
 Distributions from net
  investment income         (0.41)     (0.16)      (0.34)     (0.13)      (0.34)     (0.13)
 Distributions from net
  realized capital gains    (0.10)       - -       (0.10)       - -       (0.10)       - -
                           ------     ------      ------     ------      ------     ------
  Total distributions       (0.51)     (0.16)      (0.44)     (0.13)      (0.44)     (0.13)
                           ------     ------      ------     ------      ------     ------
Net asset value at end of
 period                    $ 9.63     $10.31      $ 9.63     $10.31      $ 9.63     $10.31
                           ======     ======      ======     ======      ======     ======
Total return/3/             (1.69)%     4.76%      (2.43)%     4.45%      (2.43)%     4.45%
Ratios/Supplemental data
 Net assets at end of
  period (in thousands)    $1,856     $  975      $  203     $  - -      $  571     $  - -
 Ratios of expenses to
  average net assets
 After
  advisory/administration
  fee waivers                1.17%      1.17%/2/    1.92%      0.67%/2/    1.92%      0.67%/2/
 Before
  advisory/administration
  fee waivers                1.35%      1.42%/2/    2.10%      0.92%/2/    2.10%      0.92%/2/
 Ratios of net investment
  income to average net
  assets
 After
  advisory/administration
  fee waivers                4.09%      4.07%/2/    3.34%      0.64%/2/    3.34%      5.00%/2/
 Before
  advisory/administration
  fee waivers                3.91%      3.82%/2/    3.16%      0.39%/2/    3.16%      4.75%/2/
Portfolio turnover rate        25%         7%         25%         7%         25%         7%


                                      -----------------------------------------

/1/Commencement of operations of share class.
/2/Annualized.
/3/Neither front-end sales load nor contingent deferred sales load is reflected.

             BlackRock
[GRAPHIC]    New Jersey Tax-Free Income
             Portfolio

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Investment Goal
The fund seeks as high a level of current income exempt from Federal income tax and, to the extent possible, New Jersey state income tax, as is consistent with preservation of capital.

Primary Investment Strategies
In pursuit of this goal, the fund manager invests primarily in bonds issued by or on behalf of states and possessions of the United States, their political subdivisions and their agencies and authorities (and related tax-exempt deriva-tive securities) the interest on which the manager believes is exempt from Fed-eral income tax (municipal securities). The fund normally invests at least 65% of its net assets in municipal securities of issuers located in the state of New Jersey. The fund normally invests at least 80% of its net assets in munici-pal securities, including both general obligation and revenue bonds, from a diverse range of issuers. The other 20% of net assets can be invested in secu-rities which are subject to regular Federal income tax or the Federal Alterna-tive Minimum Tax. In addition, for New Jersey tax purposes, the fund intends to invest at least 80% of its total assets in municipal securities of issuers located in the state of New Jersey and in securities issued by the U.S. Govern-ment, its agencies and authorities. The fund emphasizes municipal securities in the ten to twenty year maturity range. The fund may only buy securities rated investment grade at the time of purchase by at least one major rating agency or determined by the manager to be of similar quality.

The management team evaluates categories of the municipal market and individual bonds within those categories. The fund measures it performance against the Lehman Municipal Bond Index (the benchmark).

If a security falls below investment grade, the manager will decide whether to continue to hold the security. A security will be sold if, in the opinion of the fund manager, the risk of continuing to hold the security is unacceptable when compared to the total return potential.

It is possible that in extreme market conditions the fund may invest more than 20% of its assets in securities that are not municipal securities (and there-fore are subject to regular federal income tax) and may hold an unlimited amount of uninvested

  IMPORTANT DEFINITIONS

 Bonds: Debt obligations such as bonds and debentures, U.S. Government securities, debt obligations of domestic and foreign corporations, debt obligations of foreign governments and their political subdivisions, asset-backed securities, various mortgage-backed securities (both residential and commercial), other floating or variable rate obligations, municipal obligations and zero coupon debt securities.

 General Obligation Bonds: Bonds which are secured by the issuer's pledge of its full faith, credit and taxing power for the pay-ment of principal and interest.

 Investment Grade: Securities which are rated in the four highest categories by at least one of the major rating agencies or determined by the fund manager to be of similar quality. Generally, the higher the rating of a bond, the higher the likelihood that interest and principal payments will be made on time.

 Lehman Municipal Bond Index: An unmanaged index of municipal bonds with the following characteristics: minimum credit rating of Baa-3, outstanding par value of at least $3 million, issued as part of a deal of at least $50 million, and issued within the last 5 years remaining maturities of not less than one year.

 Maturity: The date upon which debt securities are due to be repaid, that is, the date when the issuer must pay back the face amount of the security.

cash reserves. If market conditions improve, these strategies could result in reducing the potential gain from the market upswing, thus reducing the fund's opportunity to achieve its investment objective.

The fund manager will normally attempt to structure the fund's portfolio to have comparable duration to its Lipper Peer Group (NJ Municipal Debt Funds). Duration, which measures price sensitivity to interest rate changes, is not necessarily equal to average maturity.

The fund manager may, when consistent with the fund's investment objective, use options or futures (commonly known as derivatives). The primary purpose of using derivatives is to attempt to reduce risk to the fund as a whole (hedge) but they may also be used to maintain liquidity, commit cash pending invest-ment or for speculation to increase returns. The fund may also enter into interest rate transactions as a hedging technique. In these transactions, the fund exchanges its right to pay or receive interest with another party for their right to pay or receive interest.

The fund can borrow money to buy additional securities. This practice is known as "leverage." The fund may borrow from banks or other financial institutions. The fund normally may borrow up to 33 1/3% of the value of its total assets.

The fund may lend some of its securities on a short-term basis in order to earn extra income. The fund will receive collateral in cash or high quality securities equal to the current value of the loaned securities. These loans will be limited to 33 1/3% of the value of the fund's total assets.

The fund may engage in active and frequent trading of portfolio securities to achieve its principal investment strategies.

Should the Company's Board of Trustees determine that the investment objective of the fund should be changed, shareholders will be given at least 30 days notice before any such change is made. The fund may not change the requirement that it normally invest at least 80% of its net assets in municipal securities without shareholder approval.

Key Risks

Key Risks
There is no guarantee that shares of the fund will not lose value. This means you could lose money.

Two of the main risks of investing in the fund are interest rate risk and credit risk. Typically, when interest rates rise, there is a corresponding decline in the market value of bonds such as those held by the fund. Credit risk refers to the possibility that the issuer of the bond will not be able to make principal and interest payments.

                             IMPORTANT DEFINITIONS


Revenue Bonds: Bonds which are secured only by the revenues from a particular facility or class of facilities, such as a water or sewer system, or from the proceeds of a special excise tax or other revenue source.

Total Return: A way of measuring fund performance. Total return is based on a calculation that takes into account income dividends, capital gain distributions and the increase or decrease in share price.

The fact that the fund concentrates its investments in securities of issuers located in New Jersey raises special concerns. In particular, changes in the economic conditions and governmental policies of New Jersey and its political subdivisions could hurt the value of the fund's shares.

Revenue bonds include private activity bonds, which are not payable from the general revenues of the issuer. Consequently, the credit quality of private activity bonds is usually directly related to the credit standing of the cor-porate user of the facility involved. To the extent that the fund's assets are invested in private activity bonds, the fund will be subject to the particular risks presented by the laws and economic conditions relating to such projects and bonds to a greater extent than if its assets were not so invested. Munici-pal securities also include "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer of moral obliga-tion bonds is unable to pay its debts from current revenues, it may draw on a reserve fund the restoration of which is a moral but not a legal obligation of the state or municipality which created the issuer.

The fund may invest in bonds the interest on which may be subject to the Fed-eral Alternative Minimum Tax. The fund may invest up to 20% of its total assets in these bonds when added together with any of the fund's other taxable investments. Interest on these bonds that is received by taxpayers subject to the Federal Alternative Minimum Tax is taxable.

The fund may invest 25% or more of its assets in municipal securities whose interest is paid solely from revenues of similar projects. For example, the fund may invest more than 25% of its assets in municipal securities related to water or sewer systems. This type of concentration exposes the fund to the legal and economic risks relating to those projects.

There may be less information available on the financial condition of issuers of municipal securities than for public corporations. The market for municipal bonds may be less liquid than for taxable bonds. This means that it may be harder to buy and sell municipal securities, especially on short notice.

The fund will rely on legal opinions of counsel to issuers of municipal secu-rities as to the tax-free status of investments and will not do its own analy-sis.

The fund's use of derivatives and interest rate transactions may reduce the fund's returns and/or increase volatility, which is defined as the character-istic of a security or a market to fluctuate significantly in price within a short period of time. The income from certain derivatives may be subject to Federal income tax.

Leverage is a speculative technique which may expose the fund to greater risk and increase its costs. Increases and decreases in the value of the fund's portfolio will be magnified when the fund uses lever-age. For example, leverage may cause greater swings in the fund's net asset value. The fund will also have to pay interest on its borrowings, reducing the fund's return. This interest expense may be greater than the fund's return on the underlying investment.

Securities rated in the fourth highest category by the rating agencies are considered investment grade but they may also have some speculative character-istics, meaning that they carry more risk than higher rated securities and may have problems making principal and interest payments in difficult economic climates. Investment grade ratings do not guarantee that bonds will not lose value.

Securities loans involve the risk of a delay in receiving additional collat-eral if the value of the securities goes up while they are on loan. There is also the risk of delay in recovering the loaned securities and of losing rights to the collateral if a borrower goes bankrupt.

Higher than normal portfolio turnover may result in increased transaction costs to the fund, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of fund securities may result in the recognition of capi-tal gain or loss. Given the frequency of sales, such gain or loss will likely be short-term capital gain or loss. Unlike long-term capital gain, short-term capital gain of individuals is taxable at the same rates as ordinary income.

When you invest in this fund you are not making a bank deposit. Your invest-ment is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.

The fund is a non-diversified portfolio under the Investment Company Act, which means that fund performance is more dependent on the performance of a smaller number of securities and issuers than in a diversified portfolio. The change in value of any one security may affect the overall value of the fund more than it would a diversified fund's.

Risk / Return Information

The chart and table below give you a picture of the fund's long-term perfor-mance for Investor A Shares (in the chart) and for Investor A, B and C Shares (in the table). The information shows you how the fund's performance has var-ied year by year and provides some indication of the risks of investing in the fund. The table compares the fund's performance to that of the Lehman Munici-pal Bond Index, a recognized unmanaged index of bond market performance. As with all such investments, past performance is not an indication of future results. Sales charges are not reflected in the bar chart. If they were, returns would be less than those shown.

The performance for the period before Investor A Shares were launched is based upon performance for Service Shares of the fund, which were first issued in July 1991. Investor A Shares were launched in January 1996, Investor B Shares were launched in July 1996 and Investor C Shares were launched in December 1998. The performance for Investor B Shares for the period before they were launched is based upon performance for Service and Investor A Shares, and the performance for Investor C Shares for the period before they were launched is based upon performance for Service, Investor A and Investor B Shares. The actual return of Investor A Shares would have been lower than shown because Investor A Shares have higher expenses than Service Shares. Also, the actual returns of Investor B and C Shares would have been lower compared to Investor A Shares, because Investor B and C Shares have higher expenses than Investor A Shares.

                                                                         [CHART]
As of 12/31                     Investor A Shares
------------------------------------------------------------------------------
--
ANNUAL TOTAL RETURNS*
------------------------------------------------------------------------------
--
Best Quarter      1992    1993    1994    1995    1996    1997    1998    1999
Q1 '95: 6.13%     ----    ----    ----    ----    ----    ----    ----    ----
                  8.90   11.58   -4.70   14.94    3.44    8.08    5.80   -2.95
Worst Quarter
Q1 '94: -5.17%
The bars for 1992-1996
are based upon
performance for
Service Shares
of the fund.
As of 12/31/99
------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS*
------------------------------------------------------------------------------
                                                          Since       Inception
                         1 Year     3 Years   5 Years   Inception       Date
NJ Tax-Free; Inv A       -6.83%      2.13%     4.84%      5.49%       07/01/91
NJ Tax-Free; Inv B       -8.02%      1.55%     4.72%      5.67%       07/01/91
NJ Tax-Free; Inv C       -4.64%      2.76%     5.15%      5.67%       07/01/91
Lehman Municipal         -2.07%      4.43%     6.92%      6.72%         N/A


 * The chart and the table both assume reinvestment of dividends and distribu-tions.
These returns assume payment of applicable sales charges.

Expenses and Fees

Expenses and Fees

As a shareholder you pay certain fees and expenses. Shareholder transaction fees are paid out of your investment and annual fund operating expenses are paid out of fund assets.

This prospectus offers shareholders different ways to invest with three sepa-rate pricing options. You need to understand your choices so that you can choose the pricing option that is most suitable for you. With one option (In-vestor A Shares) you pay a one-time front-end transaction fee each time you buy shares. The other options (Investor B and Investor C Shares) have no front-end charges but have higher on-going fees, which are paid over the life of the investment, and have a contingent deferred sales charge (CDSC) that you may pay when you redeem your shares. Which option should you choose? It depends on your individual circumstances. You should know that the lowest sales charge won't necessarily be the least expensive option over time. For example, if you intend to hold your shares long term it may cost less to buy A Shares than B or C Shares.

The tables below explain your pricing options and describe the fees and expenses that you may pay if you buy and hold Investor A, B and C Shares of the fund. The "Annual Fund Operating Expenses" table is based on expenses for the most recent fiscal year.

Shareholder Fees
(Fees paid directly from your investment)



                               A Shares B Shares C Shares


Maximum Front-End Sales
 Charge*                         4.0%    0.0%    0.0%
(as percentage of offering
 price)
Maximum Deferred Sales Charge    0.0%    4.5%**  1.00%***
(as percentage of offering
 price)


  * Reduced front-end sales charges may be available. A CDSC of up to 0.75% is assessed on certain redemptions of Investor A Shares that are purchased with no initial sales charge as part of an investment of $1,000,000 or more.

 ** The CDSC is 4.5% if shares are redeemed in less than one year. The CDSC for Investor B Shares decreases for redemptions made in subsequent years. After six years there is no CDSC on B Shares. (See page 124 for complete schedule of CDSCs.)
*** There is no CDSC on C Shares after one year.

Annual Fund Operating Expenses
(Expenses that are deducted from fund assets)



                                A Shares B Shares C Shares


Advisory fees                     .50%     .50%     .50%
Distribution and service (12b-
 1) fees                          .50%    1.15%    1.15%
Other expenses                    .38%     .38%     .38%
Total annual fund operating
 expenses                        1.38%    2.03%    2.03%
Fee waivers and expense
 reimbursements*                  .31%     .21%     .21%
Net expenses*                    1.07%    1.82%    1.82%



  * BlackRock and BlackRock Distributors, Inc., the fund's distributor, have contractually agreed to waive or reimburse fees or expenses in order to limit fund expenses to 1.07% (for Investor A Shares) and 1.82% (for Investor B and C Shares) of average daily net assets until February 1, 2001. The fund may have to repay some of these waivers and reimbursements to BlackRock in the following two years. See the "Management" section on page 130 for a discussion of these waivers and reimbursements.

Example:

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. We are assuming an initial investment of $10,000, 5% total return each year with no changes in operating expenses, redemption at the end of each time period and, with respect to B Shares and C Shares only, no redemption at the end of each time period. Although your actual cost may be higher or lower, based on these assumptions your costs would be:



                 1 Year 3 Years 5 Years 10 Years


A Shares*         $505   $790   $1,097  $1,965
B Shares**
   Redemption     $635   $966   $1,274  $2,096***
B Shares
   No Redemption  $185   $616   $1,074  $2,096***
C Shares**
   Redemption     $285   $616   $1,074  $2,342
C Shares
   No Redemption  $185   $616   $1,074  $2,342


  *Reflects imposition of sales charge.
 **Reflects deduction of CDSC.
*** Based on the conversion of the Investor B Shares to Investor A Shares after seven years.

                             IMPORTANT DEFINITIONS


Advisory Fees: Fees paid to the investment adviser for portfolio management services.

Service Fees: Fees that are paid to BlackRock and /or its affiliates for shareholder account service and maintenance.

Distribution Fees: A method of charging distribution-related expenses against fund assets.

Other Expenses: Include administration, transfer agency, custody, professional fees and registration fees.

Fund Management
The manager for the fund is Kevin Klingert, Managing Director at BlackRock Financial Management, Inc. (BFM) since 1991. Before joining BFM he was Assis-tant Vice President at Merrill Lynch, Pierce, Fenner & Smith. He has been fund manager since 1995.

Financial Highlights
The financial information in the table below shows the fund's financial per-formance for the periods indicated. Certain information reflects results for a single fund share. The term "Total Return" indicates how much your investment would have increased or decreased during this period of time and assumes that you have reinvested all dividends and distributions. These figures have been audited by PricewaterhouseCoopers LLP, the fund's independent accountants. The auditor's report, along with the fund's financial statements, are included in the Company's annual report which is available upon request (see back cover for ordering instructions).

FINANCIAL HIGHLIGHTS
-------------------------------------------------------------------------------
(For an Investor A, B or C Share Outstanding Throughout Each Period)

                    New Jersey Tax-Free Income Portfolio



                                            INVESTOR                                        INVESTOR
                                               A                                                B
                                             SHARES                                          SHARES

                                                       For the      For the                                  For the
                                                       Period        Period                                  Period
                            Year      Year     Year    2/1/96      1/26/96/1/    Year      Year     Year    7/2/96/1/
                            Ended     Ended    Ended   through      through      Ended     Ended    Ended    through
                           9/30/99   9/30/98  9/30/97  9/30/96      1/31/96     9/30/99   9/30/98  9/30/97    9/30/96

Net asset value at
 beginning of period       $12.07    $11.65   $11.27   $11.61        $11.54     $12.07    $11.65   $11.27     $11.15
                           ------    ------   ------   ------        ------     ------    ------   ------     ------
Income from investment
 operations
 Net investment income       0.48      0.50     0.51     0.34           - -       0.40      0.41     0.41       0.09
 Net gain (loss) on
  investments (both
  realized and
  unrealized)               (0.69)     0.42     0.37    (0.34)         0.07      (0.70)     0.42     0.38       0.12
                           ------    ------   ------   ------        ------     ------    ------   ------     ------
 Total from investment
  operations                (0.21)     0.92     0.88     0.00          0.07      (0.30)     0.83     0.79       0.21
                           ------    ------   ------   ------        ------     ------    ------   ------     ------
Less distributions
 Distributions from net
  investment income         (0.50)    (0.50)   (0.50)   (0.34)          - -      (0.41)    (0.41)   (0.41)     (0.09)
 Distributions from net
  realized capital gains    (0.06)      - -      - -      - -           - -      (0.06)      - -      - -        - -
                           ------    ------   ------   ------        ------     ------    ------   ------     ------
 Total distributions        (0.56)    (0.50)   (0.50)   (0.34)          - -      (0.47)    (0.41)   (0.41)     (0.09)
                           ------    ------   ------   ------        ------     ------    ------   ------     ------
Net asset value at end of
 period                    $11.30    $12.07   $11.65   $11.27        $11.61     $11.30    $12.07   $11.65     $11.27
                           ======    ======   ======   ======        ======     ======    ======   ======     ======
Total return/3/             (1.82)%    8.10%    7.94%   (0.01)%        0.63%     (2.55)%    7.30%    7.14%      2.04%
Ratios/Supplemental data
 Net assets at end of
  period (in thousands)    $1,328    $1,432   $1,548   $  894        $   14     $1,440    $1,051   $  767    $    30
 Ratios of expenses to
  average net assets
 After
  advisory/administration
  fee waivers                1.07%     1.06%    1.02%    1.01%/2/      1.02%/2/   1.82%     1.80%    1.74%      1.74%/2/
 Before
  advisory/administration
  fee waivers                1.28%     1.36%    1.34%    1.33%/2/      1.36%/2/   2.03%     2.10%    2.06%      2.06%/2/
 Ratios of net investment
  income to average net
  assets
 After
  advisory/administration
  fee waivers                4.11%     4.26%    4.41%    4.29%/2/      2.79%/2/   3.36%     3.43%    3.60%      3.48%/2/
 Before
  advisory/administration
  fee waivers                3.90%     3.96%    4.09%    3.98%/2/      2.45%/2/   3.15%     3.13%    3.28%      3.16%/2/
Portfolio turnover rate        43%       24%      77%     109%           26%        43%       24%      77%       109%



                            INVESTOR
                               C
                             SHARES

                            For the
                             Period
                           12/9/98/1/
                            through
                            9/30/99



Net asset value at
 beginning of period         $11.98
                           ------------
Income from investment
 operations
 Net investment income         0.32
 Net gain (loss) on
  investments (both
  realized and
  unrealized)                 (0.67)
                           ------------
 Total from investment
  operations                  (0.35)
                           ------------
Less distributions
 Distributions from net
  investment income           (0.33)
 Distributions from net
  realized capital gains        - -
                           ------------
 Total distributions          (0.33)
                           ------------
Net asset value at end of
 period                      $11.30
                           ============
Total return/3/               (3.02)%
Ratios/Supplemental data
 Net assets at end of
  period (in thousands)      $   19
 Ratios of expenses to
  average net assets
 After
  advisory/administration
  fee waivers                  1.82%/2/
 Before
  advisory/administration
  fee waivers                  2.03%/2/
 Ratios of net investment
  income to average net
  assets
 After
  advisory/administration
  fee waivers                  3.36%/2/
 Before
  advisory/administration
  fee waivers                  3.15%/2/
Portfolio turnover rate          43%


           -----------------------------------------------------------

/1/Commencement of operations of share class.
/2/Annualized.
/3/Neither front-end sales load nor contingent deferred sales load is reflected in total return.

             BlackRock
[GRAPHIC]    Pennsylvania Tax-Free Income
             Portfolio

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Investment Goal
The fund seeks as high a level of current income exempt from Federal income tax and, to the extent possible, Pennsylvania state income tax, as is consistent with preservation of capital.

Primary Investment Strategies:
In pursuit of this goal, the fund manager invests primarily in bonds issued by or on behalf of states and possessions of the United States, their political subdivisions and their agencies and authorities (and related tax-exempt deriva-tive securities) the interest on which the manager believes is exempt from Fed-eral income tax (municipal securities). The fund normally invests at least 65% of its net assets in municipal securities of issuers located in the state of Pennsylvania. The fund normally invests at least 80% of its net assets in municipal securities including both general obligation and revenue bonds from a diverse range of issuers. The other 20% of net assets can be invested in secu-rities which are subject to regular Federal income tax or the Federal Alterna-tive Minimum Tax. The fund emphasizes municipal securities in the ten to twenty year maturity range. The fund may only buy securities rated investment grade at the time of purchase by at least one major rating agency or determined by the manager to be of similar quality.

The management team evaluates categories of the municipal market and individual bonds within those categories. The fund measures it performance against the Lehman Municipal Bond Index (the benchmark).

If a security falls below investment grade, the manager will decide whether to continue to hold the security. A security will be sold if, in the opinion of the fund manager, the risk of continuing to hold the security is unacceptable when compared to the total return potential.

It is possible that in extreme market conditions the fund may invest more than 20% of its assets in securities that are not municipal securities (and there-fore are subject to regular federal income tax) and may hold an unlimited amount of uninvested cash reserves. If market conditions improve, these strate-gies could result in reducing the potential gain from the market upswing, thus reducing the fund's opportunity to achieve its investment objective.

  IMPORTANT DEFINITIONS

 Bonds: Debt obligations such as bonds and debentures, U.S. Government securities, debt obligations of domestic and foreign corporations, debt obligations of foreign governments and their political subdivisions, asset-backed securities, various mortgage-backed securities (both residential and commercial), other floating or variable rate obligations, municipal obligations and zero coupon debt securities.

 General Obligation Bonds: Bonds which are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest.

 Investment Grade: Secu-rities which are rated in the four highest categories by at least one of the major rating agencies or determined by the fund manager to be of similar quality. Generally, the higher the rating of a bond, the higher the likelihood that interest and principal payments will be made on time.

 Lehman Municipal Bond Index: An unmanaged index of municipal bonds with the following characteristics: minimum credit rating of Baa-3, outstanding par value of at least $3 million, issued as part of a deal of at least $50 million, and issued within the last 5 years remaining matu-rities of not less than one year.

 Maturity: The date upon which debt securities are due to be repaid, that is, the date when the issuer must pay back the face amount of the security.

The fund manager will normally attempt to structure the fund's portfolio to have comparable duration to its Lipper Peer Group (PA Municipal Debt Funds). Duration, which measures price sensitivity to interest rate changes, is not necessarily equal to average maturity.

The fund manager may, when consistent with the fund's investment objective, use options or futures (commonly known as derivatives). The primary purpose of using derivatives is to attempt to reduce risk to the fund as a whole (hedge) but they may also be used to maintain liquidity, commit cash pending invest-ment or for speculation to increase returns. The fund may also enter into interest rate transactions as a hedging technique. In these transactions, the fund exchanges its right to pay or receive interest with another party for their right to pay or receive interest.

The fund can borrow money to buy additional securities. This practice is known as "leverage." The fund may borrow from banks or other financial institutions. The fund normally may borrow up to 33 1/3% of the value of its total assets.

The fund may lend some of its securities on a short-term basis in order to earn extra income. The fund will receive collateral in cash or high quality securities equal to the current value of the loaned securities. These loans will be limited to 33 1/3% of the value of the fund's total assets.

The fund may engage in active and frequent trading of portfolio securities to achieve its principal investment strategies.

Should the Company's Board of Trustees determine that the investment objective of the fund should be changed, shareholders will be given at least 30 days notice before any such change is made. The fund may not change the requirement that it normally invest at least 80% of its net assets in municipal securities without shareholder approval.

Key Risks

Key Risks
There is no guarantee that shares of the fund will not lose value. This means you could lose money.

Two of the main risks of investing in the fund are interest rate risk and credit risk. Typically, when interest rates rise, there is a corresponding decline in the market value of bonds such as those held by the fund. Credit risk refers to the possibility that the issuer of the bond will not be able to make principal and interest payments.

The fact that the fund concentrates its investments in securities of issuers located in Pennsylvania raises special concerns. In particular, changes in the economic conditions and governmental policies of Pennsylvania and its politi-cal subdivisions could hurt the value of the fund's shares.

                             IMPORTANT DEFINITIONS


Revenue Bonds: Bonds which are secured only by the revenues from a particular facility or class of facilities, such as a water or sewer system, or from the proceeds of a special excise tax or other revenue source.

Total Return: A way of measuring fund performance. Total return is based on a calculation that takes into account income dividends, capital gain distributions and the increase or decrease in share price.

Revenue bonds include private activity bonds, which are not payable from the general revenues of the issuer. Consequently, the credit quality of private activity bonds is usually directly related to the credit standing of the cor-porate user of the facility involved. To the extent that the fund's assets are invested in private activity bonds, the fund will be subject to the particular risks presented by the laws and economic conditions relating to such projects and bonds to a greater extent than if its assets were not so invested. Munici-pal securities also include "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer of moral obliga-tion bonds is unable to pay its debts from current revenues, it may draw on a reserve fund the restoration of which is a moral but not a legal obligation of the state or municipality which created the issuer.

The fund may invest in bonds the interest on which may be subject to the Fed-eral Alternative Minimum Tax. The fund may invest up to 20% of its total assets in these bonds when added together with any of the fund's other taxable investments. Interest on these bonds that is received by taxpayers subject to the Federal Alternative Minimum Tax is taxable.

The fund may invest 25% or more of its assets in municipal securities whose interest is paid solely from revenues of similar projects. For example, the fund may invest more than 25% of its assets in municipal securities related to water or sewer systems. This type of concentration exposes the fund to the legal and economic risks relating to those projects.

There may be less information available on the financial condition of issuers of municipal securities than for public corporations. The market for municipal bonds may be less liquid than for taxable bonds. This means that it may be harder to buy and sell municipal securities, especially on short notice.

The fund will rely on legal opinions of counsel to issuers of municipal secu-rities as to the tax-free status of investments and will not do its own analy-sis.

The fund's use of derivatives and interest rate transactions may reduce the fund's returns and/or increase volatility, which is defined as the character-istic of a security or a market to fluctuate significantly in price within a short period of time. The income from certain derivatives may be subject to Federal income tax.

Leverage is a speculative technique which may expose the fund to greater risk and increase its costs. Increases and decreases in the value of the fund's portfolio will be magnified when the fund uses leverage. For example, leverage may cause greater swings in the fund's net asset value. The fund will also have to pay interest on its borrowings, reducing the fund's return. This interest expense may be greater than the fund's return on the underlying investment.

Securities rated in the fourth highest category by the rating agencies are considered investment grade but they may also have some speculative character-istics, meaning that they carry more risk than higher rated securities and may have problems making principal and interest payments in difficult economic climates. Investment grade ratings do not guarantee that bonds will not lose value.

Securities loans involve the risk of a delay in receiving additional collat-eral if the value of the securities goes up while they are on loan. There is also the risk of delay in recovering the loaned securities and of losing rights to the collateral if a borrower goes bankrupt.

Higher than normal portfolio turnover may result in increased transaction costs to the fund, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of fund securities may result in the recognition of capi-tal gain or loss. Given the frequency of sales, such gain or loss will likely be short-term capital gain or loss. Unlike long-term capital gain, short-term capital gain of individuals is taxable at the same rates as ordinary income.


When you invest in this fund you are not making a bank deposit. Your invest-ment is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.

The fund is a non-diversified portfolio under the Investment Company Act, which means that fund performance is more dependent on the performance of a smaller number of securities and issuers than in a diversified portfolio. The change in value of any one security may affect the overall value of the fund more than it would a diversified fund's.

Risk / Return Information

The chart and table below give you a picture of the fund's long-term perfor-mance for Investor A Shares (in the chart) and for Investor A, B and C Shares (in the table). The information shows you how the fund's performance has var-ied year by year and provides some indication of the risks of investing in the fund. The table compares the fund's performance to that of the Lehman Munici-pal Bond Index, a recognized unmanaged index of bond market performance. As with all such investments, past performance is not an indication of future results. Sales charges are not reflected in the bar chart. If they were, returns would be less than those shown.

The performance for the period before Investor B and C Shares were launched is based upon performance for Investor A Shares of the fund, which were first issued in December 1992. Investor B Shares were launched in October 1994 and Investor C Shares were launched in August 1998. The actual returns of Investor B and C Shares would have been lower than shown because Investor B and C Shares have higher expenses than Investor A Shares.

                                 [CHART]
As of 12/31                     Investor A Shares
------------------------------------------------------------------------------
ANNUAL TOTAL RETURNS*
------------------------------------------------------------------------------
Best Quarter        1993     1994     1995     1996     1997     1998     1999
Q1 '95: 7.54%       ----     ----     ----     ----     ----     ----     ----
                   12.62    -7.12    17.86     4.10     8.23     5.65    -2.72
Worst Quarter
Q1 '94: -6.29%
As of 12/31/99
------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS*
------------------------------------------------------------------------------
                                                         Since       Inception
                        1 Year     3 Years   5 Years   Inception       Date
PA Tax-Free; Inv A      -6.61%      2.21%     5.57%      4.65%       12/01/92
PA Tax-Free; Inv B      -8.09%      1.66%     5.25%      4.71%       12/01/92
PA Tax-Free; Inv C      -4.71%      2.87%     5.68%      4.71%       12/01/92
Lehman Municipal        -2.07%      4.43%     6.92%      5.92%         N/A


  * The chart and the table both assume reinvestment of dividends and distri-butions.
These returns assume payment of applicable sales charges.

Expenses and Fees

Expenses and Fees

As a shareholder you pay certain fees and expenses. Shareholder transaction fees are paid out of your investment and annual fund operating expenses are paid out of fund assets.

This prospectus offers shareholders different ways to invest with three sepa-rate pricing options. You need to understand your choices so that you can choose the pricing option that is most suitable for you. With one option (In-vestor A Shares) you pay a one-time front-end transaction fee each time you buy shares. The other options (Investor B and Investor C Shares) have no frontend charges but have higher on-going fees, which are paid over the life of the investment, and have a contingent deferred sales charge (CDSC) that you may pay when you redeem your shares. Which option should you choose? It depends on your individual circumstances. You should know that the lowest sales charge won't necessarily be the least expensive option over time. For example, if you intend to hold your shares long term it may cost less to buy A Shares than B or C Shares.

The tables below explain your pricing options and describe the fees and expenses that you may pay if you buy and hold Investor A, B and C Shares of the fund. The "Annual Fund Operating Expenses" table is based on expenses for the most recent fiscal year.

Shareholder Fees
(Fees paid directly from your investment)



                               A Shares B Shares C Shares


Maximum Front-End Sales
 Charge*                         4.0%    0.0%    0.0%
(as percentage of offering
 price)
Maximum Deferred Sales Charge    0.0%    4.5%**  1.00%***
(as percentage of offering
 price)


  * Reduced front-end sales charges may be available. A CDSC of up to 0.75% is assessed on certain redemptions of Investor A Shares that are purchased with no initial sales charge as part of an investment of $1,000,000 or more.

 ** The CDSC is 4.5% if shares are redeemed in less than one year. The CDSC for Investor B Shares decreases for redemptions made in subsequent years. After six years there is no CDSC on B Shares. (See page 124 for complete schedule of CDSCs.)
*** There is no CDSC on C Shares after one year.

Annual Fund Operating Expenses
(Expenses that are deducted from fund assets)



                                A Shares B Shares C Shares


Advisory fees                     .49%     .49%     .49%
Distribution and service (12b-
 1) fees                          .50%    1.15%    1.15%
Other expenses/1/                 .36%     .36%     .36%
Total annual fund operating
 expenses                        1.35%    2.00%    2.00%
Fee waivers and expense
 reimbursements*                  .28%     .18%     .18%
Net expenses*                    1.07%    1.82%    1.82%



  * BlackRock and BlackRock Distributors, Inc., the fund's distributor, have contractually agreed to waive or reimburse fees or expenses in order to limit fund expenses to 1.07% (for Investor A Shares) and 1.82% (for Investor B and C Shares) of average daily net assets until February 1, 2001. The fund may have to repay some of these waivers and reimbursements to BlackRock in the following two years. See the "Management" section on page 130 for a discussion of these waivers and reimbursements.

/1/ "Other expenses" have been restated to reflect current expenses.

Example:

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. We are assuming an initial investment of $10,000, 5% total return each year with no changes in operating expenses, redemption at the end of each time period and, with respect to B Shares and C Shares only, no redemption at the end of each time period. Although your actual cost may be higher or lower, based on these assumptions your costs would be:



                 1 Year 3 Years 5 Years 10 Years


A Shares*         $505   $784   $1,084  $1,936
B Shares**
   Redemption     $635   $960   $1,261  $2,067***
B Shares
   No Redemption  $185   $610   $1,061  $2,067***
C Shares**
   Redemption     $285   $610   $1,061  $2,313
C Shares
   No Redemption  $185   $610   $1,061  $2,313


  * Reflects imposition of sales charge.
 ** Reflects deduction of CDSC.
*** Based on the conversion of the Investor B Shares to Investor A Shares after seven years.

Fund Management
The manager for the fund is Kevin Klingert, Managing Director at BlackRock Financial Management, Inc. (BFM) since 1991. Before joining BFM he was Assis-tant Vice President at Merrill Lynch, Pierce, Fenner & Smith. He has been fund manager since 1995.

  IMPORTANT DEFINITIONS


 Advisory Fees: Fees
 paid to the investment
 adviser for portfolio
 management services.

 Service Fees: Fees that
 are paid to BlackRock
 and /or its affiliates
 for shareholder account
 service and
 maintenance.

 Distribution Fees: A
 method of charging dis-
 tribution-related
 expenses against fund
 assets.

 Other Expenses: Include
 administration, trans-
 fer agency, custody,
 professional fees and
 registration fees.

Financial Highlights
The financial information in the table below shows the fund's financial perfor-mance for the periods indicated. Certain information reflects results for a single fund share. The term "Total Return" indicates how much your investment would have increased or decreased during this period of time and assumes that you have reinvested all dividends and distributions. These figures have been audited by PricewaterhouseCoopers LLP, the fund's independent accountants. The auditor's report, along with the fund's financial statements, are included in the Company's annual report which is available upon request (see back cover for ordering instructions).

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
(For an Investor A, B or C Share Outstanding Throughout Each Period)

             Pennsylvania Tax-Free Income Portfolio





                                         INVESTOR A                              INVESTOR B                         INVESTOR C
                                          SHARES                                   SHARES                             SHARES
                                                                                                          For the
                                                                                                          Period
                      Year      Year     Year     Year     Year     Year      Year     Year     Year     10/03/94/1/    Year
                      Ended     Ended    Ended    Ended    Ended    Ended     Ended    Ended    Ended     through      Ended
                     9/30/99   9/30/98  9/30/97  9/30/96  9/30/95  9/30/99   9/30/98  9/30/97  9/30/96    9/30/95     9/30/99

Net asset value
 at beginning of
 period              $ 11.15   $ 10.77  $ 10.44  $ 10.33  $  9.82  $ 11.15   $ 10.77  $ 10.44  $10.33     $  9.82      $11.15
                     -------   -------  -------  -------  -------  -------   -------  -------  ------      ------      ------
Income from
 investment
 operations
 Net investment
  income                0.46      0.45     0.48     0.48     0.48     0.38      0.39     0.40    0.40        0.42        0.39
 Net gain (loss)
  on investments
  (both realized
  and unrealized)      (0.59)     0.40     0.33     0.11     0.51    (0.62)     0.41     0.33    0.11        0.51       (0.59)
                     -------   -------  -------  -------  -------  -------   -------  -------  ------      ------      ------
 Total from
  investment
  operations           (0.13)     0.85     0.81     0.59     0.99    (0.24)     0.80     0.73    0.51        0.93       (0.20)
                     -------   -------  -------  -------  -------  -------   -------  -------  ------      ------      ------
Less
 distributions
 Distributions
  from net
  investment
  income               (0.47)    (0.47)   (0.48)   (0.48)   (0.48)   (0.44)    (0.42)   (0.40)  (0.40)      (0.42)      (0.44)
 Distributions
  from net
  realized
  capital gains        (0.03)      - -      - -      - -      - -    (0.03)      - -      - -     - -         - -       (0.03)
                     -------   -------  -------  -------  -------  -------   -------  -------  ------      ------      ------
 Total
  distributions        (0.50)    (0.47)   (0.48)   (0.48)   (0.48)   (0.47)    (0.42)   (0.40)  (0.40)      (0.42)      (0.47)
                     -------   -------  -------  -------  -------  -------   -------  -------  ------      ------      ------
Net asset value
 at end of period    $ 10.52   $ 11.15  $ 10.77  $ 10.44  $ 10.33  $ 10.44   $ 11.15  $ 10.77  $10.44      $10.33      $10.48
                     =======   =======  =======  =======  =======  =======   =======  =======  ======      ======      ======
Total return/3/        (1.25)%    8.04%    7.95%    5.81%   10.30%   (2.21)%    7.56%    7.12%   5.04%       9.69%      (1.93)%
Ratios/Supplemental
 data
 Net assets at
  end of period
  (in thousands)     $36,634   $34,712  $32,900  $38,031  $42,775  $23,602   $17,601  $12,388  $7,974      $4,008      $  907
 Ratios of
  expenses to
  average net
  assets
 After advisory/
  administration
  fee waivers           1.04%     1.01%    0.97%    1.00%    0.98%    1.82%     1.78%    1.76%   1.74%       1.57%/2/    1.82%
 Before advisory/
  administration
  fee waivers           1.23%     1.25%    1.30%    1.30%    1.30%    2.00%     2.02%    2.07%   2.03%       1.89%/2/    1.97%
 Ratios of net
  investment
  income to
  average net
  assets
 After advisory
  /administration
  fee waivers           4.23%     4.25%    4.54%    4.58%    4.88%    3.45%     3.46%    3.73%   3.81%       4.07%/2/    3.45%
 Before advisory/
  administration
  fee waivers           4.04%     4.01%    4.23%    4.29%    4.56%    3.26%     3.22%    3.42%   3.51%       3.75%/2/    3.26%
Portfolio
 turnover rate            28%       43%      97%     119%      66%      28%       43%      97%    119%         66%         28%



                   INVESTOR C
                     SHARES

                     For the
                     Period
                     8/14/98
                     through
                     9/30/98

Net asset value
 at beginning of
 period              $11.00
                     -----------
Income from
 investment
 operations
 Net investment
  income               0.42
 Net gain (loss)
  on investments
  (both realized
  and unrealized)      0.15
                     -----------
 Total from
  investment
  operations           0.57
                     -----------
Less
 distributions
 Distributions
  from net
  investment
  income              (0.42)
 Distributions
  from net
  realized
  capital gains         - -
                     -----------
 Total
  distributions       (0.42)
                     -----------
Net asset value
 at end of period    $11.15
                     ===========
Total return/3/        7.56%
Ratios/Supplemental
 data
 Net assets at
  end of period
  (in thousands)     $  184
 Ratios of
  expenses to
  average net
  assets
 After advisory/
  administration
  fee waivers          1.58%/2/
 Before advisory/
  administration
  fee waivers          1.82%/2/
 Ratios of net
  investment
  income to
  average net
  assets
 After advisory
  /administration
  fee waivers          2.98%/2/
 Before advisory/
  administration
  fee waivers          2.74%/2/
Portfolio
 turnover rate           43%


             ------------------------------------------------------------------

/1/Commencement of operations of share class.
/2/Annualized.
/3/Neither front-end sales load nor contingent deferred sales load is reflected in total return.

             About Your Investment
[LOGO]

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--------------------------------------------------------------------------------

                         Buying Shares from a Registered Investment Professional

BlackRock Funds believes that investors can benefit from the advice and ongoing assistance of a registered investment professional. Accordingly, when you buy or sell BlackRock Funds Investor Shares, you may pay a sales charge, which is used to compensate your investment professional for services provided to you.

As a shareholder you pay certain fees and expenses. Shareholder fees are paid directly from your investment and annual fund operating expenses are paid out of fund assets and are reflected in the fund's price.

Your registered representative can help you to buy shares by telephone. Before you place your order make sure that you have read the prospectus and have a discussion with your registered representative about the details of your investment

--------------------------------------------------------------------------------

                                              What Price Per Share Will You Pay?

The price of mutual fund shares generally changes every business day. A mutual fund is a pool of investors' money that is used to purchase a portfolio of securities, which in turn is owned in common by the investors. Investors put money into a mutual fund by buying shares. If a mutual fund has a portfolio worth $50 million and has 5 million shares outstanding, the net asset value
(NAV) per share is $10. When you buy Investor Shares you pay the NAV/share plus the sales charge if you are purchasing Investor A Shares.

The funds' investments are valued based on market value, or where market quota-tions are not readily available, based on fair value as determined in good faith by or under the direction of the Company's Board of Trustees. Under some circumstances certain short-term debt securities will be valued using the amor-tized cost method.

Since the NAV changes daily, the price of your shares depends on the time that your order is received by the BlackRock Funds' transfer agent, whose job it is to keep track of shareholder records.

PFPC, the Company's transfer agent, will probably receive your order from your registered representative, who takes your order. However, you can also fill out a purchase application and mail it to the transfer agent with your check. Please call (800) 441-7762

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

for a purchase application. Purchase orders received by the transfer agent before the close of regular trading on the New York Stock Exchange (NYSE) (currently 4 p.m. (Eastern time)) on each day the NYSE is open will be priced based on the NAV calculated at the close of trading on that day plus any applicable sales charge. NAV is calculated separately for each class of shares of each fund at 4 p.m. (Eastern time) each day the NYSE is open. Shares will not be priced on days the NYSE is closed. Purchase orders received after the close of trading will be priced based on the next calculation of NAV. Foreign securities and certain other securities held by a fund may trade on days when the NYSE is closed. In these cases, net asset value of shares may change when fund shares cannot be bought or sold.

When you place a purchase order, you need to specify whether you want Investor A, B or C Shares. If you do not specify a class, you will receive Investor A Shares.


Payment for an order must be made by your registered representative in immedi-ately available funds by 4 p.m. (Eastern time) on the third business day fol-lowing PFPC's receipt of the order. If payment is not received by this time, the order will be cancelled and you and your registered representative will be responsible for any loss to a fund. For shares purchased directly from the transfer agent, a check payable to BlackRock Funds and bearing the name of the fund you are purchasing must accompany a completed purchase application. The Company does not accept third-party checks. You may also wire Federal funds to the transfer agent to purchase shares, but you must call PFPC at (800) 441-7762 before doing so to confirm the wiring instructions.


The minimum investment for the initial purchase of Investor Shares is $500. There is a $50 minimum for all later investments. The Company permits a lower initial investment if you are an employee of the Company or one of its service providers or you participate in the Automatic Investment Plan in which you make regular, periodic investments through a savings or checking account. Your investment professional can advise you on how to begin an Automatic Investment Plan. The Company won't accept a purchase order of $1 million or more for Investor



-------------------------------------------------------------------------------

                                                             When Must You Pay?


-------------------------------------------------------------------------------

                                            How Much is the Minimum Investment?
120

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

B or Investor C Shares. The fund may reject any purchase order, modify or waive the minimum investment requirements and suspend and resume the sale of any share class of the Company at any time.

--------------------------------------------------------------------------------

BlackRock Funds offers different pricing options to investors in the form of different share classes. Your registered representative can help you decide which option works best for you. Through this prospectus, you can choose from Investor A, B, or C Shares.
A Shares (Front-End Load)
 .One time sales charge paid at time of purchase

 .Lower ongoing fees
 .Free exchange with other A Shares in BlackRock Funds family
 .Advantage: Makes sense for investors who have long-term investment horizon because ongoing fees are less than for other Investor Share classes. .Disadvantage: You pay sales charge up-front, and therefore you start off owning fewer shares.

B Shares (Back-End Load)
 .No front-end sales charge when you buy shares
 .You pay sales charge when you redeem shares. It is called a contingent deferred sales charge (CDSC) and it declines over 6 years from a high of 4.5%.
 .Higher ongoing fees than A Shares
 .Free exchange with other B Shares in BlackRock Funds family
 .Automatically convert to A Shares seven years from purchase
 .Advantage: No up-front sales charge so you start off owning more shares. .Disadvantage: You pay higher ongoing fees than on A Shares each year you own shares, which means that you can expect lower total performance per share.

C Shares (Level Load)
 .No front-end sales charge when you buy shares
 .Contingent deferred sales charge (CDSC) of 1.00% if shares are redeemed within 12 months of purchase
 .Higher ongoing fees than A Shares
 .Free exchange with other C Shares in BlackRock Funds family


Which Pricing Option Should You Choose?

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 .Advantage: No up-front sales charge so you start off owning more shares.
  These shares may make sense for investors who have a shorter investment horizon relative to A or B Shares.
 .Disadvantage: You pay higher ongoing fees than on A shares each year you own shares, which means that you can expect lower total performance per share. Shares do not convert to A Shares.

Investor B Shares received through the reinvestment of dividends and distribu-tions convert to A Shares 7 years after the reinvestment or at the same time as the conversion of the investor's most recently purchased B Shares that were not received through reinvestment (whichever is earlier).

--------------------------------------------------------------------------------

                                                   How Much is the Sales Charge?


--------------------------------------------------------------------------------

                                                   Purchase of Investor A Shares

If a shareholder acquiring Investor A Shares on or after May 1, 1998 later meets the requirements for purchasing Institutional Shares of a fund (other than due to changes in market value), then the shareholder's Investor A Shares will automatically be converted to Institutional Shares of the same fund having the same total net asset value as the shares converted.

The tables below show the schedule of sales charges that you may pay if you buy and sell Investor A, B and C Shares of a fund.

The following tables show the front-end sales charges that you may pay if you buy Investor A Shares. The offering price for Investor A Shares includes any front-end sales charge.

The following schedule of front-end sales charges and quantity discounts applies to the Low Duration Bond Portfolio.



  AMOUNT OF                SALES CHARGE AS SALES CHARGE AS
  TRANSACTION AT           % OF OFFERING   % OF NET ASSET
  OFFERING PRICE           PRICE*          VALUE*

  Less than $50,000        3.00%           3.09%
  $50,000 but less than
   $100,000                2.75%           2.83%
  $100,000 but less than
   $250,000                2.50%           2.56%
  $250,000 but less than
   $500,000                1.75%           1.78%
  $500,000 but less than
   $1,000,000              1.25%           1.26%
  $1 million or more       0.0%            0.0%



* There is no initial sales charge on purchases of $1,000,000 or more of Investor A shares; however you will pay a contingent deferred sales charge of 0.75% of the offering price or the net asset value of the shares on the redemption date (whichever is less) for shares redeemed within 18 months after purchase.

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The following schedule of front-end sales charges and quantity discounts applies to the Intermediate Government Bond, Intermediate Bond, Core Bond, Tax-Free Income, Pennsylvania Tax-Free Income, New Jersey Tax-Free Income, Ohio Tax-Free Income, Kentucky Tax-Free Income, Delaware Tax-Free Income and GNMA Portfolios.



  AMOUNT OF                SALES CHARGE AS SALES CHARGE AS
  TRANSACTION AT           % OF OFFERING   % OF NET ASSET
  OFFERING PRICE           PRICE*          VALUE*

  Less than $50,000        4.00%           4.17%
  $50,000 but less than
   $100,000                3.75%           3.90%
  $100,000 but less than
   $250,000                3.50%           3.63%
  $250,000 but less than
   $500,000                2.50%           2.56%
  $500,000 but less than
   $1,000,000              1.50%           1.52%
  $1 million or more       0.0%            0.0%



* There is no initial sales charge on purchases of $1,000,000 or more of Investor A shares; however you will pay a contingent deferred sales charge of 0.75% of the offering price or the net asset value of the shares on the redemption date (whichever is less) for shares redeemed within 18 months after purchase.

The following schedule of front-end sales charges and quantity discounts applies to the Government Income and Managed Income Portfolios.



  AMOUNT OF                SALES CHARGE AS SALES CHARGE AS
  TRANSACTION AT           % OF OFFERING   % OF NET ASSET
  OFFERING PRICE           PRICE*          VALUE*

  Less than $50,000        4.50%           4.71%
  $50,000 but less than
   $100,000                4.25%           4.44%
  $100,000 but less than
   $250,000                4.00%           4.17%
  $250,000 but less than
   $500,000                3.00%           3.09%
  $500,000 but less than
   $1,000,000              2.00%           2.04%
  $1 million or more       0.0%            0.0%



* There is no initial sales charge on purchases of $1,000,000 or more of Investor A shares; however you will pay a contingent deferred sales charge of 1.00% of the offering price or the net asset value of the shares on the redemption date (whichever is less) for shares redeemed within 18 months after purchase.

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The following schedule of front-end sales charges and quantity discounts applies to the International Bond Portfolio and the High Yield Bond Portfolio.



  AMOUNT OF                SALES CHARGE AS SALES CHARGE AS
  TRANSACTION AT           % OF OFFERING   % OF NET ASSET
  OFFERING PRICE           PRICE*          VALUE*

  Less than $50,000        5.00%           5.26%
  $50,000 but less than
   $100,000                4.75%           4.99%
  $100,000 but less than
   $250,000                4.50%           4.71%
  $250,000 but less than
   $500,000                3.50%           3.63%
  $500,000 but less than
   $1,000,000              2.50%           2.56%
  $1 million or more       0.0%            0.0%



* There is no initial sales charge on purchases of $1,000,000 or more of Investor A shares; however you will pay a contingent deferred sales charge of 1.00% of the offering price or the net asset value of the shares on the redemption date (whichever is less) for shares redeemed within 18 months after purchase.

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                                                   Purchase of Investor B Shares



--------------------------------------------------------------------------------

                                                   Purchase of Investor C Shares


Investor B Shares are subject to a CDSC at the rates shown in the chart below if they are redeemed within six years of purchase. The CDSC is based on the offer-ing price or the net asset value of the B Shares on the redemption date (which-ever is less). The amount of any CDSC an investor must pay depends on the num-ber of years that elapse between the date of purchase and the date of redemption.



                                         CONTINGENT DEFERRED
                                         SALES CHARGE (AS %
                                         OF DOLLAR AMOUNT
  NUMBER OF YEARS                        SUBJECT TO THE
  ELAPSED SINCE PURCHASE                 CHARGE)

  Up to one year                         4.50%
  More than one but less than two years  4.00%
  More than two, but less than three
   years                                 3.50%
  More than three but less than four
   years                                 3.00%
  More than four but less than five
   years                                 2.00%
  More than five but less than six
   years                                 1.00%
  More than six years                    0.00%


Investor C Shares are subject to a CDSC of 1.00% if they are redeemed within 12 months after purchase. The 1.00% is based on the offering price or the net asset value of the C Shares on the redemption date (whichever is less). There is no CDSC on C Shares redeemed after 12 months.

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When an investor redeems Investor B Shares or Investor C Shares, the redemption order is processed so that the lowest CDSC is charged. Investor B Shares and Investor C Shares that are not subject to the CDSC are redeemed first. After that, the Company redeems the Shares that have been held the longest.

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                                  Can the Sales Charge be Reduced or Eliminated?

There are several ways in which the sales charge can be reduced or eliminated. Purchases of Investor A Shares at certain fixed dollar levels, known as "break-points," cause a reduction in the front-end sale charge. The CDSC on Investor B Shares can be reduced depending on how long you own the shares. (Schedules of these reductions are listed above in the "Purchase of Investor A Shares" and "Purchase of Investor B Shares" sections.) Purchases by certain individuals and groups may be combined in determining the sales charge on Investor A Shares. The following are also ways the sales charge can be reduced or eliminated.

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                                       Right of Accumulation (Investor A Shares)

Investors have a "right of accumulation" under which the current value of an investor's existing Investor A Shares in any fund that is subject to a front-end sales charge, or the total amount of an initial investment in such shares less redemptions (whichever is greater), may be combined with the amount of the current purchase in the same fund in determining the amount of the sales charge. In order to use this right, the investor must alert the Company's transfer agent, PFPC, of the existence of previously purchased shares.

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                                            Letter of Intent (Investor A Shares)

An investor may qualify for a reduced front-end sales charge immediately by signing a "Letter of Intent" stating the investor's intention to buy a speci-fied amount of Investor A Shares within the next 13 months that would, if bought all at once, qualify the investor for a reduced sales charge. The Letter of Intent may be signed anytime within 90 days after the first investment to be covered by the letter. The initial investment must meet the minimum initial purchase requirement and represent at least 5% of the total intended purchase. The investor must tell PFPC that later purchases are subject to the Letter of Intent. During the

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term of the Letter of Intent, PFPC will hold Investor A Shares representing 5% of the indicated amount in an escrow account for payment of a higher sales load if the full amount indicated in the Letter of Intent is not purchased. Any redemptions made during the term of the Letter of Intent will be subtracted from the amount of the total purchase indicated in the letter. If the full amount indicated is not purchased within the 13-month period, and the investor does not pay the higher sales load within 20 days, PFPC will redeem enough of the Investor A Shares held in escrow to pay the difference.

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Reinvestment Privilege (Investor A Shares)

Upon redeeming Investor A Shares, an investor has a one-time right, for a period of up to 60 days, to reinvest the proceeds in A Shares of another fund without any sales charge. To exercise this right, PFPC must be notified of the rein-vestment in writing at the time of purchase by the purchaser or his or her reg-istered representative. Investors should consult a tax adviser concerning the tax consequences of using this reinvestment privilege.

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Quantity Discounts (Investor A Shares)

In addition to quantity discounts for individuals which we discussed above, there are ways for you to reduce the front-end sales charge by combining your order with the orders of certain members of your family and members of certain groups you may belong to. For more information on these discounts, please con-tact PFPC at 800-441-7762 or see the SAI.

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Waiving the Sales Charge (Investor A Shares)

Certain investors, including some people associated with the Company and its service providers, may buy Investor A Shares without paying a sales charge. For more information on the waivers, please contact PFPC at (800) 441-7762 or see the SAI.

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 Waiving the Contingent Deferred Sales Charge (Investor B and Investor C Shares)

The CDSC on Investor B and Investor C Shares is not charged in certain circum-stances, including share exchanges and redemptions made in connection with cer-tain retirement plans and in connection with certain shareholder services offered by the Company. For more information on these waivers, please contact PFPC at (800) 441-7762 or see the SAI.

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                                                   Distribution and Service Plan

The Company has adopted a plan under Rule 12b-1 of the Investment Company Act of 1940 (the Plan) that allows the Company to pay distribution and other fees for the sale of its shares and for certain services provided to its shareholders. Under the Plan, Investor Shares pay a fee (distribution fees) to BlackRock Dis-tributors, Inc. (the Distributor) or affiliates of PNC Bank for distribution and sales support services. The distribution fees may be used to pay the Dis-tributor for distribution services and to pay the Distributor and PNC Bank affiliates for sales support services provided in connection with the sale of Investor Shares. The distribution fees may also be used to pay brokers, deal-ers, financial institutions and industry professionals (Service Organizations) for sales support services and related expenses. Investor A Shares pay a maxi-mum distribution fee of .10% per year of the average daily net asset value of each fund. Investor B and C Shares pay a maximum of .75% per year. The Plan also allows the Distributor, PNC Bank affiliates and other companies that receive fees from the Company to make payments relating to distribution and sales support activities out of their past profits or other sources.

Under the Plan, the Company may enter into arrangements with Service Organiza-tions (including PNC Bank and its affiliates). Under these arrangements, Serv-ice Organizations will provide certain support services to their customers who own Investor Shares. The Company may pay a shareholder servicing fee of up to
 .25% per year of the average daily net asset value of Investor Shares owned by each Service Organization's customers. In return for that fee, Service Organi-zations may provide one or more of the following services:

    (1) Responding to customer questions on the services performed by the Service Organization and investments in Investor Shares;

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    (2) Assisting customers in choosing and changing dividend options, account designations and addresses; and
    (3) Providing other similar shareholder liaison services.

For a separate shareholder processing fee of up to .15% per year of the average daily net asset value of Investor Shares owned by each Service Organization's customers, Service Organizations may provide one or more of these additional services:

    (1) Processing purchase and redemption requests from customers and plac-ing orders with the Company's transfer agent or the Distributor;
    (2) Processing dividend payments from the Company on behalf of customers;
    (3) Providing sub-accounting for Investor Shares beneficially owned by customers or the information necessary for sub-accounting; and
    (4) Providing other similar services.

The shareholder servicing fees and shareholder processing fees payable pursuant to the Plan are fees payable for the administration and servicing of share-holder accounts and not costs which are primarily intended to result in the sale of a fund's shares.

Because the fees paid by the Company under the Plan are paid out of Company assets on an on-going basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

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How to Sell Shares

You can redeem shares at any time (although certain verification may be required for redemptions in excess of $25,000 or in certain other cases). The Company will redeem your shares at the next net asset value (NAV) calculated after your order is received by the fund's transfer agent minus any applicable CDSC.
Except when CDSCs are applied, BlackRock Funds will not charge for redemptions. Shares may be redeemed by sending a written redemption request to BlackRock Funds c/o PFPC, P.O. Box 8907, Wilmington, DE 19899-8907.

You can also make redemption requests through your registered investment pro-fessional, who may charge for this service. Share-

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holders should indicate whether they are redeeming Investor A, Investor B or Investor C Shares. If a shareholder owns more than one class of a fund and does not indicate which class he or she is redeeming, the fund will redeem shares so as to minimize the CDSC charged.

Unless another option is requested, payment for redeemed shares is normally made by check mailed within seven days after PFPC receives the redemption request. If the shares to be redeemed have been recently purchased by check, PFPC may delay the payment of redemption proceeds for up to 15 days after the purchase date to make sure that the check has cleared.

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                                                           Expedited Redemptions

If a shareholder has given authorization for expedited redemption, shares can be redeemed by telephone and the proceeds sent by check to the shareholder or by Federal wire transfer to a single previously designated bank account. You are responsible for any charges imposed by your bank for this service. Once autho-rization is on file, PFPC will honor requests by telephone at (800) 441-7762. The Company is not responsible for the efficiency of the Federal wire system or the shareholder's firm or bank. The Company may refuse a telephone redemption request if it believes it is advisable to do so and may use reasonable proce-dures to make sure telephone instructions are genuine. The Company and its service providers will not be liable for any loss that results from acting upon telephone instructions that they reasonably believed to be genuine in accor-dance with those procedures. The Company may alter the terms of or terminate this expedited redemption privilege at any time. Any redemption request of $25,000 or more must be in writing.

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                                                            The Company's Rights

The Company may:

  . Suspend the right of redemption if trading is halted or restricted on the NYSE or under other emergency conditions

  . Postpone date of payment upon redemption if trading is halted or restricted on the NYSE or under other emergency conditions or as described in the section "How to Sell Shares" above

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  . Redeem shares involuntarily in certain cases, such as when the value of a shareholder account falls below a specified level, as described below

  . Redeem shares for property other than cash if conditions exist which make cash payments undesirable in accordance with its rights under the Investment Company Act of 1940.

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Accounts with Low Balances

The Company may redeem a shareholder's account in any fund at any time the net asset value of the account in such fund falls below the required minimum ini-tial investment as the result of a redemption or an exchange request. The shareholder will be notified in writing that the value of the account is less than the required amount and the shareholder will be allowed 30 days to make additional investments before the redemption is processed.

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Management

BlackRock Funds' Adviser is BlackRock Advisors, Inc. (BlackRock). BlackRock was organized in 1994 to perform advisory services for investment companies and is located at 345 Park Avenue, New York, NY 10154. BlackRock is a wholly-owned subsidiary of BlackRock, Inc., one of the largest publicly traded investment management firms in the United States with $164.5 billion of assets under man-agement as of December 31, 1999. BlackRock, Inc. is a majority-owned subsidiary of PNC Bank Corp., one of the largest diversified financial services companies in the United States. BlackRock Financial Management, Inc. (BFM), an affiliate of BlackRock located at 345 Park Avenue, New York, New York 10154, acts as sub-adviser to the funds.

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For their investment advisory and sub-advisory services, BlackRock and BFM, as applicable, are entitled to fees computed daily on a fund-by-fund basis and payable monthly. For the fiscal year ended September 30, 1999, the aggregate advisory fees paid by the funds to BlackRock as a percentage of average daily net assets were:



  Low Duration Bond             0.24%
  Intermediate Government Bond  0.34%
  Intermediate Bond             0.31%
  Core Bond                     0.27%
  Government Income             0.25%
  Managed Income                0.38%
  International Bond            0.55%
  GNMA                          0.29%
  High Yield                    0.01%
  Tax-Free Income               0.35%
  Pennsylvania Tax-Free Income  0.36%
  New Jersey Tax-Free Income    0.34%
  Ohio Tax-Free Income          0.37%
  Delaware Tax-Free Income      0.45%
  Kentucky Tax-Free Income      0.43%



The maximum annual advisory fees that can be paid to BlackRock (as a percentage of average daily net assets) are as follows:

Maximum Annual Contractual Fee Rate (Before Waivers)



                        Each Fund Except
                        Int'l Bond, GNMA, Int'l Bond, GNMA,
                        KY Tax-Free,      KY Tax-Free,
                        DE Tax Free       DE Tax-Free
                        INVESTMENT        INVESTMENT
  AVG DAILY NET ASSETS  ADVISORY FEE      ADVISORY FEE

  first $1 billion            .500%             .550%
  $1 billion--$2
   billion                    .450%             .500%
  $2 billion--$3
   billion                    .425%             .475%
  greater than $3
   billion                    .400%             .450%


Information about the portfolio manager for each of the funds is presented in the appropriate fund section.

As discussed above, BlackRock and the Distributor have agreed to cap each fund's net expenses (excluding interest expense) at the levels shown in that fund's expense table.

  IMPORTANT DEFINITIONS

 Adviser: The Adviser of a mutual fund is responsible for the overall investment management of the Fund. The Adviser for BlackRock Funds is BlackRock Advisors, Inc.

 Sub-Adviser: The sub-adviser of a fund is responsible for its day-to-day management and will generally make all buy and sell decisions. Sub-advisers also provide research and credit analysis. The sub-adviser for all the funds is BlackRock Financial Management, Inc.

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To achieve this cap, BlackRock and the Company have entered into an expense limitation agreement. The agreement sets a limit on certain of the operating expenses of each fund through February 1, 2001 and requires BlackRock to waive or reimburse fees or expenses if these operating expenses exceed that limit. These expense limits (which apply to expenses charged on fund assets as a whole, but not expenses separately charged to the different share classes of a fund) as a percentage of average daily net assets are:



  Low Duration Bond             .385%
  Intermediate Government Bond  .475%
  Intermediate Bond             .435%
  Core Bond                     .380%
  Government Income             .550%
  GNMA                          .485%
  Managed Income                .485%
  International Bond            .865%
  High Yield Bond               .525%
  Tax-Free Income               .485%
  Delaware Tax-Free Income      .585%
  Ohio Tax-Free Income          .515%
  Kentucky Tax-Free Income      .585%
  New Jersey Tax-Free Income    .475%
  Pennsylvania Tax-Free Income  .470%



If in the following two years the operating expenses of a fund that previously received a waiver or reimbursement from BlackRock are less than the expense limit for that fund, the fund is required to repay BlackRock up to the amount of fees waived or expenses reimbursed under the agreement if: (1) the fund has more than $50 million in assets, (2) BlackRock continues to be the fund's investment adviser and (3) the Board of Trustees of the Company has approved the payments to BlackRock on a quarterly basis.

In addition, through February 1, 2001 BlackRock and the Distributor have con-tractually agreed to waive distribution and service fees on Investor A Shares in the amount of .095% of average daily net assets for each fund.

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Dividends and Distributions

BlackRock Funds makes two kinds of distributions to shareholders: dividends and net capital gain.

Dividends are the net investment income derived by a fund and are paid within 10 days after the end of each month. The Company's Board of Trustees may change the timing of dividend payments.

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Net capital gain occurs when the fund manager sells securities at a profit. Net capital gain (if any) is distributed to shareholders at least annually at a date determined by the Company's Board of Trustees.

Your distributions will be reinvested at net asset value in new shares of the same class of the fund unless you instruct PFPC in writing to pay them in cash. There are no sales charges on these reinvestments.

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Taxation of Distributions

Distributions paid out of a fund's "net capital gain" will be taxed to share-holders as long-term capital gain, regardless of how long a shareholder has owned shares. All other distributions other than exempt-interest dividends will be taxed to shareholders as ordinary income.

Each of the Tax-Free Income, Pennsylvania Tax-Free Income, New Jersey Tax-Free Income, Ohio Tax-Free Income, Delaware Tax-Free Income and Kentucky Tax-Free Income Portfolios intends to pay most of its dividends as exempt-interest divi-dends, which means such dividends are exempt from regular federal income tax (but may be subject to the federal alternative minimum tax). The state or municipality where you live may not charge you state and local taxes on divi-dends paid with respect to interest or obligations of such state or municipali-ty. Otherwise, these dividends will generally be subject to state and local taxes.

Dividends paid with respect to interest on securities issued by the U.S. gov-ernment and its agencies may also be exempt from some types of state and local taxes.

Your annual tax statement from the Company will present in detail the tax sta-tus of your distributions for each year.

Use of the exchange privilege will be treated as a taxable event and may be subject to federal, state and local income tax.

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If more than half of the total asset value of a fund is invested in foreign securities, the fund may elect to "pass through" to its shareholders the amount of foreign taxes paid. In such case, each shareholder would be required to include his proportionate share of such taxes in his income and may be entitled to deduct or credit such taxes when computing his taxable income.

Because every investor has an individual tax situation, and also because the tax laws are subject to periodic changes, you should always consult your tax professional about federal, state and local tax consequences of owning shares of the Company.

[GRAPHIC]  Services for Shareholders

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BlackRock Funds offers shareholders many special features which can enable investors to have greater investment flexibility as well as more access to information about the Company.

Additional information about these features is available by calling PFPC at
(800) 441-7762.

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Exchange Privilege

BlackRock Funds offers 36 different funds, enough to meet virtually any invest-ment need. Once you are a shareholder, you have the right to exchange Investor A, B, or C Shares from one fund to another to meet your changing financial needs. For example, if you are in a fund that has an investment objective of long term capital growth and you are nearing retirement, you may want to switch into another fund that has current income as an investment objective.

You can exchange $500 (or any other applicable minimum) or more from one Black-Rock Fund into another. Investor A, Investor B and Investor C Shares of each fund may be exchanged for shares of the same class of other funds which offer that class of shares, based on their respective net asset values. (You can exchange less than $500 if you already have an account in the fund into which you are exchanging.) Because different funds have different sales charges, the exchange of Investor A Shares may be subject to the difference between the sales charge already paid and the higher sales charge (if any) payable on the shares acquired as a result of the exchange. For Federal income tax a share exchange is a taxable event and a capital gain or loss may be realized. Please consult your tax or other financial adviser before making an exchange request.

The exchange of Investor B and Investor C Shares will not be subject to a CDSC. The CDSC will continue to be measured from the date of the original purchase and will not be affected by the exchange.

To make an exchange, you must send a written request to PFPC at P.O. Box 8907, Wilmington, DE 19899-8907. You can also make exchanges via telephone automati-cally, unless you previously indicated that you did not want this option. If so, you may not use telephone exchange privileges until completing a Telephone Exchange Authorization Form. To receive a copy of the

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form contact PFPC. The Company has the right to reject any telephone request.

In general, there are no limits on the number of exchanges you can make. How-ever, the Company may suspend or terminate your exchange privilege at any time and generally will do so if you make more than five exchanges out of any fund in any twelve month period.

The Company reserves the right to modify, limit the use of, or terminate the exchange privilege at any time.

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Automatic Investment Plan (AIP)

If you would like to establish a regular, affordable investment program, Black-Rock Funds makes it easy to set up. As an investor in any BlackRock Fund port-folio, you can arrange for periodic investments in that fund through automatic deductions from a checking or savings account by completing the AIP
Application Form. The minimum investment amount for an automatic investment plan is $50. AIP Application Forms are available from PFPC.

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Retirement Plans

Shares may be purchased in conjunction with individual retirement accounts
(IRAs) and rollover IRAs where PNC Bank or any of its affiliates acts as cus-todian. For more information about applications or annual fees, please contact the Distributor at Four Falls Corporate Center, 6th floor, West Conshohocken, PA 19428-2961. To determine if you are eligible for an IRA and whether an IRA will benefit you, you should consult with a tax adviser.

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Market Timing

The funds are not designed for market timing organizations or other entities using programmed or frequent exchanges. The Company reserves the right to reject any specific purchase order, including an order made by a market timer.

Any redemption that is made as a result of this activity will be subject to any and all redemption fees.

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                                                                      Statements

Every BlackRock shareholder automatically receives regular account statements. In addition, for tax purposes, shareholders also receive a yearly statement describing the characteristics of any dividends or other distributions received.

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                                                Systematic Withdrawal Plan (SWP)


This feature can be used by investors who want to receive regular distributions from their accounts. To start a SWP a shareholder must have a current invest-ment of $10,000 or more in a fund. Shareholders can elect to receive cash pay-ments of $50 or more monthly, every other month, quarterly, semi-annually or annually. Shareholders may sign up by completing the SWP Application Form which may be obtained from PFPC. Shareholders should realize that if withdrawals exceed income the invested principal in their account will be depleted.

To participate in the SWP, shareholders must have their dividends automatically reinvested and may not hold share certificates. Shareholders may change or can-cel the SWP at any time, upon written notice to PFPC. If an investor purchases additional
Investor A Shares of a fund at the same time he or she redeems shares through the SWP, that investor may lose money because of the sales charge involved. No CDSC will be assessed on redemptions of Investor B or Investor C Shares made through the SWP that do not exceed 12% of the account's net asset value on an annualized basis. For example, monthly, quarterly and semi-annual SWP redemp-tions of Investor B or Investor C Shares will not be subject to the CDSC if they do not exceed 1%, 3% and 6%, respectively, of an account's net asset value on the redemption date. SWP redemptions of Investor B or Investor C Shares in excess of this limit will still pay the applicable CDSC.

For More Information:
This prospectus contains important information you should know before you invest. Read it carefully and keep it for future reference. More information about the BlackRock Funds is available free, upon request, including:

Annual/Semi-Annual Report
These reports contain additional information about each of the funds' investments. The annual report describes the funds' performance, lists portfolio holdings, and discusses recent market conditions, economic trends and fund investment strategies that significantly affected the funds' performance for the last fiscal year.

Statement of Additional Information (SAI)
A Statement of Additional Information, dated January 28, 2000, has been filed with the Securities and Exchange Commission (SEC). The SAI, which includes additional information about the BlackRock Funds, may be obtained free of charge, along with the Company's annual and semi-annual reports, by calling
(800) 441-7762. The SAI, as supplemented from time to time, is incorporated by reference into this Prospectus.

Shareholder Account Service Representatives
Representatives are available to discuss account balance information, mutual fund prospectuses, literature, programs and services available. Hours: 9 a.m. to 6 p.m. (Eastern time), Monday-Friday. Call: (800) 441-7762

Purchases and Redemptions
Call your registered representative or (800) 441-7762.

World Wide Web
Access general fund information and specific fund performance. Request mutual fund prospectuses and literature. Forward mutual fund inquiries. Available 24 hours a day, 7 days a week. http://www.blackrock.com

Email
Request prospectuses, SAI, Annual or Semi-Annual Reports and literature. Forward mutual fund inquiries. Available 24 hours a day, 7 days a week. Mail to: funds@blackrock.com

Written Correspondence
Post Office Address: BlackRock Funds c/o PFPC, Inc. PO Box 8907, Wilmington, DE 19899-8907 Street Address: BlackRock Funds, c/o PFPC, Inc. 400 Bellevue Parkway, Wilmington, DE 19809

Internal Wholesalers/Broker Dealer Support
Available to support investment professionals 9 a.m. to 6 p.m. (Eastern time), Monday-Friday. Call: (888) 8BLACKROCK

Securities and Exchange Commission (SEC)
You may also view and copy public information about the BlackRock Funds, including the SAI, by visiting the EDGAR database on the SEC Web site (http://www.sec.gov) or the SEC's Public Reference Room in Washington, D.C. Information about the operation of the public reference room can be obtained by calling the SEC directly at 1-202-942-8090. Copies of this information can be obtained, for a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing to the Public Reference Section of the SEC, Washington, D.C. 20549-6009.